Filed Pursuant to Rule 424(b)(3)

Registration No. 333-166849

ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

$149,282,214

SERIES B UNITS OF LIMITED PARTNERSHIP INTEREST

Rogers International Raw Materials Fund, L.P. is an index fund (the “Index Fund”) that invests and trades in a portfolio of commodity futures contracts. Beeland Management Company, L.L.C. is the general partner and commodity pool operator of the Index Fund. The principal objective of the Index Fund is to replicate the positions in and track the Rogers International Commodity Index®.

The selling agents are offering the Index Fund’s Series B units of limited partnership interest at net asset value as of the end of each month. As of April 30, 2011, the net asset value of a Series B unit that sold for $172.83 as of November 1, 2010, the date of the initial sale of Series B units, was $213.38. Series B units are offered on a best efforts basis; that is, the selling agents are not required to sell any specific number of units for units to be sold as of the first day of any month. A minimum investment of $5,000 is required for first time investors.

This offering is scheduled to terminate September 22, 2013 but may terminate earlier if the dollar amount of units registered pursuant to the registration statement of which this prospectus is a part has been sold and may be extended for up to six months pursuant to applicable rules of the Securities and Exchange Commission. No escrow account will be used in connection with this offering. The Index Fund will pay Uhlmann Price Securities, LLC and additional selling agents an aggregate subscription fee of 2% of the gross proceeds of the sale of Series B units sold pursuant to this offering. Accordingly, if the total amount of Series B units offered pursuant to this prospectus are sold, the proceeds to the Index Fund will be $146,296,570.

These are speculative, high-risk securities. Before you decide to invest, read this entire prospectus carefully. See “The Risks You Face” on page 8. The risks of an investment include that:

•	You could lose a substantial portion or all of your investment in the Index Fund. Past performance is not necessarily indicative of future results.

•

Commodity trading is speculative and the Rogers International Commodity Index®, upon which the Index Fund’s trading is based, may be volatile and could experience periods of prolonged decline in value.

•

Approximately 44% of the component commodities included in the Rogers International Commodity Index® are energy oriented, including 35% in crude and brent oil. As a result, a decline in the value of these commodities, or of crude and brent oil alone, could have a negative impact on the Index Fund’s performance.

•	The Index Fund will incur substantial fees and expenses. You will sustain a loss if the Index Fund does not generate sufficient trading profits and interest income to offset its fees and expenses.

•

An initial $5,000 investment in the Index Fund must earn approximately $246 in trading profits and interest income to break even in the first year of investment and approximately $148 in trading profits and interest income for subsequent years based on the assumption that the Index Fund’s average annual net asset value is $50 million.

•	The Index Fund will not provide any benefit of diversification of your overall portfolio unless the returns from the Index Fund are independent from those of your portfolio.

•	The units are not a liquid investment. Units may be redeemed only as of a month-end upon 6 business days’ prior written notice.

•	No public market exists for the units, and none is expected to develop.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

UHLMANN PRICE SECURITIES, LLC

Selling Group Manager

Prospectus dated

June 22, 2011

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED BY THIS POOL BEGINNING AT PAGE 25 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, BEGINNING AT PAGE 5.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, BEGINNING AT PAGE 8.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

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SUMMARY OF THE PROSPECTUS	1

THE RISKS YOU FACE	8

You may lose a substantial amount or all of your investment if futures prices, which are highly unpredictable and volatile, do not increase.	8

The Rogers International Commodity Index® is likely to be volatile and could suffer from periods of prolonged decline in value.	8

Past performance is not necessarily indicative of future results	8

Because the Rogers International Commodity Index® is highly concentrated in energy oriented raw materials, prolonged decline in value in those commodities would have a negative impact on the Index Fund’s performance.	8

In a typical investment in commodities, relatively small adverse price movements in a contract may produce immediate and substantial losses to an investor.	8

Investing in units might not provide the desired diversification of your overall portfolio.	9

Illiquid markets could make it impossible to realize profits or limit losses.	9

The Index Fund could have its trading disrupted due to the failure of exchanges or clearinghouses.	9

The bankruptcy of the Index Fund’s futures commission merchant or brokers could result in losses	10

The swap trading in which the Index Fund may engage is currently unregulated and involves counterparty risk	10

The Index Fund will trade on foreign exchanges that are less regulated than U.S. markets and are subject to risks that do not always apply to U.S. markets.	10

Other investors replicating the Index may increase competition for positions.	10

Substantial fees and expenses are charged regardless of profitability.	10

The Index Fund and Beeland Management are subject to conflicts of interest.	10

The units are not a liquid investment; you will be limited in your ability to transfer units.	11

Limited partners will not participate in management of the Index Fund’s business and must rely on Beeland Management to adequately manage the Index Fund’s affairs.	11

The Index Fund may terminate early, which could disrupt your overall investment portfolio plan.	11

Since the Index Fund will trade only in certain commodities markets, an investment in the Index Fund, alone, may not diversify an investor’s portfolio.	11

Position limits may require the Index Fund to liquidate positions, potentially resulting in losses or reduced profits.	12

The offering of units has not been subject to independent review.	12

Regulations governing the futures market may change and could adversely affect the Index Fund’s operations.	12

The Index Fund is not regulated as an investment company or mutual fund.	12

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“Jim Rogers,” “James Beeland Rogers, Jr.,” “Rogers,” and “Rogers International Raw Materials Fund, L.P.” are trademarks and service marks of, and “Rogers International Commodity Index” and “RICI” are registered trademarks and service marks of, Beeland Interests, Inc., which is owned and controlled by James Beeland Rogers, Jr., and are used subject to license. The personal names and likeness of Jim Rogers/James Beeland Rogers, Jr. are owned and licensed by James Beeland Rogers, Jr. and are used subject to license.

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ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

SUMMARY OF THE PROSPECTUS

General	Rogers International Raw Materials Fund, L.P. is an Illinois limited partnership. Its principal offices are at 141 W. Jackson Blvd., Suite 1340A, Chicago, Illinois 60604; its telephone number at that location is (312) 264-4375.

The general partner of the Index Fund is Beeland Management Company, L.L.C. (“Beeland Management”).

The Index Fund began trading during November, 2001. At April 30, 2011, the net asset value of the Index Fund was $52,618,385, unaudited.

The date of this Prospectus is 2011.

The Index Fund and its Business	The Index Fund invests and trades in a portfolio of commodity futures contracts designed to replicate the positions which comprise the Rogers International Commodity Index® (the “Index”), a registered service mark of Beeland Interests, Inc., a Delaware corporation owned by James Beeland Rogers, Jr.

The Index represents a basket of commodities employed in the world economy and traded in futures and forward markets. The Index consists of 38 different commodity futures contracts, representing 38 commodity products, weighted based on an assessment of each commodity’s relative importance to international commerce. The specific components and weightings of the Index are reevaluated periodically by the RICI® committee consisting of James Beeland Rogers, Jr., who is the developer of the Index and principal of Beeland Interests, Inc., and representatives of a number of financial industry participants, including providers and/or distributors of investment products linked to the Index, including Beeland Management, although Mr. Rogers is the final arbiter with respect to any changes of the Index’s components or their weights. The Index accounts only for long positions in the futures contracts underlying the Index. Accordingly, the value of the Index will increase only if, in aggregate, the value of the component raw materials represented in the Index increases. The Index Fund’s success thus depends on increasing prices, in aggregate, of the raw materials represented in the Index, and the Index Fund’s return will be positive only if the Index increases at a rate such that the Index Fund’s return exceeds its fees and expenses.

The assets of the Index Fund generally consist of cash, U.S. Government securities or securities issued by federal agencies, and futures contracts listed and actively traded on domestic and foreign regulated futures exchanges. Index Fund assets may also include over-the-counter commodity forward contracts and commodity swaps in lieu of corresponding futures contracts if Beeland Management, in its sole discretion, determines that such substitution is in the best interests of the Index Fund. If a futures contract is traded on more than one exchange, generally the contract with the largest open interest is included in the Index Fund’s portfolio.

An investment in the Index Fund may provide valuable diversification to a traditional portfolio of stocks and bonds. The performance of the Index Fund has exhibited non-correlation with the traditional securities markets. In other words, the performance of the Index Fund has been largely independent from how the traditional equity and debt markets perform. Accordingly, the Index Fund’s returns will not necessarily increase when those of stocks or bonds increase and will not necessarily decrease when those of stocks or bonds decrease and may be better or worse than those of stocks and bonds at any given time and may also parallel either stocks or bonds, or both, during significant periods of time.

General Partner of the Index Fund	Beeland Management serves as both general partner and commodity pool operator of the Index Fund. Beeland Management is an Illinois limited liability company formed in 1997. Its main business office is at 141
W. Jackson Blvd., Suite 1340A, Chicago, Illinois 60604, and its telephone number is (312) 264-4375. Beeland Management uses and publishes the Index and markets products designed to track the Index pursuant to a nonexclusive, worldwide license from Beeland Interests, Inc.

Beeland Management makes and implements all trading decisions on behalf of the Index Fund. Trading is effected to ensure that the positions in the Index Fund track, to the extent reasonably possible, the composition of the Index and to roll contracts from near delivery months to later delivery months to ensure that the Index Fund will not take actual delivery of a physical commodity.

Beeland Management is required to make and maintain a minimum investment in the Index Fund of 1% of the Index Fund’s net asset value. As of April 30, 2011, Beeland Management’s investment in the Index Fund was $863,874.

The Administrator	Beeland Management has delegated certain administrative functions to Fund Dynamics, LLC, (the “Administrator”) an Illinois limited liability company affiliated with Beeland Management through common management.

The Offering	Uhlmann Price Securities, LLC and additional broker-dealers are offering the Index Fund’s Series B units to the public at the net asset value per Series B unit as of the close of trading on the trading day preceding the effective date of sale, which will generally be the first business day of each month.

Although the Index Fund’s original units, referred to as Series A units, are no longer being offered, the Series B units and the Series A units are identical with respect to their pro rata participation in the Index Fund’s profits and losses. The Series B units will not, however, participate in any Index Fund recoveries stemming from the bankruptcy of Refco Inc. and its affiliates, as described in this Prospectus.

Investors may obtain information concerning the net asset value per unit from Fund Dynamics, LLC. Its telephone number is (312) 768-4860. In addition, Uhlmann Price Securities, LLC, the Index Fund’s lead selling agent, maintains a website that reports the Index Fund’s estimated net asset value per unit on a daily basis, at
www.upsecurities.com/solutions/rogers_fund.htm

The minimum initial investment is $5,000 for first time investors.

To invest, you must deliver to the Administrator properly completed subscription documents, including date and signature. By executing the subscription documents, subscribers agree to be bound by the terms of the Index Fund’s limited partnership agreement and to be admitted as limited partners of the Index Fund.

Forms of the subscription documents are included as Exhibits C and D to this prospectus.

Risks You Should Consider Before Investing in the Index Fund	Investment in the Index Fund is speculative and involves a high degree of risk. You should be aware that:

• You could lose a substantial portion of your investment in the Index Fund.

•    Commodity trading is speculative and the Rogers International Commodity Index®, upon which the Index Fund’s trading is based, may be volatile and could experience periods of prolonged decline in value.

• The Index Fund will incur substantial fees and expenses. The Index Fund must generate trading profits and interest income at least equal to its fees and expenses to avoid losses.

• The Index Fund will not provide any benefit of diversification to your overall portfolio unless it is profitable and it produces returns that are independent from stock and bond market returns.

•    Your ability to redeem units is limited and no public market will exist for the units. The units may be redeemed only as of a month-end. You are required to give at least 6 business days’ prior written notice to the Administrator of any proposed withdrawals.

•    Approximately 44% of the component commodities included in the Rogers International Commodity Index® are energy oriented, including 35% in crude and brent oil. As a result, a decline in the value of these commodities, or of crude and brent oil alone, could have a negative impact on the Index Fund’s performance.

See “The Risks You Face.”

Fees and Expenses of the Index Fund	The Index Fund pays the following fees and expenses:

• A management fee to Beeland Management of 0.0833% per month of the net assets of the Index Fund as of the end of the preceding month (a 1% annual rate).

• An upfront subscription fee of 2% of the gross offering proceeds of the sale of Series B units payable to the selling agents.

•    An additional trailing service fee of 0.0833% per month of the net assets of the Series B units that remain outstanding (a 1% annual rate) payable to the selling agents, beginning the month in which a Series B unit is sold, subject to a limit of 7.99% of the gross offering proceeds of the Series B units sold; provided, however, that the trailing service fee, upfront subscription fee, and reimbursements for legal fees together shall not exceed 10% of the gross offering proceeds of the sale of Series B units pursuant to applicable regulatory limitations.

Once Uhlmann Price Securities or other selling agent has received aggregate subscription fees, trailing service fees, and reimbursements for legal fees totaling 10% of the gross offering proceeds of a Series B unit, the trailing service fee will end with respect to such unit and the net asset value of such Series B unit will be recalculated. At such time, the Series B unit will then be redesignated, in terms of a Series C unit, against which no upfront subscription fee or trailing service fee will be charged. The redesignation of a Series B unit to a Series C unit will have no impact on the net asset value of an investor’s investment in the Index Fund at the time of redesignation, or on any rights of the investor under the Limited Partnership Agreement, and is solely a bookkeeping convention to separate those Series B units sold pursuant to this Prospectus that have been charged aggregate subscription, trailing service fees, and reimbursements for legal fees totaling 10% of the gross offering proceeds of the sale of such Series B units from those Series B units that have not been so charged.

• Brokerage commissions and transaction fees estimated at 0.50% of net assets per year, payable to futures commission merchants utilized by the Index Fund.

•    Operating expenses, estimated at approximately 0.71% of net assets per year, which include ordinary legal, accounting and audit fees, fees and expenses of the administrator and fees and expenses associated with the ongoing offering of the Series B units.

• Any extraordinary expense such as any tax applicable to the Index Fund or the cost of any litigation in which the Index Fund may become engaged.

The above includes all fees and expenses payable by the Index Fund.

Break-Even Point	To “break even” at the end of your first year of investment in the Index Fund, a $5,000 minimum investment in Series B units must earn approximately $246 in profits or approximately 4.92%, as shown in the table below.

The following table and explanatory notes set forth the basis for and calculation of the above figures. The table is based on the fees as described above for a $5,000 investment assuming that the Index Fund’s average annual net asset value is $50,000,000.

	SERIES B
Net Assets	First Year	Subsequent Years
Subscription Fee (1)	$100	$—
General Partner’s Management Fee (2)	49	50
Trailing Servicing Fee (3)	49	50
Brokerage Commissions, Exchange, NFA and Related Fees (4)	25	25
Operating Expenses (5)	35	35
Less Interest Income (6)	(12)	(12)
Amount of Trading Income Required for the Index Fund’s Net Asset Value Per Unit (Redemption Value) at the End of One Year to Equal the Purchase Price Per Unit (7)	$246	$148
Break-even Percentage (7)	4.92%	2.96%

Explanatory Notes:

(1)	Investors acquiring Series B units pay a subscription fee of 2.00% of the subscription amount.
(2)	The general partner of the Index Fund receives a monthly management fee of 0.0833% of the net assets of the Index Fund as of the end of the preceding month (a 1% annual rate).
(3)

Investors in Series B units pay a 1% per annum trailing servicing fee. Together and cumulatively, the subscription fee of 2%, trailing fee, and reimbursements for legal fees are not to exceed 10% of the gross offering proceeds of this offering.

(4)

Brokerage commissions, exchange, clearinghouses and NFA fees and other trading fees are estimated at 0.50% of net assets of the Index Fund annually, not to exceed limitations set forth by the North American Securities Administrators guidelines for public commodity pools.

(5)

Estimated on the basis of 2010 actual expenses at approximately 0.71% of net assets per year. Operating expenses include administrative expenses and expenses of third party suppliers of goods and services.

(6)	Beeland Management estimates that the Index Fund will earn interest on approximately 100% of its assets at an estimated average blended rate of 0.25%.
(7)	Calculated on the basis of assets actually invested in the Index Fund, that is, $4,900 for a minimum investment in Series B units during the first year and on the basis of $5,000 in subsequent years.

Redemptions	You may redeem your units as of the end of any month upon 6 business days’ prior written notice to the Administrator. The redemption price per unit will be the net asset value per unit as of the close of business on the redemption date. The Index Fund imposes no redemption fees or charges.

Given the availability of monthly redemptions, Beeland Management does not currently intend to make any distributions.

Federal Income Tax Aspects	A U.S. taxpayer will be taxed each year on interest income earned and any gains recognized by the Index Fund whether or not any units are redeemed or distributions are received. As further discussed elsewhere, it is unlikely that the Index Fund will ever make distributions, because the principal objective of the Index Fund is to increase capital by assuming positions consistent with the Index, not to create cash flow.

The Index Fund is treated as a partnership for federal income tax purposes and, accordingly, is not liable for federal income taxes. Instead, each partner is individually responsible for federal income taxes based on its respective share of income and expenses of the Index Fund. The Index Fund and the partners may be subject to various state and other taxes. Profits from trading in regulated futures contracts in the United States are treated as 60% long-term capital gains and 40% short-term capital gains on all positions, open and closed. These rates apply regardless of how long an investor holds the units and as a result, the tax rate may be higher or lower than those applicable to other investments held by an investor for comparable periods. Net short-term capital gains, and net long-term capital gains of corporate taxpayers are subject to tax at the same rates as ordinary income. Open positions are, for these purposes, marked to the market as of the close of each year.

Is the Index Fund a Suitable Investment for You	You should consider investing in the Index Fund if you are interested in its potential to produce returns that are generally unrelated to those of stocks and bonds and you are prepared to risk significant losses.

The Index Fund is a diversification opportunity for an investment portfolio, not a complete investment program.

Notwithstanding the availability of monthly redemptions, you should consider an investment in the Index Fund to be a long-term commitment (that is, greater than 3 years).

To invest, you must, at a minimum, have either (i) a net worth of at least $250,000, exclusive of home, furnishings and automobiles, or (ii) a net worth, similarly calculated, of at least $70,000 and an annual gross income of at least $70,000. A number of States in which the units are offered impose higher suitability standards. These standards are regulatory minimums only, and just because you meet the standard does not necessarily mean the units are a suitable investment for you.

You should not invest more than 10% of your net worth (exclusive of home, furnishings and automobiles) in the Index Fund.

These are speculative securities. You may lose all or substantially all of your investment in the Index Fund.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Beeland Management may, in its sole discretion, partially or totally reject any subscription for units.

Beeland Management, Uhlmann Price Securities, LLC, Price Futures Group, Inc., which introduces the Index Fund’s trades to the clearing and executing brokerage and receives a portion of the brokerage commission, and Fund Dynamics, LLC are affiliated by common management, and Uhlmann Price Securities, LLC, Price Futures Group, Inc., and Fund Dynamics, LLC are affiliated by common ownership. See “Conflicts of Interest.” Descriptions of the dealings between Beeland Management, Uhlmann Price Securities, LLC, Fund Dynamics, LLC and the Index Fund are set forth under “Fees and Expenses of the Fund.”

This prospectus does not include all of the information or exhibits in the Index Fund’s Registration Statement. You can read and copy the entire Registration Statement at the public reference facilities maintained by the SEC in Washington, D.C. The Index Fund files quarterly and annual reports with the SEC. You can read and copy these reports at the SEC public reference facility, in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information. The Index Fund’s filings are posted on the SEC’s Website at http://www.sec.gov.

Please see the important Privacy Policy Notice on Page 57.

THE RISKS YOU FACE

You may lose a substantial amount or all of your investment if futures prices, which are highly unpredictable and volatile, do not increase.

Participation in a volatile market could produce substantial losses for the Index Fund. Price movements of futures contracts are highly volatile and are influenced by many factors. Some of those factors are: changing supply and demand relationships; weather and other environmental conditions; acts of God; agricultural, fiscal, monetary and exchange control programs and policies of governments; national and international political and economic events and policies; changes in rates of inflation; and the general emotions and psychology of the marketplace, which at times can be irrational and totally unrelated to other more tangible factors. None of these factors can be controlled by Beeland Management. The profitability of the Index Fund will depend on whether the futures and exchange-traded forward contracts which Beeland Management purchases for the Index Fund’s portfolio to replicate the Index increase in price. If these prices increase, the Index Fund will be profitable if such trading profits exceed the fees and expenses of the Index Fund. If these prices do not increase, the Index Fund will not be profitable and will incur losses. The volatility of the futures markets is one reason that an investment in units should be viewed as a long term investment.

The Rogers International Commodity Index® is likely to be volatile and could suffer from periods of prolonged decline in value.

The Rogers International Commodity Index®, upon which the Index Fund’s trading is based, is likely to be volatile and could suffer from periods of prolonged decline in value. The Index is comprised of 38 different commodities. At any time, the price of any component commodity of the Index may be affected by various factors, such as the weather or world political or economic events. The Index Fund’s success depends on the increasing price of the raw materials represented by the Index. Investors will receive a positive return on investment only if the price of raw materials increases at a rate that exceeds the management, subscription and other fees involved.

Past performance is not necessarily indicative of future results.

The past performance of the Index Fund is not necessarily indicative of its future results, and prospective investors should not base their investment decision on the Index Fund’s past performance. The Index Fund may sustain losses in the future regardless of any positive past performance.

Because the Rogers International Commodity Index® is highly concentrated in energy oriented raw materials, prolonged decline in value in those commodities would have a negative impact on the Index Fund’s performance.

Approximately 44% of the component commodities on the Rogers International Commodity Index® are energy oriented, including 21% in crude oil and 14% in brent oil. Accordingly, a decline in value in such raw materials would adversely affect the performance of the Index Fund. Technological advances or the discovery of new oil reserves could lead to increases in worldwide production of oil and corresponding decreases in the price of crude oil. In addition, further development and commercial exploitation of alternative energy sources, including solar, wind or geothermal energy, could lessen the demand for crude oil products and result in lower prices. Absent amendment of the Index to lessen or eliminate the concentration of existing energy contracts in the Index or to broaden the Index to account for such developments, the Index and the value of the Index Fund could decline.

In a typical investment in commodities, relatively small adverse price movements in a contract may produce immediate and substantial losses to an investor.

The low margin deposits normally required for commodity futures contracts (typically 2% to 15% of the value of the contract purchased or sold) result in a relatively small adverse price movement in a contract possibly producing immediate and substantial losses to the investor. For example, if at the time of purchase 10% of the price of a futures contract is deposited as margin, a 10% decrease in the price of the contract would, if the contract is then closed out, result in a total loss of the margin deposit before any deductions for brokerage commissions. A decrease of more than 10% would result in a loss of more than the total margin deposit. Thus, like other leveraged investments, any position may result in losses in excess of the amount invested.

When the market value of a particular open position changes to a point where the margin on deposit in the Index Fund’s account does not satisfy the applicable maintenance margin requirement imposed by the clearing broker, the Index Fund will receive a margin call from the clearing broker. If the Index Fund does not satisfy the margin call within a reasonable time (which may be as brief as a few hours) the clearing broker will close out the position.

Investing in units might not provide the desired diversification of your overall portfolio.

The performance of the Index Fund is not correlated with the traditional securities markets. In other words, the performance of the Index Fund is largely independent from how the traditional equity and debt markets perform. Accordingly, the Index Fund’s returns will not necessarily increase when those of stocks or bonds increase and will not necessarily decrease when those of stocks or bonds decrease. However, the fact that the Index Fund’s performance is non-correlated with traditional securities markets does not mean that the Index Fund’s performance has a negative correlation with such markets. In other words, the Index Fund will not necessarily perform better when traditional markets decline, or perform worse when the traditional markets are rising. Rather, the Index Fund’s results may parallel either stocks or bonds, or both, during significant periods of time.

An investment in the Index Fund could increase rather than reduce overall portfolio losses during periods when the Index Fund, as well as stocks and bonds, decline in value. There is no way of predicting whether the Index Fund will lose more or less than stocks and bonds in declining markets. Accordingly, you must not consider the Index Fund to be a hedge against losses in your stock and bond portfolios.

Illiquid markets could make it impossible to realize profits or limit losses.

Futures markets are sometimes illiquid. In illiquid markets, the Index Fund may not be able to execute its transactions in a timely manner resulting in greater than normal Index tracking error.

Market illiquidity can arise from the various regulations that are applicable to futures trading, such as the “daily price fluctuation limits” or “daily limits” regulations. The daily limits are the maximum amount the price of a futures contract may vary either up or down from the previous day’s settlement price. No trades may be made at a price beyond the daily limits.

Market illiquidity also occurs in a “thin” market where the volume of buy and sell orders in a market is relatively small. Market illiquidity can also occur because many trading approaches use similar analyses. This can lead to the bunching of buy and sell orders, which makes it more difficult for a position to be acquired or liquidated. It is also possible that an exchange or the Commodity Futures Trading Commission (CFTC) may suspend trading in a particular contract, order immediate liquidation and settlement of a particular contract, or order that trading in a particular contract be conducted for liquidation only.

The Index Fund may even be required in extreme circumstances to take delivery of the commodity underlying a particular position if the related futures contract cannot be offset prior to its expiration date.

The Index Fund could have its trading disrupted due to the failure of exchanges or clearinghouses.

Futures contracts are traded on a commodity exchange. The Index Fund could have its trading disrupted if the exchanges on which the Index Fund trades or any of their clearinghouses were to discontinue operations or to experience disruptions in trading, due to computer problems, unsettled markets or other factors.

The bankruptcy of the Index Fund’s futures commission merchant or brokers could result in losses.

Assets of the Index Fund are deposited with futures commission merchants, who execute futures contracts, as well as with broker-dealers who execute transactions in government securities. The Index Fund could lose some or all of the assets held at its futures commission merchant or broker or dealer if such party were to become insolvent or bankrupt.

The swap trading in which the Index Fund may engage is currently unregulated and involves counterparty risk.

The Index Fund may engage in commodity swap transactions as an “eligible contract participant”. The swap trading in which the Index Fund may engage is currently conducted over-the-counter with banks or dealers acting as principals and is largely unregulated. The Index Fund will be subject to the risk of the inability or refusal to perform on the part of its swap counterparties, and any Index Fund assets held by a swap counterparty as collateral may be partially or totally lost in the event of the counterparty’s insolvency or bankruptcy. Swap trading in which the Index Fund may engage may, in the near future, be conducted on exchanges and subject to clearing pursuant to the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The failure of an exchange or clearinghouse could also result in the partial or total loss of any collateral posted to each such exchange or clearinghouse by the Index Fund in connection with any swap transaction.

The Index Fund will trade on foreign exchanges that are less regulated than U.S. markets and are subject to risks that do not always apply to U.S. markets.

The Index Fund will trade certain commodities on exchanges located outside the United States. The regulations of the CFTC do not apply to trading on foreign exchanges, and trading on foreign exchanges may involve different and greater risks than trading on United States exchanges. Certain foreign markets may be more susceptible to disruption than United States exchanges due to the lack of a government-regulated clearinghouse system.

Trading on foreign exchanges also involves certain other risks that are not applicable to trading on United States exchanges. Those risks include: varying exchange rates; exchange controls; expropriation; burdensome or confiscatory taxation; moratoriums, and political or diplomatic events. It will also likely be more costly and difficult for the Index Fund to enforce the laws or regulations of a foreign country or exchange, and it is possible that the foreign country or exchange may not have laws or regulations which adequately protect the rights and interests of the Index Fund.

Other investors replicating the Index may increase competition for positions.

The Index has been licensed to entities other than Beeland Management. Accordingly, the risks associated with the liquidity of and competition for futures contracts on components of the Index may be increased.

Substantial fees and expenses are charged regardless of profitability.

The Index Fund must pay brokerage fees, management fees, legal, accounting and reporting expenses and filing fees regardless of whether it realizes profits. Accordingly, the Index Fund’s trading profits and interest income must equal or exceed its trading losses, fees and expenses to avoid depletion or exhaustion of its assets.

The Index Fund and Beeland Management are subject to conflicts of interest.

Conflicts of interest exist in the structure and operation of the Index Fund’s business. The Index Fund generally has no procedures in place to resolve conflicts of interest. These conflicts of interest include the fact that Beeland Management manages other accounts that track the Index and such other accounts may be in competition for the same positions sought by the Index Fund which may drive up prices resulting in higher prices for the Index Fund. Beeland Management and its members are also involved with other businesses, some of which include financial services, securities, futures and trading businesses. A potential conflict may arise if those businesses engage in activities which compete with the Index Fund.

Beeland Management and its members may trade for their own accounts. This creates a potential conflict in that they may take competing positions or positions opposite or ahead of those taken for the Index Fund.

The Price Futures Group, Inc., ( “Price Futures Group”), affiliated with Beeland Management by common management, is the introducing broker which introduces Index Fund trades to MF Global and as such receives a portion of the brokerage commissions paid to MF Global. Fund Dynamics, LLC, affiliated with Beeland Management by common management, is the administrator of the Fund and receives fees for its services. The fees and commissions and other terms applicable to Beeland Management’s business dealings with the Index Fund were not negotiated on an arms-length basis. Accordingly, there can be no assurance that the terms of the Index Fund are as favorable as could have been obtained if negotiated at arms-length.

The units are not a liquid investment; you will be limited in your ability to transfer units.

Substantial restrictions and conditions are imposed upon the redemption of units. Generally, limited partners may only redeem units as of the end of each month after furnishing the Administrator with 6 business days’ prior written notice of the limited partner’s desire to redeem units.

Units can only be assigned or transferred upon the terms and conditions set forth in the limited partnership agreement. Those restrictions may at times preclude a transfer of a unit. You may not transfer your units without giving prior written notice to Beeland Management. A transferee cannot become a limited partner without the approval of Beeland Management, but such consent shall not be unreasonably withheld. Such consent for the transferee to become a limited partner may be given or withheld in the sole and absolute discretion of Beeland Management. The transferee must also provide Beeland Management with written acceptance of the Index Fund’s limited partnership agreement and an opinion of counsel that the transfer will not violate any securities, tax or other laws or rules and will not affect the tax status or treatment of the Index Fund. No public market for the Index Fund’s units exists or is contemplated in the foreseeable future.

Limited partners will have to depend on their limited and restricted transfer and redemption rights, as described above, in order to realize a profit on their investment in the units because it is likely that no distributions will ever be made to the limited partners.

Limited partners will not participate in management of the Index Fund’s business and must rely on Beeland Management to adequately manage the Index Fund’s affairs.

Limited Partners do not participate in the management or control of the Index Fund or the conduct of its business. You will have limited voting rights with respect to the Index Fund’s affairs. Accordingly, you must rely upon Beeland Management to manage the Index Fund’s affairs in the best interests of the limited partners.

The Index Fund may terminate early, which could disrupt your overall investment portfolio plan.

Unforeseen circumstances, including withdrawal of the Index Fund’s general partner, could cause the Index Fund to terminate. Early termination of the Index Fund could disrupt your overall investment portfolio plan.

Since the Index Fund will trade only in certain commodities markets, an investment in the Index Fund, alone, may not diversify an investor’s portfolio.

Since the Index Fund engages only in the trading of futures contracts and exchange-traded forward contracts on certain commodities, an investment in the Index Fund, alone, may not adequately diversify an investor’s portfolio. Ordinarily, and for most investors, an investment in the Index Fund should be made only if an investor’s overall portfolio is diversified into other markets and an investment in the Index Fund represents only a small percentage of the investor’s overall investment portfolio.

Position limits may require the Index Fund to liquidate positions, potentially resulting in losses or reduced profits.

Trading instructions may have to be modified and positions held by the Index Fund may have to be liquidated, in order to avoid exceeding position limits applicable to some of the commodities traded by the Index Fund. Such modification or liquidation could adversely affect the operations of the Index Fund possibly resulting in losses not implied by changes in value of the Index itself.

Restrictive proposals aimed at financial speculators in commodities have from time to time made in the U.S. House of Representatives and the Senate. The aims of such proposals are generally stated to be to curb excessive speculation and increase transparency and accountability in the commodities markets, including the oil and gas markets to which the Index Fund has significant exposure. For example, previous proposals would prohibit private and public pension funds with more than $500 million in assets from investing in agricultural and energy commodities traded on a U.S. futures exchange, foreign exchange or over-the-counter, would direct the CFTC to establish total limits on the share of the commodity market held by financial investors and/or would direct the CFTC to impose speculative-position limits on any stakes not related to real hedging activities. The various bills and proposals could result in establishment of speculative position limits for trading that does not involve physical delivery of a commodity, regulation of speculation via unregulated foreign exchanges, and enhanced recordkeeping and information collection requirements. If proposals such as these were to be enacted into law, it could adversely affect the ability of the Index Fund to achieve its Index tracking objective and possibly result in losses for the Index Fund and its investors not implied by changes in the value of the Index itself.

In January 2011, the CFTC proposed a separate position limits regime for 28 so-called “exempt” (i.e. metals and energy) and agricultural futures and options contracts and their economically equivalent swap contracts. Position limits in spot months are proposed to be 25% of the official estimated deliverable supply of the underlying commodity and, in a non-spot month, a percentage of the average aggregate 12-month rolling open interest in all months (swaps and futures) for each contract. Although Beeland Management believes that the proposed limits are sufficiently large that, if adopted, they should not restrict the Index Fund’s ability to replicate the Index, there can be no assurance that position limits will not require the Index Fund to reduce its exposure to certain commodities thus adversely affecting the Index Fund’s tracking of the Index.

The offering of units has not been subject to independent review.

Beeland Management is represented by counsel in connection with its operation of the Index Fund, but such counsel does not represent the Index Fund or the limited partners in connection with the Index Fund. Accordingly, you should consult your own legal, tax and financial advisors prior to investing in the Index Fund.

Regulations governing the futures market may change and could adversely affect the Index Fund’s operations.

The regulation of the United States and foreign futures markets has undergone substantial change over the years, and further changes should be expected. It is impossible to predict, however, what changes may occur, or the effect of any such changes on the Index Fund, although they could be substantial. The Index Fund is not aware of any pending or threatened regulatory developments that might materially affect the Index Fund. However, regulatory initiatives could develop without notice.

The Index Fund is not regulated as an investment company or mutual fund.

Although Beeland Management is subject to regulation by the CFTC and the Index Fund itself is subject to reporting requirements and other regulation applicable to public companies in the United States, the Index Fund is not an investment company or mutual fund registered under the Investment Company Act of 1940. Accordingly, investors in the Index Fund are not accorded the protections of such legislation.

Limited partners will owe taxes on the Index Fund’s profits but will very likely never receive any distributions from the Index Fund.

The Index Fund is not required to make any distributions, and it is likely that no distributions will ever be made because the principal objective of the Index Fund is to increase capital by assuming positions consistent with the Index, not to create cash flow. If you are an individual or entity subject to U.S. taxes (e.g., not a tax-exempt entity such as an IRA or pension plan), you will be taxed on your share of Index Fund income or gain each year, whether or not you redeem units or receive distributions from the Index Fund.

You could owe tax on your share of the Index Fund’s ordinary income despite overall losses.

You may be required to pay tax on your allocable share of the Index Fund’s ordinary income even though the Index Fund incurs overall losses.

If the Index Fund’s and the limited partners’ tax returns are audited, you may be required to pay back taxes, interests and penalties.

The Internal Revenue Service could audit the Index Fund’s tax returns and require the Index Fund to adjust such returns. If an audit results in an adjustment, you could be audited and required to pay additional taxes, plus interest and possibly penalties.

A change in tax laws could adversely affect the tax treatment of an investment in the Index Fund.

It is possible that the current federal income tax treatment accorded an investment in the units will be modified by subsequent legislative, administrative or judicial action, possibly with retroactive effect. Any such changes could significantly alter the tax consequences and decrease the after-tax rate of return on an investment in the units.

POTENTIAL BENEFITS OF INVESTING IN THE INDEX FUND

Although an investment in the Index Fund is highly speculative, involves a high degree of risk and involves certain conflicts of interest, an investment will offer the following potential advantages.

Trading Based on Index; No Active Trading

Beeland Management attempts to replicate the composition of the Index using various commodity futures contracts and possibly commodity forward and commodity swap contracts. The Index consists of the value of a basket of raw materials employed in the world economy. Since the Index Fund’s portfolio is based on the Index, there is no active trading of the Index Fund’s portfolio. Rather, the majority of trading is for the purpose of rolling positions to later delivery dates pursuant to the rules governing the Index and to increase or decrease the number of commodity futures, forward or swap contracts in the Index Fund’s portfolio as new investment subscriptions are accepted and redemption requests are processed.

Professional Management

Beeland Management has managed investment products that track the Index since August 1998.

Diversification; Low Correlation with Traditional Securities Markets

The purchase of units of the Index Fund should be considered an alternative to traditional securities investments, i.e., stocks and bonds. Price performance on the basket of raw materials contracts in the Index and the Index Fund has historically exhibited low to non-correlation to a traditional portfolio of securities. Allocating a portion of a portfolio to a managed futures investment, such as the Index Fund, may add valuable diversification to a traditional portfolio of securities. Past performance is not, however, necessarily indicative of future results, and an investment in the Index Fund should represent only a small percentage of the investor’s overall investment portfolio.

There can be no assurance that any managed futures investment will be successful, avoid substantial losses or generate performance with low or non-correlation to traditional securities markets. Furthermore, even if the performance of the Index Fund is not correlated with the traditional securities markets, the Index Fund’s results may parallel either stocks or bonds, or both, during significant periods of time.

Lower Initial Investment Requirements

You can participate in the Index through the Index Fund with a minimum initial investment of only $5,000. An investment in the Index Fund therefore gives you the ability to participate in a trading program tracking the Index for a substantially smaller capital commitment than would be necessary to replicate the Index in an individual managed account.

Limited Liability

Unlike an individual who invests directly in commodity futures contracts, an investor in the Index Fund cannot be individually subject to margin calls and generally cannot lose more than the amount of the limited partner’s capital contribution, the limited partner’s share of undistributed profits, if any, and under limited circumstances, some amounts received as distributions or upon liquidation of units.

While it is possible for an investor to lose the entire amount of his investment, the Index Fund intends to fully collateralize the notional, or face, value of all its positions and not engage in leveraged trading, so that trading losses amounting to 100% of the Index Fund’s assets are highly unlikely.

Administrative Convenience

The Index Fund is structured to provide you with certain services designed to alleviate the administrative details involved in engaging directly in futures trading. Most significantly Beeland Management provides the limited partners with monthly and annual financial reports and annual tax information. An estimate of the net asset value per unit of the Index Fund is reported on a daily basis at www.upsecurities.com/solutions/rogers_fund.htm.

Lower Time Commitment

Trading commodities is a complicated process involving a substantial time commitment. An investment in the Index Fund gives you the ability to participate in the commodities markets without such a substantial time commitment.

THE ROGERS INTERNATIONAL COMMODITY INDEX®

Overview

The Rogers International Commodity Index® is a composite, U.S. dollar-based, total return index created by James Beeland Rogers, Jr. in the late 1990s. The Index was designed to meet the need for consistent investing in a broad based international vehicle; it represents the value of a basket of commodities consumed in the global economy, including agricultural, energy and metal products. The value of this basket is tracked via futures contracts on 38 different exchange-traded physical commodities, quoted in five currencies, listed on thirteen exchanges in six countries.

The Index aims to be an effective measure of the price action of raw materials not just in the United States but also around the world. The Index’s weightings attempt to balance consumption patterns worldwide (in developed and developing countries) of raw materials on the one hand, and the liquidity of the futures contracts on the raw materials on the other hand.

The RICI® Committee

A committee, known as the RICI® Committee, formulates and enacts all business assessments and decisions regarding the composition of the Index. Mr. Rogers, as the developer of the Index and principal of Beeland Interests, Inc., chairs the RICI® Committee and is the final arbiter of its decisions. Besides Mr. Rogers, representatives of a number of financial industry participants, including international providers and/or distributors of products designed to track the Index, including Beeland Management, are also members of the RICI® Committee. Exclusively, Mr. Rogers, as chairman of the committee, is authorized to designate new members of the committee, if necessary.

The RICI® Committee meets, at minimum, each December to consider changes in the components and weightings of the Index for the following calendar year.

Index Composition

The contracts chosen for the basket of commodities that constitute the Index are required to fulfill various conditions described below. Generally, the selection and weighting of the items in the Index are reviewed annually by the RICI® Committee, and weights for the next year are assigned every December; however, such changes may be made at any time. Any changes in weightings and/or the composition of the Index will be published on www.rogersrawmaterials.com. The Index’s composition is modified only in rare occasions, in order to maintain investability and stability, and the composition of the Index generally will not be changed unless severe circumstances in fact occur. Such “severe circumstances” may include (but are not restricted to) continuous adverse trading conditions for a single contract (e.g., trading volume collapses) or critical changes in the global consumption pattern (e.g., scientific breakthroughs that fundamentally alter consumption of a commodity). To date, there have been few changes in the components and/or weightings of the Index. All commodities included in the Index must be publicly traded on recognized exchanges in order to ensure ease of tracking and verification. A commodity may be considered suitable for inclusion in the Index if it plays a significant role in worldwide (developed and developing economies) consumption. “Worldwide consumption” is measured via tracking international import and export patterns, and domestic consumption environments of the world’s prime commodity consumers. Only raw materials that reflect the current state of international trade and commerce are eligible to become Index commodities. Commodities that are merely linked to national consumption patterns will not be considered. The Index is not related to any commodities production data.

Data of private and governmental providers concerning the world’s top consumed commodities is actively monitored and analyzed by the members of the RICI® Committee throughout the year. In order to obtain the most accurate picture of international commodities consumption, a wide range of sources on commodities demand and supply is consulted. The findings of this research are then condensed into the different commodities contracts weightings of the Index.

In order to decide whether a specific commodity contract is actually investable, the RICI® Committee screens the volume and liquidity data of international exchanges, published on a regular basis by the Futures Industry Association located in Washington, D.C. Additionally, individual exchange data on contracts may also be included in the process.

If a commodity contract trades on more than one exchange, generally the most liquid contract globally, in terms of volume and open interest combined, is selected for inclusion in the Index, taking legal and regulatory considerations into account. For the London Metal Exchange Contracts, the 3 Months Forward Contracts are used to calculate the Index. Beyond liquidity, the RICI® Committee seeks to include the contract representing the highest quality grade of a specific commodity.

Usually from the business day prior to the last business day of each month through the following two business days, all the futures contracts used to calculate the Index are rolled. Generally, if the next calendar month of a futures contract includes a first notice day, a delivery day or historical evidence that liquidity migrates to a subsequent contract month during this period, such subsequent contract month is applied to calculate the Index — taking legal constraints into account. The Index rolls, usually over 3 business days from the business day prior to the last business day of the month to the first business day of the following month, and the current weight of each Index component is rebalanced to be set at its initial weighting, in accordance with the rules defined by the RICI® Committee. If the exchange on which one of the Index components is traded is closed on any of the roll days, the reference price for the calculation of the weighting of this specific component is the closing price of the next business day for that exchange.

If, for any reason, one of the Index components ceases to exist or its liquidity collapses to unacceptable levels, or any other similar event occurs with similar consequences, as determined at the discretion of the RICI® Committee, the RICI® Committee will call an exceptional meeting to assess the situation and decide on a replacement for this component or on a change in its weighting.

The success of the Index Fund depends primarily on the increasing price of the raw materials represented by the Index. Investors will receive a positive return on investment only if the aggregate price of the commodity futures contracts in the Index increases at a rate, which, together with interest income, exceeds the management fee and expenses applicable to an investment in the Index Fund.

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Following is a chart listing the commodities, and their respective weightings, currently represented in the Index.

Rogers International Commodity Index®

List of Component Commodities

As of April 30, 2011

Commodity	Index Weight	Exchange	Currency
Crude Oil	21.00%	NYMEX	USD
Brent Oil	14.00%	ICE EU	USD
Wheat (CBOT)	4.75%	CBOT	USD
Corn	4.75%	CBOT	USD
Cotton	4.20%	ICE US	USD
Aluminum	4.00%	LME	USD
Copper	4.00%	LME	USD
Soybeans	3.35%	CBOT	USD
Gold	3.00%	COMEX	USD
Natural Gas	3.00%	NYMEX	USD
RBOB Gasoline	3.00%	NYMEX	USD
Soybean Oil	2.00%	CBOT	USD
Coffee	2.00%	ICE US	USD
Lead	2.00%	LME	USD
Live Cattle	2.00%	CME	USD
Silver	2.00%	COMEX	USD
Sugar	2.00%	ICE US	USD
Zinc	2.00%	LME	USD
Heating Oil	1.80%	NYMEX	USD
Platinum	1.80%	NYMEX	USD
Gas Oil	1.20%	ICE EU	USD
Cocoa	1.00%	ICE US	USD
Lean Hogs	1.00%	CME	USD
Lumber	1.00%	CME	USD
Milling Wheat	1.00%	NYSE Liffe	EUR
Nickel	1.00%	LME	USD
Rubber	1.00%	TOCOM	JPY
Tin	1.00%	LME	USD
Wheat (KCBT)	1.00%	KCBT	USD
Canola	0.75%	ICE CA	CAD
Rice	0.75%	CBOT	USD
Soybean Meal	0.75%	CBOT	USD
Orange Juice	0.60%	ICE US	USD
Oats	0.50%	CBOT	USD
Palladium	0.30%	NYMEX	USD
Rapeseed	0.25%	NYSE Liffe	EUR
Azuki Beans	0.15%	TGE	JPY
Greasy Wool	0.10%	SFE	AUS
TOTAL	100.00%

Key:
CBOT – Chicago Board of Trade	SFE – Sydney Futures Exchange
CME – Chicago Mercantile Exchange	TGE – Tokyo Grain Exchange
COMEX – Commodity Exchange, Inc.	TOCOM – Tokyo Commodity Exchange
ICE – IntercontinentalExchange (Canada, Europe, United States)	AUS – Australian Dollar
KCBT – Kansas City Board of Trade	CAD – Canadian Dollar
LME – London Metal Exchange	EUR – Euro Currency
NYMEX - New York Mercantile Exchange	JPY – Japanese Yen
NYSE Liffe – global derivatives business of NYSE Euronext	USD – United States Dollar

PERFORMANCE HISTORY OF THE INDEX FUND

Pursuant to applicable CFTC rules, set forth below is the monthly performance of the Index Fund from January 1, 2006 through April 30, 2011. The first table below shows the performance of Series B units, offered pursuant to this prospectus, from November 1, 2010, the date they were initially issued, through April 30, 2011. The second table below shows the performance of the Series A units, the Index Fund’s initial series of units, which are no longer offered, from January 1, 2006 through April 30, 2011. The sole difference between Series A units and Series B units is that Series B units do not participate in recoveries stemming from the Refco bankruptcy described below. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rogers International Raw Materials Fund, L.P.

(January 1, 2006 – April 30, 2011)

Type of Pool:	Publicly offered, single advisor, no principal protection
Inception of Trading:	November 2001
Aggregate Gross Subscriptions from Inception (Series A and Series B units):	$120,062,866
Total Net Asset Value of the Total Fund:	$52,618,385
Largest Monthly Draw-down:	25.10%(10/2008)
Worst Peak-to-Valley Draw-down:	59.81% (7/2008-2/2009)

Monthly Rates of Return – Series B (11/1/2010 — 4/30/2011)

Month	2011		2010
January	2.93%
February	3.64%
March	2.14%
April	2.84%
May
June
July
August
September
October
November			(0.54)%
December			10.79%
Compound rate of return	12.05 (4 mos	% )	10.19 (2 mos	% )

Monthly Rates of Return – Series A (1/1/2006 – 4/30/2011)

Month	2011	2010	2009	2008	2007*	2006*
January	2.93%	(8.22)%	(5.38)%	3.11%	(3.10)%	5.35%
February	3.65%	5.17%	(4.16)%	12.41%	3.60%	(4.84)%
March	2.14%	0.41%	4.69%	(5.67)%	1.31%	2.21%
April	2.84%	2.54%	1.51%	4.34%	0.23%	4.64%
May		(9.89)%	16.52%	3.72%	0.10%	(0.71)%
June		(0.33)%	(0.49)%	8.33%	2.41%	(0.67)%
July		7.74%	2.15%	(9.50)%	4.13%	0.67%
August		(3.02)%	(1.61)%	(7.04)%	(2.61)%	(3.57)%
September		8.35%	0.16%	(13.78)%	8.64%	(5.66)%
October		4.49%	5.58%	(25.11)%	5.70%	0.64%
November		(0.54)%	4.14%	(11.60)%	(2.31)%	3.96%
December	12.07%	11.16%	1.04%	(7.72)%	4.50%	(3.25)%
Compound rate of return	(4 mos )	16.74%	24.99%	(43.19)%	24.26%	(1.99)%

“Largest Monthly Draw-down” is the largest negative monthly rate of return experienced by the Index Fund during the last five calendar years and year to date.

“Worst Peak-to-Valley Draw-down” is the greatest percentage decline in net asset value of an Index Fund unit without such net asset value being subsequently equaled or exceeded during the last five calendar years and year to date. For example, if the value of a unit dropped by 1% in each of January and February, rose 1% in March and dropped again by 2% in April, a “peak-to-valley draw-down” would be still continuing at the end of April in the amount of approximately (3)%, whereas if the value of the unit had risen by approximately 2% or more in March, the draw-down would have ended as of the end of February at the (2)% level.

Rate of Return for the Index Fund is the actual monthly rate of return recognized by the Index Fund as a whole, not that of any particular investor.

Performance information is calculated on an accrual basis in accordance with generally accepted accounting principles.

*	Due to concerns related to the Index Fund’s assets encumbered by the bankruptcy of Refco Inc. and its affiliates, described below, the Index Fund reduced its exposure to the Index by 20% from November 1, 2005 through December 31, 2006, by 10% from January 1, 2007 through August 31, 2007, and by 5% from September 1, 2007 through December 31, 2007. Beeland Management reduced its Management Fee by the same percentage amounts during those periods. Reduced exposure to the Index increased the Index Fund’s performance deviation from the Index, or “tracking error,” during these periods.

The Refco Bankruptcy

The Index Fund and another investment fund managed by Beeland Management (together, the “Beeland Funds”), were involved in substantial litigation in connection with the bankruptcy of Refco, Inc. and its subsidiary Refco Capital Markets, Ltd. (“RCM”).

During September and October, 2005, the Beeland Funds transitioned their futures trading activity to Refco LLC, a registered futures commission merchant, and, accordingly, transferred a substantial portion of their assets. Additionally, the Beeland Funds entered into several over-the-counter transactions related to their trading to replicate component positions of the Index through RCM, a large derivatives dealer affiliated with Refco LLC. The Beeland Funds did not, however, authorize the transfer of any of their securities to RCM.

On or about October 13, 2005, RCM declared a moratorium on withdrawals from accounts at RCM and on October 17, 2005, Refco, Inc., and a number of its subsidiaries, including RCM, filed for bankruptcy with the United States Bankruptcy Court for the Southern District of New York (“Bankruptcy Court”). At that time, RCM held a substantial portion of the Beeland Funds’ assets, primarily government securities. On October 24, 2005, the Beeland Funds commenced an adversary proceeding in the Bankruptcy Court against RCM. The adversary complaint alleged that RCM fraudulently and wrongfully obtained possession of the Beeland Funds’ assets and that such assets were the property of the Beeland Funds, not property of RCM’s bankruptcy estate. On September 15, 2006, the Bankruptcy Court entered an order approving a global settlement agreement among various Refco entities, including RCM, and various creditors, including the Beeland Funds.

The Beeland Funds also filed proofs of claim against Refco, LLC, which filed a petition for relief in the Bankruptcy Court on November 25, 2005. The Beeland Funds and Refco, LLC reached a compromise regarding such proofs of claim and the Beeland Funds released such claims.

Pursuant to the settlements discussed above, as of April 30, 2011, the Index Fund has received approximately 104.25% of the amount of its allowed claims in the Refco bankruptcy and stands to participate in additional recoveries depending on the success of claims asserted by a litigation trust on behalf of the RCM estate and in which it has a beneficial interest; provided, however, that only those persons who were partners in the Index Fund on October 31, 2005 participate in any such recoveries realized by the Index Fund (in accordance with their percentage interests in the Index Fund on such date), and the Series B units offered hereby will not receive any allocation of funds recovered by the Index Fund in connection with the Refco bankruptcy regardless of the source of such recoveries.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Introduction

The Index Fund was organized on May 8, 2000 under the Illinois Revised Uniform Limited Partnership Act and commenced trading operations on November 1, 2001.

The Index Fund’s trading is designed to replicate the positions which comprise the Index. The Index Fund invests and trades in a portfolio of commodity futures and exchange-traded forward contracts. The Index Fund invests and trades solely on the long, or buy, side of the market. Beeland Management, as general partner, manages all business of the Index Fund.

The Index is not designed to predict which markets will exhibit positive (or negative) performance in any given year, and the specific components of the Index were not selected based on expectations of their future performance. Rather, the Index was designed to be a balanced, representative international raw materials index and to include most of the publicly traded raw materials used in international commerce. As a diversified index, the Index as a whole can be expected to produce different levels of return (including negative returns) in its various sectors from year to year.

Capital Resources

The Index Fund will raise additional capital only through the sale of units and does not intend to raise any capital through borrowing. Due to the nature of the Index Fund’s business, it makes no capital expenditures and has no capital assets which are not operating capital or assets.

Liquidity

Most United States commodity exchanges limit fluctuations in futures contracts prices during a single day by regulations referred to as “daily price fluctuation limits” or “daily limits.” During a single trading day, no trades may be executed at prices beyond the daily limit. This may affect the Index Fund’s ability to close existing positions and initiate new positions when the Index Fund is rolling its positions forward from one futures contract delivery month to another or when adjusting the Index Fund’s portfolio to reflect additions or withdrawals of capital. Futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Trading in forward or other over the counter contracts introduces a possible further impact on liquidity. Because such contracts are executed “off exchange” between private parties, the time required to offset or “unwind” these positions may be greater than that for regulated instruments. Other than these limitations on liquidity, which are inherent in the Index Fund’s trading operations, the Index Fund’s assets are highly liquid and are expected to remain so. During its operations through May 31, 2011, the Index Fund experienced no meaningful periods of illiquidity in any of the markets traded by the Index Fund, the only illiquidity experienced being with respect to assets encumbered in the Refco bankruptcy during the pendency of the bankruptcy proceedings and subsequent period pending distribution of settlement proceeds.

Results of Operations

The Index Fund’s net income or loss is directly related to changes in the value of the Index, which the Index Fund is designed to replicate, and is not dependent on trading decisions made by Beeland Management apart from balancing positions to track the Index. In periods of general market inflation, Beeland Management would expect the value of the Index to increase; similarly, in periods of general market deflation, Beeland Management would expect the value of the Index to decrease. The Index Fund’s performance may be negative in years when the Index’s performance is positive due to fees charged.

The components of the Index Fund’s return are normally the gains and losses recognized from the changes in futures market prices and the interest income earned on cash balances. The mechanics and rules of futures markets allow the Index Fund to earn interest on between approximately 90% to 100% of its assets.

The performance summary set forth below is an outline description of how the Index Fund performed in the past. The Index Fund’s positions are marked-to-market every trading day, and the Index Fund’s trading accounts are credited or debited with its daily gains or losses. Accordingly, there is no material economic distinction between realized gains or losses on closed positions and unrealized gains or losses on open positions. The Index Fund’s past performance is not necessarily indicative of how it will perform in the future.

Performance Summary

At March 31, 2011 and December 31, 2010 and 2009 the Index Fund’s net assets were $51,794,987, $49,939,841, and $52,076,636, respectively.

Net Revenues	3 months ended March 31, 2011	12 months ended December 31, 2010	12 months ended December 31, 2009
Realized net trading gain	$6,979,144	$6,112,004	$9,227,318
Change in unrealized net trading gain	(2,215,838)	1,710,493	2,251,719
Interest income	18,994	63,124	202,841
Other income	5,435	445,653	840,527

Total Net Revenues	$4,787,735	$8,331,274	$12,522,405

Operating Expenses
Brokerage commissions	24,464	98,386	121,922
Management fees-General Partner	127,132	461,453	481,350
Administrative fees and other expenses	212,320	798,078	824,582

Total Operating Expenses	363,916	1,357,917	1,427,854

Net Income (Loss)	$4,423,819	$6,973,357	$11,094,551

2011

During the first quarter ended, March 31, 2011, the Index Fund had a return of 8.97%. The performance of the Index was affected by both political and economic factors which contributed to an increase in commodity prices. As turmoil targeted the Middle East, oil prices quickly spiked due to an anticipated decline in output. Interest rates continued to decline from already record lows.

The Index Fund allocates to three sectors of the marketplace; agriculture, energy and metals. For the first quarter ended March 31, 2011, all three sectors had positive returns. The energy sector led with the largest increase per sector of 6.71% while the agriculture and metals sectors posted increases of 1.82% and 0.90%, respectively. The total Index was up 9.73% for the same period. Performance of the Index Fund deviates slightly from the Index due to expenses charged at the Index Fund level, income received related to the Refco bankruptcy, and the mechanics, and market conditions at the time, of trade execution.

2010

During 2010, the Index Fund had another year of positive performance. The performance of the Index, and thus the Index Fund, reflected the continued, perceived economic recovery that was evident among most financial indices. Some commodity prices hit the highs of past years, and commodities such as gold hit new highs.

The Index Fund allocates to three sectors of the marketplace: agriculture, energy and metals. During 2010, all sectors had positive returns. Agriculture led the sectors with an increase of 36.31% while energy and metals sectors posted returns of 3.25% and 24.64%, respectively. The Index returned 19.01% while the Index Fund returned 16.74%. Performance of the Index Fund deviates slightly from the Index due to the expenses charged at the Index Fund level.

The Index Fund was open to new investment effective November 1, 2010, and there were capital contributions in 2010 totaling $307,633. The total value of capital withdrawals in 2010 was $6,973,357.

2009

During 2009, the Index Fund performed positively. The performance of the Index, and thus the Index Fund, reflected the perceived economic recovery that was evident among most financial indices. While commodity prices did not reach the highs of years past, the Index Fund’s double digit gains were a stark contrast to the double digit losses of the year prior.

The Index Fund allocates to three sectors of the marketplace: agriculture, energy and metals. During 2009, all sectors had positive returns, although agriculture had only a modest increase, with a return of 2.45% on average assets, energy and metals sectors posted returns of 9.62% and 11.75%, respectively. The Index increased 26.23% while the Index Fund returned 24.99%. Performance of the Index Fund deviates slightly from the Index due to the expenses charged at Index Fund level, income received related to the Refco bankruptcy, and the mechanics, and market conditions at the time, of trade execution.

Off-Balance Sheet Risk

The term “off-balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in future obligation or loss. The Index Fund trades primarily in futures and exchange-traded forward contracts and may therefore become a party to financial instruments with elements of off-balance sheet market and credit risk. Market risks arise from changes in the market value of financial instruments. Theoretically, the Index Fund’s exposure is equal to the notional contract value of futures contracts entered. Exposure to market risk is influenced by a number of factors, including the relationships between financial instruments, and the volatility and liquidity in the markets in which the financial instruments are traded. Credit risk arises primarily from the potential inability of counterparties to perform in accordance with the terms of a contract. The Index Fund’s exposure to credit risk associated with counterparty nonperformance is generally the net unrealized gain on the open positions plus the value of the margin or collateral held by the counterparty. Exchange-traded financial instruments generally do not give rise to significant counterparty exposure due to the cash settlement procedures for daily market movements and the margin requirements of individual exchanges. Financial instruments traded off-exchange give rise to the risk of the failure of, or the inability or refusal to perform by, the counterparties to such trades.

The Index Fund clears all of its futures trades through one clearing broker, MF Global, Inc. In the event this counterparty does not fulfill its obligations or becomes insolvent, the Index Fund may be exposed to losses.

The Index Fund has a substantial portion of its assets on deposit with financial institutions in connection with its cash management activities. In the event of a financial institution’s insolvency, recovery of the Index Fund’s assets on deposit may be limited to the amount of insurance or other protection afforded such deposits. The Index Fund attempts to minimize this credit risk by monitoring the creditworthiness of the clearing broker and financial institutions.

Critical Accounting Policies — Valuation of the Partnership’s Positions

Beeland Management believes that the accounting policies that are most critical to the Index Fund’s financial condition and results of operations relate to the valuation of the Index Fund’s positions. The majority of the Index Fund’s positions are exchange-traded futures contracts, which are valued daily at settlement prices published by the exchanges. Any spot or forward foreign currency contracts held by the Index Fund will also be valued at published daily settlement prices or at dealers’ quotes. U.S. Government securities are stated at cost plus accrued interest, which approximates fair value based on quoted prices for identical assets in an active market. Thus, Beeland Management expects that under normal circumstances substantially all of the Index Fund’s assets are valued on a daily basis using objective measures.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Based on the nature of the business and operations of the Index Fund, Beeland Management believes that the estimates utilized in preparing the Index Fund’s financial statements are appropriate and reasonable; however actual results could differ from these estimates. The estimates used do not provide a range of possible results that would require the exercise of subjective judgment. Beeland Management further believes that, based on the nature of the business and operations of the Index Fund, no other reasonable assumptions relating to the application of the Index Fund’s accounting estimates other than those currently used would likely result in materially different amounts from those reported.

Off-Balance Sheet Arrangements

The Index Fund does not engage in off-balance sheet arrangements with other entities.

Contractual Obligations

The Index Fund does not enter into any contractual obligations or commercial commitments to make future payments of a type that would be typical for an operating company or that would affect its liquidity or capital resources. The Index Fund’s sole business is trading futures and possibly over the counter contracts. All such contracts are settled by offset, not delivery. The Index Fund’s Financial Statements present Condensed Schedules of Investments at March 31, 2011 (unaudited) and December 31, 2010 and 2009 setting forth unrealized gain and unrealized loss on the Index Fund’s open futures contracts at such dates.

BEELAND MANAGEMENT; ADMINISTRATION

Beeland Management

Beeland Management Company, L.L.C., the general partner of the Index Fund, is an Illinois limited liability company. Beeland Management was organized in 1998 for the purpose of managing investment products linked to the Index or sub-indices thereof. Beeland Management currently uses the Index, trademarks and service marks of Beeland Interests, Inc. and Mr. James B. Rogers pursuant to a non-exclusive, worldwide license to use, publish and market products based on the Index. Beeland Management has been registered with the CFTC as a “commodity pool operator” and a “commodity trading advisor” since March 11, 1998 and is also a member of the National Futures Association. The registration of Beeland Management with the CFTC must not be taken as an indication that such agency has recommended or approved either Beeland Management or the Index Fund.

The managing members of Beeland Management are Walter T. Price III and Allen D. Goodman. Neither Mr. Price nor Mr. Goodman have an ownership interest in Beeland Management. As of April 30, 2011, Beeland Management’s interest in the Index Fund constituted 1.64% of the total investment in the Index Fund ($863,874). No principal of Beeland Management holds an investment in the Index Fund. The business backgrounds of Messrs. Price and Goodman are set forth below.

The performance of the Index Fund can be found on page 17.

Principals

Walter Thomas Price III, born in 1940, is a managing member of Beeland Management and has been registered as a principal since August 7, 2003 and as an associated person since June 6, 2005. He is also the chairman and president of Price Asset Management, Inc., a CFTC registered commodity pool operator and commodity trading advisor (registered as a principal March 3, 1999 and as an associated person since May 3, 1999). Mr. Price founded Price Futures Group, an introducing broker and has been president, chief executive officer, principal and associated person, since June 29, 1995. He is also president of, and responsible for overseeing all trading decisions for, Price Capital Markets Inc., a registered commodity trading advisor with which he has been affiliated since February 1997 and registered as a principal and associated person since February 25, 1997. Mr. Price is an investor, a principal since July 28, 2004 and an associated person since October 18, 2004 of Uhlmann Price Securities LLC, a registered broker-dealer and selling agent for the Index Fund. He is a graduate of the University of Texas and is also a licensed Financial Industry Regulatory Authority, Inc. (“FINRA”) principal.

Allen D. Goodman, born in 1970, is a managing member and the chief financial officer of Beeland Management, which he joined in November 2003 and of which he has been a registered principal since July 6, 2004. Mr. Goodman is also the chief financial officer of Price Asset Management, Inc., registered as a principal since June 15, 2001, Price Futures Group registered as a principal since April 21, 2008, and Fund Dynamics, LLC, with which he has been affiliated since November 2006. Mr. Goodman holds a B.A. degree from the University of Wisconsin and a M.S.A. in Accounting from DePaul University.

The majority interest in Beeland Management is held by the Paige A. Parker Trust and the minority interest by a group of private investors, including Mr. Clyde C. Harrison. Ms. Parker and Mr. Harrison are principals of Beeland Management, although neither Ms. Parker nor Mr. Harrison (nor Mr. James B. Rogers) participates in the management or operations of Beeland Management or the Index Fund.

Trading Strategy

The objective of Beeland Management’s trading method is to replicate, as closely as possible, the positions represented by the Index.

The Index Fund invests its funds in a portfolio of futures contracts traded on recognized exchanges as dictated by the Index. The Index Fund may, from time to time, access certain markets represented in the Index through “over-the-counter” forward or swap contracts, although Beeland Management does not anticipate that any such forward or swap contracts will represent a significant portion of the Index Fund. The use of forward or swap contracts may cause the Index Fund’s performance to deviate from the performance of the Index more so than were the Index Fund able to acquire its desired position entirely in futures contracts. The Index Fund may also trade currency forward contracts in connection with hedging currency exchange rate risk related to non-U.S. dollar denominated futures positions.

Beeland Management attempts to replicate the composition of the Index by purchasing commodity futures contracts in the same types and quantities as the Index. The Index consists of the value of baskets of raw materials employed in the world economy. The components of the Index and their weightings are set forth above. The Index Fund may also purchase commodity forward or swap contracts in the off-exchange or over-the-counter markets under certain circumstances. For example, position limits applicable to certain futures contracts traded in the United States may prevent the Index Fund from acquiring the full futures position required to replicate the Index.

Beeland Management utilizes a series of rules which generally generates trading instructions designed to produce a portfolio of trades and positions in commodities which should track the Index. Beeland Management enters trades consistent with those instructions. Beeland Management believes that the Index Fund’s management activities will produce a return which reflects changes in the Index plus or minus 2.0% on an annual basis before fees and expenses, although there can be no assurance that the Index Fund’s annual deviation from the Index will not be greater than plus or minus 2.0% before fees and expenses. Beeland Management selects futures commission merchants to execute trades for the Index Fund, generally in its discretion, on the basis of various factors, including quality of executions, commission rates and any ancillary services provided. With respect to the execution of trades, Beeland Management may rely to an extent upon the judgment of others, including dealers, bank traders and floor brokers. No assurance is given that it will be possible to execute trades regularly at or near the desired buy or sell price.

Since the Index Fund’s portfolio is based on the Index, there is no active trading by Beeland Management in the traditional sense. Unlike most other commodity pools, commodity futures are not bought or sold to take advantage of hoped-for price movement. Instead, Beeland Management engages in only two types of trading on behalf of the Index Fund, as described below.

A substantial portion of the trading by Beeland Management is made for the purpose of rolling positions from near delivery dates to later delivery dates in order to ensure that the Index Fund will not take actual delivery of a physical commodity. These rolling trades, made pursuant to a predetermined formula and rules, are placed and effected, to the extent possible, as spread transactions, in which the Index Fund simultaneously buys and sells futures contracts corresponding to the same commodity, but for delivery in different months. Placing and effecting these rolling trades as spread transactions have several advantages over first selling a position in a near month and then subsequently buying a corresponding position in a far month. In the latter case, there is a risk that during the period between the sale and the purchase, there may be sudden, adverse movements in the price of the commodity. Therefore, by effecting the rolling trades as spread transactions, the Index Fund seeks to minimize the risks of such price fluctuation.

Beeland Management also engages in trading, monthly as necessary, to rebalance the Index Fund’s exposure to each commodity to its intended weighting within the Index. Such rebalance trades are necessarily outright trades (buy to increase exposure or sell to decrease exposure), unlike the roll trades described above.

The RICI® Committee reviews the Index at least annually to determine whether it may be necessary to change the components or relative weighting of the Index; however, such changes may be made at any time. If an adjustment of the Index Fund’s portfolio is necessary to reflect an adjustment in the Index, Beeland Management may add or subtract futures, forward or swap contracts to or from the Index Fund and rebalance its portfolio accordingly. While the Index will be reviewed on at least an annual basis, there is no assurance that any adjustments will be made to the Index and portfolio as a result.

Material Litigation

Beeland Management, Messrs. Price and Goodman, Mr. James B. Rogers and Mr. Robert Mercorella, formerly Chief Operating Officer of Beeland Management, were named as defendants, and the Index Fund as a nominal defendant, in a number of derivative actions related to the Index Fund's involvement in the bankruptcy of Refco, Inc. and its affiliates. All of these cases have been dismissed, and the dismissal orders are final and non-appealable.

Beeland Management and Messrs. Price, Goodman, Rogers and Mercorella have been named as defendants, and a separate investment fund operated by Beeland Management as a nominal defendant (the "Separate Fund"), in a derivative action filed in the United States District Court for the Southern District of New York by Dynasty Invest Ltd. and The Sulam Trust on April 3, 2006. The complaint alleges that the defendants breached their fiduciary duties to the Separate Fund and its limited partners by causing or allowing the transfer of assets to RCM and seeks judgment and other relief declaring defendants responsible for the loss of any assets, plaintiffs’ costs and attorneys’ fees and other relief. This action was stayed pending resolution of an Illinois state court’s personal jurisdiction over Rogers in separate actions, from which Beeland Management, Mr. Price, and Mr. Goodman have been dismissed. This case remains inactive.

Beeland Management and Messrs. Price, Goodman, Rogers and Mercorella have been named as defendants, and the Separate Fund as a nominal defendant, in a derivative action filed in the United States District Court for the Southern District of New York by Tom D. and Alexa C. Seip, as Co-Trustees of the Tom and Alexa Seip Living Trust, and Clarence and Eleanor Ridley, on May 2, 2006. The complaint alleges that the defendants breached their fiduciary duties to the Separate Fund and its limited partners and aided others in breaching their fiduciary duties by causing or allowing the transfer of assets to RCM and seeks judgment and other relief declaring defendants responsible for the loss of any assets, as well as plaintiffs’ costs and attorneys’ fees. This action was stayed pending resolution of an Illinois state court’s personal jurisdiction over Rogers in separate actions, from which Beeland Management, Mr. Price, and Mr. Goodman have been dismissed. This case remains inactive.

Investment by Beeland Management and Its Members

To the extent of any capital contribution it makes to the Index Fund, Beeland Management will be treated as though it were a limited partner. Members of Beeland Management and persons associated with the members may subscribe for limited partnership interests as well. Any such subscribers will not be limited by the minimum subscription amounts required above.

The purchase of units by Beeland Management or its members may create certain conflicts of interest. See “Conflicts of Interest” below.

Administration

Fund Dynamics, LLC, an Illinois limited liability company affiliated with Beeland Management through common management, serves as the administrator of the Index Fund. Pursuant to the Administration Agreement between the Administrator and the Index Fund, the Administrator is responsible for generating and maintaining certain Index Fund books and records, including preparing and distributing Investor monthly account statements, as well as performing certain administrative services, including processing subscription and withdrawal requests, and addressing investor inquiries. Fund Dynamics, LLC's offices are located at 141 West Jackson Blvd., Suite 1340A, Chicago, IL 60604; its telephone number is (312) 768-4860.

The Administration Agreement provides that the Administrator will not be liable to the Index Fund or its Investors and will be indemnified by the Index Fund against any loss in connection with the performance of its obligations and duties under the Administration Agreement provided that such loss did not the result from the Administrator’s gross negligence willful default or fraud. The Administration Agreement may be terminated at any time by either the Index Fund or the Administrator upon not less than 60 days’ notice to the other party.

In providing services to the Index Fund, the Administrator in no respect acts as guarantor or offeror of the units.

USE OF PROCEEDS

The net proceeds of the offering, after deducting the subscription fee, will be used to acquire futures (and possibly over the counter positions and government securities) consistent with the Index Fund’s trading policies. Generally, not more than 25% of the Index Fund’s assets will be maintained in the Index Fund’s trading account with its futures commission merchant. Consistent with the Commodity Exchange Act, all of the assets of the Index Fund held at the Index Fund’s futures commission merchant will be maintained in cash (or permissible cash equivalents) and segregated as customer funds, except assets, if any, committed as margin on some non-U.S. futures. The Index Fund receives interest on its cash held at its futures commission merchant at a rate equal to 80% of the current 30-day Treasury bill rate, calculated daily.

To the extent that the Index Fund enters into commodity forward contracts or swap contracts, collateral supporting such contracts will be held by the forward or swap contract counterparty in an account in the name of the Index Fund. With respect to forward or swap contracts on raw materials, Beeland Management anticipates the counterparties will be well capitalized financial institutions. Any accounts with forward contract counterparties are not subject to the segregation regulations of the CFTC and may thus offer less protection than segregated funds accounts in the event of a bankruptcy of any such counterparty. Beeland Management anticipates that no more than 10% of the Index Fund’s assets will be used as collateral to support the Index Fund’s forward contract trading.

The Index Fund will not have significant assets or properties other than the Index Fund’s trading account with its futures commission merchants and the other types of accounts described in this section. The Index Fund’s account with its futures commission merchants and some of the other accounts in which the Index Fund’s funds will be deposited and held are not federally insured or guaranteed.

The Index Fund will make no loans nor will it borrow money. The assets of the Index Fund will not be commingled with the assets of any other entity, nor used as margin for any other account. Deposit of assets with a commodity broker or forward or swap contracts brokers or dealers shall not constitute borrowing or commingling.

Set forth below in tabular format is a presentation of how the Index Fund will use the proceeds from the offering of units pursuant to this prospectus. This presentation is based on the $149,282,214 maximum amount offered pursuant to this prospectus as the sale of units is not contingent on the sale of any minimum number or dollar amount of units:

Total Proceeds	$149,282,214	100%
Less Offering Expenses
Subscription Fee	$2,985,644	2%
Net Proceeds From Offering	$146,296,570	98%
Use of Net Proceeds
Support trading and operations	$146,296,570	98%
Total Use of Net Proceeds	$146,296,570	98%

FEES AND EXPENSES OF THE FUND

The Index Fund is subject to the following fees and expenses, which are described in more detail below. The following includes all compensation, fees, profits or other benefits (including reimbursement of out-of-pocket expenses) which the Index Fund’s general partner, selling agents, futures commission merchants and the affiliates of these parties may earn or receive from the Index Fund in connection with the offering and operation of the Index Fund.

Summary of Fees and Expenses

Entity Paid	Form of Compensation	Amount of Compensation
Beeland Management	Management Fee	0.0833% per month of the net assets of the Index Fund as of the end of the preceding month (a 1% annual rate). For 2010, Management Fees totaled $461,453.

Uhlmann Price Securities, LLC and additional selling agents	Subscription Fee	2.0% of the gross offering proceeds. For 2010, Subscription Fees totaled $5,090.

Uhlmann Price Securities, LLC and additional selling agents	Trailing Servicing Fee	1.0% of net assets per year, subject to the limitations described below. For 2010, Trailing Servicing Fees totaled $443,572.

Futures Commission Merchants and Price Futures Group	Brokerage commissions and transaction fees, including delivery, insurance, storage and other charges incidental to trading and exchange fees.	The Index Fund has negotiated brokerage commissions at a current rate of $9.00 per round-turn transaction plus all hard costs and applicable fees. Brokerage commissions and transaction fees are estimated at 0.50% of net assets per year. For 2010, brokerage commissions and transaction fees totaled $98,386.

Others	Payment of ordinary legal, accounting and audit fees, printing and mailing costs, administrator fees and expense and other operating expenses, including fees and expenses of the ongoing offering of units.	Actual expense estimated at approximately 0.71% per year of the Index Fund’s net assets. For 2010, administrative and operating expenses totaled $354,506.

Others	Possible extraordinary expenses.	Actual payments to third parties, including any tax applicable to the Index Fund or any litigation expense; impossible to estimate.

Management Fee to General Partner

Beeland Management receives a monthly management fee of 0.0833% of the net assets of the Index Fund as of the end of the preceding month (a 1% annual rate).

Subscription Fee

Uhlmann Price Securities, LLC and additional selling agents will receive an aggregate subscription fee of 2.0% of the gross offering proceeds from the sale of Series B units as compensation for their services in soliciting and obtaining subscribers for the purchase of Series B units.

Trailing Servicing Fee

Beeland Management will cause the Index Fund to pay a trailing service fee of 0.0833% per month of the net assets of the Series B units that remain outstanding (a 1% annual rate, subject to a limit of 7.99% of the gross offering proceeds of the Series B units sold) to the selling agents selling the Series B units, beginning the month in which a Series B unit is sold; provided, however, that the trailing service fee, subscription fee, and reimbursements for legal fees together shall not exceed 10% of the gross offering proceeds of the sale of Series B units.

Once a Series B unit has been charged aggregate subscription fees, trailing service fees, and reimbursements for legal fees totaling 10% of the gross offering proceeds of such Series B unit, the trailing service fee will end with respect to such unit and the net asset value of such Series B unit will be recalculated, and the Series B unit will be redesignated, in terms of a Series C unit, against which no trailing service fee will be charged. The redesignation of a Series B unit to a Series C unit will have no impact on the net asset value of an investor’s investment in the Index Fund at the time of redesignation, or on any rights of the investor under the Limited Partnership Agreement, and is solely a bookkeeping convention to separate those Series B units sold pursuant to this Prospectus that have been charged aggregate subscription fees, trailing service fees, and reimbursements totaling 10% of the gross offering proceeds from the sale of such Series B units from those Series B units that have not been so charged.

Futures Commission Merchants and Price Futures Group; Brokerage Commissions

The Index Fund has designated MF Global Inc. as its current futures commission merchant. Price Futures Group serves as the introducing broker which introduces trades to MF Global and, as such, receives a portion of the brokerage commissions paid to MF Global.

The Index Fund has negotiated brokerage commissions at a rate of $9, plus all hard costs and applicable fees, per round-turn transaction (that is, a purchase and sale and including, but not limited to, all trading, clearinghouse, NFA and exchange fees). Beeland Management estimates that the annual brokerage commissions and transaction fees payable by the Index Fund will not exceed 0.50% of the Index Fund’s net assets per year of which approximately 50% is retained by Price Futures Group. The actual transaction costs will vary depending on the market and the exchange on which the contract is traded, therefore, it is possible that Price Futures Group may retain less or more than 50%. The Index Fund cannot guarantee that annual brokerage commissions will not exceed this amount, and the brokerage commissions payable by the Index Fund are subject to change, but in no event will brokerage commissions exceed applicable guidelines of the North American Securities Administrators Association.

Beeland Management will not effect any transactions in commodity contracts with any futures commission merchant affiliated directly or indirectly with Beeland Management, unless such transactions are effected at competitive rates. In no event will the Index Fund be allowed to enter into any exclusive brokerage contract.

The Index Fund will also pay or reimburse its futures commission merchants for any delivery, insurance, storage and other charges incidental to trading and exchange fees. Those types of charges are not included in the 0.50% estimate in the preceding paragraph. Beeland Management does not anticipate significant charges of this nature.

“Bid-Ask” Spreads

Commodity swap contracts are currently traded through banks and dealers that charge a “spread” between the “bid” and “ask” prices, reflecting their profit on the transaction. These spreads or mark-ups are not a fee payable by the Index Fund, as are commodity brokerage commissions, but rather represent a profit margin to the dealer, embedded in the pricing of such contracts, for entering into the transaction and thus are not subject to estimation. Beeland Management believes, however, that any swap transactions entered by the Index Fund will be conducted at prevailing market prices.

Operating and Administrative Expenses

The Index Fund pays ongoing expenses, estimated at approximately 0.71% per year of the Index Fund’s net assets, including legal, accounting and audit expenses, printing and mailing costs fees and expenses of the administrator, and other general operating expenses, including fees and expenses associated with the ongoing offering of units.

As compensation for its services as administrator of the Index Fund, Fund Dynamics, LLC receives a fee equal to 1/12th of 0.15% of the value of the Index Fund’s net assets as of the first day of each month. In addition to the above fee, the Index Fund pays the administrator $24 per partner per year for expenses associated with mailing and handling. Compensation to Fund Dynamics, LLC is included in the 0.71% estimate in the preceding paragraph.

Other Expenses

The Index Fund will also be responsible for all other expenses incurred by the Index Fund. These expenses may include extraordinary expenses such as the cost of litigation in which the Index Fund may become engaged or any tax applicable to the Index Fund. By their nature, the dollar amount of extraordinary expenses cannot be estimated with any reasonable certainty, but they could be substantial.

The actual expenses incurred by the Index Fund will be set forth in reports to the limited partners.

Beeland Management will be reimbursed by the Index Fund for any Index Fund expenses paid by Beeland Management.

REDEMPTION OF UNITS; NET ASSET VALUE

Redemption of Units

Units can generally be redeemed on the last trading day of any month. In order to redeem units, a limited partner must give six (6) business days written notice. Unless a limited partner is requesting complete redemption, Beeland Management will redeem units in the order in which they were purchased.

The redemption price per unit will be the net asset value per unit of the applicable series as of the close of business on the redemption date. The Index Fund imposes no redemption fees or charges.

The redemption price will not be fixed until the effective date of the redemption. In other words, limited partners are subject to any change in the net asset value per unit occurring between the date of their request for redemption and the effective date of the redemption. The net asset value per unit could change significantly, for better or worse, during that period, given the volatile nature of the commodities markets.

Requests for redemption should be transmitted to the Rogers International Raw Materials Fund, L.P., c/o Fund Dynamics, LLC, at 141 West Jackson Blvd., Suite 1340A, Chicago, IL 60604.

Pursuant to the Limited Partnership Agreement, each ERISA limited partner, as defined in the Limited Partnership Agreement, agrees that, if at the end of any month, the total value of any class of equity interests in the Index Fund held by all ERISA Limited Partners equals or exceeds 25% of the aggregate total value of such class of equity interests held by all limited partners, then all ERISA limited partners will be deemed to have redeemed, on a pro rata basis, that number of units sufficient to reduce the value of such class of equity interests held by the ERISA limited partners to less than 25% of the total value of such class of equity interests held by all limited partners unless Beeland Management believes that the units will qualify as “publicly offered securities” for purposes of Department of Labor (“DOL”) regulations. As of the date of this Prospectus, Beeland Management believes that the units do so qualify.

Transfers of Units

Subject to compliance with applicable securities laws, units may be assigned upon notice to the Index Fund and Beeland Management. Assignments will be effective as of the first day of the month following the month in which such notice is received. An assignee may become a substituted limited partner of the Index Fund only if the Index Fund’s general partner, in its sole discretion, gives its written consent to the admission of the assignee as a substitute limited partner, which consent will not be unreasonably withheld; provided, however, the economic benefits of ownership may be transferred or assigned without regard to such consent if the transfer or assignment will not cause a violation of any applicable securities laws, cause a termination of the Index Fund or cause the Index Fund to be classified as an association taxable as a corporation. To become a substitute limited partner, the assignee must provide the Index Fund’s general partner with a written acceptance of the limited partnership agreement.

Net Asset Value

The net assets, or net asset value, of the Index Fund is the Index Fund’s total assets minus its total liabilities, determined in accordance with generally accepted accounting principles, with all open positions marked to market. The net asset value per unit of the Index Fund is the net asset value of the Index Fund attributable to a particular series of Index Fund units at the time of calculation divided by the aggregate number of units of such series outstanding at that time.

FUTURES COMMISSION MERCHANT, INTRODUCING BROKER

Beeland Management has selected Price Futures Group as the Index Fund’s introducing broker and MF Global, Inc. as the Index Fund’s clearing broker. Price Futures Group, an Illinois corporation, will introduce the Index Fund’s futures transactions to the clearing broker in return for a portion of the clearing broker’s commission. It will also monitor the futures positions that the clearing broker reports in the Index Fund’s trading accounts for any errors in trade or valuation prices.

Price Futures Group is a registered introducing broker with the CFTC, and is a member of the National Futures Association (“NFA”). The offices of the introducing broker are located at 141 West Jackson Boulevard, Suite 1340A, Chicago, Illinois 60604, and the telephone number is (312) 264-4300.

Beeland Management has appointed MF Global Inc. as the Index Fund’s clearing broker. MF Global Inc. has no investment discretion in relation to the Index Fund.

MF Global Inc. (“MFG” or “MF Global”) is registered under the Commodity Exchange Act, as amended, as a futures commission merchant and a commodity pool operator, and is a member of the NFA in such capacities. In addition, MFG is registered as a broker-dealer with the Securities Exchange Commission and is a member of the Financial Industry Regulatory Authority as a broker-dealer. MFG was formerly known as Man Financial Inc. (“MFI”) until the change of name to MFG was effected on July 19, 2007. MFG is a member of all major U.S. futures exchanges and most major U.S. securities exchanges. MFG’s main office is located at 717 Fifth Avenue, 9th Floor, New York, New York 10022-8101. MFG’s telephone number at such location is (212) 589-6200. Pursuant to the commodity brokerage agreement between MFG and the Index Fund, the Index Fund has agreed to indemnify and hold harmless MFG and its affiliates from and against any liability, damage, cost or expense any of them may incur or be subjected to with respect to the Index Fund or any transaction or position therein, or as a result of the Index Fund’s violation of any representations, agreements or obligations under the commodity brokerage agreement. MFG will only be liable to the Index Fund for actions or inactions which amount to negligence or misconduct.

At any given time, MFG is involved in numerous legal actions and administrative proceedings, which in the aggregate, are not, as of the date of this Memorandum and/or Disclosure Document (“Memorandum”), expected to have a material effect upon its condition, financial or otherwise, or to the services it will render to the Partnership and/or Commodity Trading Advisor (“Trading Advisor”). There have been no administrative, civil or criminal proceedings pending, on appeal or concluded against MFG or its principals within the five years preceding the date of this Memorandum that MFG would deem material for purposes of Part 4 of the Regulations of the Commodity Futures Trading Commission (the “CFTC”), except as follows:

In May 2006, MFI was sued by the Receiver for Philadelphia Alternate Asset Fund (“PAAF”) and associated entities for common law negligence, common law fraud, violations of the Commodity Exchange Act and RICO violations (the “Litigation”). In December 2007, without admitting any liability of any party to the Litigation to any other party to the Litigation, the Litigation was settled with MFI agreeing to pay $69 million, plus $6 million of legal expenses, to the Receiver, in exchange for releases from all applicable parties and the dismissal of the Litigation with prejudice. In a related action, MFI settled a CFTC administrative proceeding (In the Matter of MF Global, f/k/a Man Financial Inc., and Thomas Gilmartin) brought by the CFTC against MFI and one of its employees for failure to supervise and recordkeeping violations. Without admitting or denying the allegations, MFI agreed to pay a civil monetary penalty of $2 million and accept a cease and desist order.

On February 20, 2007, MFI settled a CFTC administrative proceeding (In the Matter of Steven M. Camp and Man Financial Inc., CFTC Docket No. 07-04) in which MFI was alleged to have failed to supervise one of its former associated persons (“AP”) who was charged with fraudulently soliciting customers to open accounts at MFI. The CFTC alleged that the former AP misrepresented the profitability of a web-based trading system and of a purported trading system to be traded by a commodity trading advisor. Without admitting or denying the allegation, MFI agreed to pay restitution to customers amounting to $196,900.44 and a civil monetary penalty of $120,000. MFI also agreed to a cease and desist order and to strengthen its supervisory system for overseeing sales solicitations by employees in connection with accounts to be traded under letters of direction in favor of third party system providers.

On March 6, 2008, and thereafter, 5 virtually identical proposed class action securities suits were filed against MFG’s parent, MF Global Ltd. (now, MF Global Holdings Ltd.) (“MF Global”), certain of its officers and directors, and Man Group plc. These suits have now been consolidated into a single action. The complaints seek to hold defendants liable under §§ 11, 12 and 15 of the Securities Act of 1933 by alleging that the registration statement and prospectus issued in connection with MF Global’s initial public offering in July 2007 were materially false and misleading to the extent that representations were made regarding MF Global’s risk management policies, procedures and systems. The allegations are based upon MF Global’s disclosure of $141.5 million in trading losses incurred in a single day by an AP in his personal trading account (“Trading Incident”), which losses MFG was responsible to pay as an exchange clearing member. The consolidated cases have been dismissed on a motion to dismiss by defendants. Plaintiffs have appealed. In January 2011, the parties reached a preliminary agreement to settle whereby MF Global will contribute $2.5 million to an overall settlement amount of $90 million. The preliminary settlement will be subject to Court review and final approval.

On December 17, 2009, MFG settled a CFTC administrative proceeding in connection with the Trading Incident and three other matters without admitting or denying any allegations and accepting a charge of failing to supervise (In the Matter of MF Global Inc. CFTC Docket No. 10-03). The three additional matters that were settled involved allegations that MF Global failed to implement procedures to ensure proper transmissions of price information for certain options that were sent to a customer, specifically that the price indications reflected a consensus taken on [a particular] time and date and were derived from different sources in the market place;

failed to diligently supervise the proper and accurate preparation of trading cards and failed to maintain appropriate written authorization to conduct trades for a certain customer. Under the Commission’s order, MFG agreed to pay an aggregate civil monetary penalty of $10 million (which it had previously accrued) and agreed to a cease and desist order. In addition, MFG agreed to specific undertakings related to its supervisory practices and procedures and MFG agreed that it would engage an independent outside firm to review and assess the implementation of the undertakings and certain recommendations that MFG previously accepted. At the same time, MFG, without admitting or denying the allegations made by the CME, settled a CME disciplinary action relating to the Trading Incident by paying a fine of $495,000.

On August 28, 2009, Bank of Montreal (“BMO”) instituted suit against MFG and its former broker, Joseph Saab (“Saab”) (as well as a firm named Optionable, Inc. and five of its principals or employees), in the United States District Court for the Southern District of New York. In its complaint, BMO asserts various claims against all defendants for their alleged misrepresentation of price quotes to BMO’s Market Risk Department (“MRD”) as independent quotes when defendants knew, or should have known, that David Lee (“Lee”), BMO’s trader, created the quotes which, in circular fashion, were passed on to BMO through MFG’s broker, thereby enabling Lee substantially to overvalue his book at BMO. BMO further alleges that MFG and Saab knew that Lee was fraudulently misrepresenting prices in his options natural gas book and aided and abetted his ability to do so by MFG’s actions in sending price indications to the BMO MRD, and substantially assisted Lee’s breach of his fiduciary duties to BMO as its employee. The Complaint seeks to hold all defendants jointly and severally liable and, although it does not specify an exact damage claim, it claims CAD 680.0 million (approximately $635.9 million) as a pre-tax loss for BMO in its natural gas trading, claims that it would not have paid brokerage commissions to MFG (and Optionable), would not have continued Lee and his supervisor as employees at substantial salaries and bonuses, and would not have incurred substantial legal costs and expenses to deal with the Lee mispricing. MFG has made a motion to dismiss, which was denied.

In or about October 2003, MFI uncovered an apparent fraudulent scheme conducted by third parties unrelated to MFI that may have victimized a number of its clients. CCPM, a German Introducing Broker, introduced to MFI all the clients that may have been victimized. An agent of CCPM, Michael Woertche (and his asssociates), apparently engaged in a Ponzi scheme in which allegedly unauthorized transfers from and trading in accounts maintained at MFI were utilized to siphon money out of these accounts, on some occasions shortly after they were established. MFI was involved in two arbitration proceedings relating to these CCPM introduced accounts. The first arbitration involved claims made by two claimants before a NFA panel. The second arbitration involves claims made by four claimants before a FINRA panel. The claims in both arbitrations are based on allegations that MFI and an employee assisted CCPM in engaging in, or recklessly or negligently failed to prevent, unauthorized transfers from, and trading in, accounts maintained by MFI. Damages sought in the NFA arbitration proceeding were approximately $1,700,000 in compensatory damages, unspecified punitive damages and attorney’s fees in addition to the rescission of certain deposit agreements. The NFA arbitration was settled for $200,000 as to one claimant and a net of $240,000 as to the second claimant during fiscal 2008. Damages sought in the FINRA proceeding were approximately $6,000,000 in compensatory damages and $12,000,000 in punitive damages. During the year ended March 31, 2009, the FINRA arbitration was settled for an aggregate of $800,000.

The Liquidation Trustee (“Trustee”) for Sentinel Management Group, Inc. (“Sentinel”) sued MFG in June 2009 on the theory that MFG’s withdrawal of $50.2 million within 90 days of the filing of Sentinel’s bankruptcy petition on August 17, 2007 is a voidable preference under Section 547 of the Bankruptcy Code and, therefore, recoverable by the Trustee, along with interest and costs.

In May 2009, investors in a venture set up by Nicholas Cosmo (“Cosmo”) sued Bank of America and MFG, among others, in the United States District Court for the Eastern District of New York, alleging that MFG, among others, aided and abetted Cosmo and related entities in a Ponzi scheme in which investors lost $400 million. MFG has made a motion to dismiss which was granted and cannot be appealed by plaintiffs until the conclusion of the case against Bank of America.

In December 2010, the Court-appointed receiver for Joseph Forte, L.P., (“Forte Partnership”) filed a complaint in the United States District Court for the Eastern District of Pennsylvania, alleging that MFG was negligent in the handling of a futures account the Forte Partnernship maintained at MFG. The Complaint alleges that as a result of MFG’s negligence, Joseph Forte (“Forte”) was able to operate a Ponzi scheme in which he misappropriated at least $25,000,000 from limited partners in the Forte Partnership. The Complaint seeks damages “in excess of $150,000.” MFG has not been served with the complaint.

In the late spring of 2009, MFG was sued in Oklahoma State Court by customers who were substantial investors with Mark Trimble (“Trimble”) and/or Phidippides Capital Management (“Phidippides”). Trimble and Phidippides may have been engaged in a Ponzi scheme. Plaintiffs allege that MFG “materially aided and abetted” Trimble’s and Phidippides’ violations of the anti-fraud provisions of the Oklahoma securities laws and they are seeking damages “in excess of” $10,000 each. MFG made a motion to dismiss which was granted by the court. Plaintiffs have appealed.

On August 4, 2010, MFG was added as a defendant to a consolidated class action complaint filed against Moore Capital Management and related entities in the United States District Court for the Southern District of New York alleging claims of manipulation and aiding and abetting manipulation, in violation of the Commodity Exchange Act. Specifically, the complaint alleges that, between October 25, 2007 and June 6, 2008, Moore Capital directed MFG, as its executing broker, to enter “large” market on close orders (at or near the time of the close) for platinum and palladium futures contracts, which allegedly caused artificially inflated prices. On August 10, 2010, MFG was added as a defendant to a related class action complaint filed against the Moore—related entities on behalf of a class of plaintiffs who traded the physical platinum and palladium in the relevant time frame, which alleges price fixing under the Sherman Act and violations of the civil Racketeer Influenced and Corrupt Organizations Act. On September 30, 2010 plaintiffs filed an amended consolidated class action complaint that includes all of the allegations and claims identified above on behalf of subclasses of traders of futures contracts of platinum and palladium and physical platinum and palladium. Plaintiffs’ claimed damages have not been quantified. This matter is in its earliest stages.

MFG and an affiliate, MF Global Market Services LLC (“Market Services”), are currently involved in litigation with a former customer of Market Services, Morgan Fuel & Heating Co., Inc. (“Morgan Fuel”) and its principals, Anthony Bottini, Jr., Brian Bottini and Mark Bottini (the “Bottinis”). The litigations arise out of trading losses incurred by Morgan Fuel in over-the-counter derivative swap transactions, which were unconditionally guaranteed by the Bottinis.

On October 6, 2008, Market Services commenced an arbitration against the Bottinis to recover $8.3 million, which is the amount of the debt owed to Market Services by Morgan Fuel after the liquidation of the swap transactions. MF Global Market Services LLC v. Anthony Bottini, Jr., Brian Bottini and Mark Bottini, FINRA No. 08-03673. Each of the Bottinis executed a guaranty in favor of Market Services personally and unconditionally guaranteeing payment of the obligations of Morgan Fuel upon written demand by Market Services. Market Services asserted a claim of breach of contract based upon the Bottinis’ failure to honor the guarantees.

On October 21, 2008, Morgan Fuel commenced a separate arbitration proceeding before FINRA against MFG and Market Services. Morgan Fuel claims that MFG and Market Services caused Morgan Fuel to incur approximately $14.2 million in trading losses. Morgan Fuel v. MFG and Market Services, FINRA No. 08-03879. Morgan Fuel seeks recovery of $5.9 million in margin payments that it allegedly made to Market Services and a declaration that it has no responsibility to pay Market Services for the remaining $8.3 million in trading losses because Market Services should not have allowed Morgan Fuel to enter into, or maintain, the swap transactions. On MFG’s motion, the Supreme Court of the State of New York determined that there was no agreement to arbitrate such claims. Morgan Fuel appealed and all appeals were denied.

The Bottinis also asserted a third-party claim against Morgan Fuel, which in turn asserted a fourth-party claim against MFG, Market Services and Steven Bellino (an MFG employee) in the arbitration proceeding commenced by Market Services. The Supreme Court of the State of New York denied a motion to stay the fourth party claim but the denial to stay was reversed. Morgan Fuel filed a motion to appeal with the New York Court of Appeals which was denied.

On December 12, 2008, MFG settled three CME Group disciplinary actions involving allegations that on a number of occasions in 2006 and 2007, MFG employees engaged in impermissible pre-execution communications in connection with trades executed on the e-cbot electronic trading platform, withheld customer orders that were executable in the market for the purpose of soliciting, and brokering contra-orders and crossed orders on the e-cbot trading platform without allowing for the minimum required exposure period between the entry of the orders. MFG was also charged with failing to properly supervise its employees in connection with these trades. Without admitting or denying any wrongdoing, MFG consented to an order of a CME Business Conduct Committee Panel which found that MFG violated legacy CBOT Rule 504.00 and Regulations 480.10 and 9B.13 and 9B.13(c) and ordered MFG to pay a $400,000 fine, cease and desist from similar conduct and, in consultation with CME Market regulation Staff, enhance its training practices and supervisory procedures regarding electronic trading practices.

Investors should be aware that the Index Fund shall bear all risks of an economic or judicial nature as well as those resulting from bankruptcy, liquidation, riots, war, force majeure, or other events which may affect assets deposited in the name of the Index Fund with MF Global Inc.

The Index Fund may execute or clear some or all of its trades through different brokerage firms without notice to the limited partners.

CONFLICTS OF INTEREST

Beeland Management has not established any formal procedures to resolve the conflicts of interest described below. You should be aware that no such procedures have been established, and that, consequently, you will be dependent on the good faith of the respective parties subject to such conflicts to resolve such conflicts equitably. Although Beeland Management will attempt to monitor and resolve these conflicts in good faith, it will be extremely difficult, if not impossible, for it to assure that these conflicts will not, in fact, result in adverse consequences for the Index Fund. Notwithstanding the conflict of interest, the Index Fund will trade in parallel with all other Index tracking accounts traded by Beeland Management.

The Index Fund Does Not Have an Independent Trading Advisor

The Index Fund does not have an independent trading advisor. Beeland Management manages the Index Fund and implements all trading decisions for the Index Fund. It is unlikely that Beeland Management will engage any other trading advisor for the Index Fund, even if it were advantageous to do so.

Other accounts and businesses of Beeland Management, and its Principals

Beeland Management will enter trades based on trading instructions designed to produce a portfolio of trades in commodities which should track the Index. Beeland Management manages several other accounts that track the Index and which therefore compete with the Index Fund for the same positions and may operate additional commodity accounts in the future. Beeland Management and its principals may trade commodity futures and other interests for their own accounts. The records of any such trading activities and any written policies related to such trading will not be made available to limited partners. Beeland Management’s trading for its own account may create conflicts of interest because it is possible that positions taken by Beeland Management or its principals for their own or others’ accounts may be the same as or may be taken ahead of or opposite positions taken on behalf of the Index Fund. Beeland Management and its managers will not, however, knowingly trade for their own or another’s account ahead of the Index Fund’s account.

Purchases and liquidations by both the Index Fund and other accounts managed by Beeland Management may occur simultaneously. The effect of such combined purchase or sale orders may have a greater impact on the price for that commodity in the then-current market than had only one account placed orders for a lesser volume of that commodity. Beeland Management employs an allocation system that it in good faith believes is equitable and systematic. However, at times Beeland Management may be required to enter orders inconsistently among the accounts that it manages. Trading performance among such accounts will not track each other perfectly because each account, including the Index Fund, has a different investor composition and at certain times, more investors may be adding or withdrawing capital from one account than another. There is no assurance that the Index Fund’s performance will not be adversely affected by the manner in which orders are entered or filled. Similarly, there is no assurance that the Index Fund’s performance will be better or worse than any other account managed by Beeland Management or by any of its managers or members.

Beeland Management, its members and managers are also involved with other businesses, some of which include the financial services, securities, futures and trading businesses. Neither the Index Fund’s limited partnership agreement nor any other restriction will prohibit or limit these other business activities, even to the extent that they engage in the same business and/or trading activities as those of the Index Fund.

Beeland Management will not spend its entire time managing the business of the Index Fund and Walter T. Price III and Allen Goodman, the managing members of Beeland Management, will not spend their full time managing the business and affairs of Beeland Management. Beeland Management believes, however, that its time available for the management of the Index Fund’s business and trading activities will be sufficient for it to fulfill its duties and obligations to the Index Fund. It also believes that the managing members’ time available for its management will be adequate to fully perform their duties to Beeland Management.

Walter Thomas Price III and Allen D. Goodman, Managing Members of the Index Fund’s General Partner, are officers of the Introducing Broker for the Index Fund.

Price Futures Group introduces the Index Fund’s commodity trading activity to MF Global Inc., the Index Fund’s clearing broker, and receives a portion of the commissions paid to MF Global Inc. Walter Thomas Price III and Allen D. Goodman, Beeland Management’s current managing members, are officers of Price Futures Group.

Price Holdings, Inc. owns 100% of Price Futures Group, and Price Holdings, Inc. ESOP, an “employee stock ownership plan,” holds 100% of the stock of Price Holdings, Inc. for the benefit of its employees (including Mr. Price and Mr. Goodman).

Because the general partner is responsible for selecting the Index Fund’s brokers, the Index Fund’s general partner has a conflict of interest in performing these functions given the ownership of Price Futures Group and Mr. Price’s and Mr. Goodman’s position with that firm.

Walter Thomas Price III and Allen D. Goodman are interested in the Administrator.

Fund Dynamics, LLC serves as the Index Fund’s administrator and receives a fee for its services. Price Holdings, Inc. owns 100%, and Allen D. Goodman is an officer of, Fund Dynamics, LLC. As Beeland Management chooses the Index Fund’s service providers, including administrators, Beeland Management has a conflict of interest in choosing Fund Dynamics, LLC to perform administrative services for the Index Fund given its ownership and Mr. Goodman’s relationship with that firm.

Distribution and Liquidation Decisions by the Index Fund’s General Partner

While the Index Fund’s general partner has the authority to make distributions, given the monthly liquidity available to limited partners, it is very likely that no distributions will ever be made to the limited partners. The Index Fund’s general partner will be financially motivated to not declare any distributions because distributions will lower the net assets of the Index Fund, which will in turn reduce the amount of the monthly management fee which is payable by the Index Fund to its general partner. The Index Fund’s general partner will also have an incentive to discourage liquidation of units by any limited partner for the same reason.

The Index Fund’s Brokers

The Index Fund’s brokers act from time to time as brokers for other accounts with which they are affiliated or in which they or one of their respective affiliates has a financial interest. In addition, various accounts traded through the Index Fund’s brokers (and over which their personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of or compete with the Index Fund for the same positions. The Index Fund’s brokers may have a conflict of interest in their execution of trades for the Index Fund and for other of their customers. Beeland Management has, however, no reason to believe that the Index Fund’s brokers would knowingly or deliberately favor any other customer over the Index Fund with respect to the execution of commodity trades.

The Index Fund’s Selling Agents

The Index Fund’s selling agents receive subscription fees and servicing fees in respect of the units they sell. Consequently, the selling agents have a conflict of interest in advising their clients whether to invest in or redeem units.

Fiduciary Duty and Remedies

The Index Fund’s general partner is accountable to the Index Fund as a fiduciary. Under Illinois law, the fiduciary duty owed by a general partner to a limited partner encompasses the duty of exercising good faith, honesty, and fairness in his dealings with them and the funds of the partnership. The fiduciary relationship embraces all matters reasonably relating to the partnership. The general partner’s fiduciary duty exists concurrently with the obligations set forth in the partnership agreement.

If a limited partner believes the Index Fund’s general partner has violated its fiduciary duties, the limited partner may seek to recover damages from or require an accounting by the general partner. The Index Fund’s general partner’s performance of its fiduciary duties will also be measured by the terms of the Index Fund’s limited partnership agreement. Some provisions of the limited partnership agreement may take away or limit some of the legal remedies that might otherwise be available to limited partners.

The general partner of the Index Fund may not be liable to the Index Fund or limited partners for errors in judgment or other acts or omissions not amounting to misconduct or negligence, since provision has been made in the Index Fund’s limited partnership agreement for exculpation of the Index Fund’s general partner. Therefore, purchasers of the units have a more limited right of action than they would have absent the limitation in the limited partnership agreement.

Limited partners may have the right to bring an arbitration, reparations or other legal proceeding against the Index Fund’s general partner if the general partner violates any applicable laws or regulations, like the Commodity Exchange Act or the regulations of the CFTC.

THE LIMITED PARTNERSHIP AGREEMENT

The following is a summary briefly describes certain aspects of the Index Fund's Limited Partnership Agreement. You should carefully review the Limited Partnership Agreement, attached hereto as Exhibit A, and consult with your own advisors concerning the implications to you of investing in the Index Fund.

Limited Liability of Limited Partners

A limited partner’s liability is limited to the amount of his capital contribution and his share of any assets and undistributed net profits.

The general partner of the Index Fund will be liable for all obligations of the Index Fund which the Index Fund is not able to pay or satisfy. The general partner of the Index Fund will not, however, be liable for the return or repayment of all or any portion of the capital or profits of any limited partner.

Management of Index Fund Affairs

The limited partnership agreement gives Beeland Management, as general partner, complete responsibility for management of the Index Fund and provides no management role for the limited partners. The limited partners will not take part in the management or operation of the business or property of the Index Fund and will have no voice in the operations of the Index Fund.

Sharing of Profits and Losses

Partnership Accounting

Each limited partner and the general partner of the Index Fund will have a capital account. It will be credited with the amount of the limited partner’s capital contributions, and the limited partner’s proportionate share of the Index Fund’s income or gains. The capital account will be debited with the limited partner’s proportionate share of the Index Fund’s deductions or losses, and the amount of any distributions made to and liquidations made by the limited partner.

Initially, each partner’s partnership interest will be the ratio that the amount of his net subscription after deducting applicable subscription fees bears to the aggregate net asset value of all Units held by limited partners. Each partner’s capital account will be proportionately adjusted monthly to reflect the partner’s portion of the Index Fund’s gain or loss. Profits and losses for each fiscal year will be allocated among the Index Fund's series of units pro rata on the basis of Index Fund capital attributable to each such series and then among the limited partners holding units in a series pro rata based upon the number of units of such series held by the limited partners; provided, however, that only holders and former holders of the Index Fund's Series A units will be allocated any Index Fund recoveries related to the bankruptcy of Refco, Inc., and its affiliates.

Federal Tax Allocations

At the end of each fiscal year, the Index Fund will determine the total taxable income or loss for the year. Taxable gain or loss will be allocated to each limited partner in the proportion that the limited partner’s capital account bears to the total capital accounts of all limited partners. Each limited partner will be responsible for his, her or its share of federal income taxes due.

Gains and losses will be allocated among those who are partners when positions are closed and the gains or losses are realized. Therefore, if a partner’s proportionate interest increases as a result of redemption by others between the time an unrealized gain occurs and the time the gain is realized, the partner’s share of taxable gain for the year may exceed the partner’s economic gain.

Each limited partner’s tax basis in the partner’s units is increased by the taxable income allocated to the limited partner and reduced by any distributions received and losses allocated to the limited partner. See “Federal Income Tax Aspects.”

Distributions

The Index Fund is not required to make any distributions, and distributions will be made only as determined by the general partner of the Index Fund, in its sole discretion. It is not anticipated that any distributions will ever be made. If distributions occur, they will be made pro rata based upon net asset value of units held by the limited partners.

Dissolution and Termination of the Index Fund

The Index Fund may be terminated if any of the following events occur: the bankruptcy or withdrawal from the Index Fund of its general partner; the disposition of all or substantially all of the Index Fund’s assets; the decision by the Index Fund’s general partner to dissolve the Index Fund; or the agreement by limited partners holding more than 50% of the then outstanding partnership interests owned by limited partners to dissolve the fund.

Resignation or Withdrawal of Beeland Management

The general partner of the Index Fund may resign by giving at least 120 days prior written notice to the limited partners.

Amendments and Meetings

The limited partnership agreement may be amended if the Index Fund’s general partner and limited partners owning more than 50% of the outstanding units agree. The general partner of the Index Fund may amend the limited partnership agreement without the approval of the limited partners in order to clarify inaccuracies or ambiguities, make changes required by regulators or by law or make any other changes the general partner of the Index Fund deems advisable so long as they are not adverse to limited partners.

Although the Index Fund will not hold any regular, or annual, meetings of the limited partners, limited partners owning at least 10% of the outstanding units can require the general partner of the Index Fund to call a meeting of the Index Fund. The details of this procedure are set forth in Article XX of the limited partnership agreement attached to this prospectus.

Reports to Limited Partners

The general partner of the Index Fund will provide these reports and statements to the limited partners: (i) a monthly account statement, reporting net assets and net asset value per unit as of the end of such month, as well as information relating to the advisory and brokerage fees and other expenses incurred by the Index Fund during that month; (ii) a quarterly statement, including unaudited financial statements; (iii) an annual report, including audited financial statements, certified by an independent public accountant, and the average round turn rate for the fiscal year; and (iv) tax information necessary for the preparation of the limited partners’ annual federal income tax returns.

The foregoing notwithstanding, any material changes in the Issuer’s basic investment policies or structure shall require prior approval by an affirmative vote (which may be in person or by proxy) of Limited Partners owning more than 50% of the outstanding units of partnership interest.

In addition, notice will be mailed to each limited partner within seven business days of any of the following events: (i) a decrease in the net asset value of a unit to 50% or less of the net asset value most recently reported; (ii) any change in advisors, commodity brokers or the general partner of the Index Fund; and (iii) any material change in the Index Fund’s trading policies or any material change in an advisor’s trading strategies; (iv) any change in futures commission merchants of the Index Fund or any change in payment of brokerage commissions on a round turn basis; (v) any change in the General Partner; (vi) any material change in the Partnership’s trading policies; or (vii) any other material change affecting the compensation of any party.

The Index Fund’s books and records maintained at the Index Fund’s principal place of business c/o Beeland Management Company, LLC, 141 W. Jackson Blvd., Suite 1340A, Chicago, Illinois 60604 and at such other location or locations, if any, as designated by Beeland Management. The limited partners or their designated agents may inspect the Index Fund’s books and records during reasonable business hours. The general partner will maintain and preserve these records for a period of at least five years.

Indemnification

The Index Fund agrees to indemnify the Index Fund’s general partner (including its members, managers, agents, officers, and employees) for actions taken on behalf of the Index Fund, against any loss, expense, damage or injury (including reasonable attorney’s fees and other expenses incurred in connection with the defense of any such action) incurred by the general partner, so long as the actions were for a purpose reasonably believed to be in the best interests of the Index Fund, and the conduct in question did not constitute misconduct, negligence or bad faith. The limited partners are not liable for such indemnification, which is payable only out of the assets of the Index Fund.

The general partner (including its members, managers, agents, officers, and employees) and any person acting as a broker-dealer will not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws, unless the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the indemnified party, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the indemnified party, or (iii) a court of competent jurisdiction approves a settlement of the claims against the indemnified party and finds that indemnification of the settlement and related costs should be made. The court is required to be advised of the position of the SEC and any state securities regulatory authority where units were offered or sold as to indemnification for violations of securities laws. However, the court need only be advised and consider the positions of the securities regulatory authorities of those states which are specifically set forth in the partnership agreement and in which plaintiffs claim they were offered or sold units.

The Index Fund has been advised that in the opinion of the SEC, any indemnification of the Index Fund’s general partner or its affiliates for any liabilities arising under the Securities Act of 1933 is contrary to public policy as expressed in that Act and, therefore, is unenforceable.

FEDERAL INCOME TAX ASPECTS

In the opinion of Sidley Austin LLP, the Index Fund will be treated as a partnership for federal income tax purposes, not as an association taxable as a corporation, and, based on the general partner’s representation as to the type of income earned and expected to be earned by the Index Fund, it will not be treated as a “publicly traded partnership” taxable as a corporation. Accordingly, the Index Fund will not pay any federal income tax. In addition, in the opinion of Sidley Austin LLP, the following summary fairly and accurately describes the material federal income tax consequences to United States taxpayers that are individuals that invest in the Index Fund.

Sidley Austin LLP’s opinion has been filed as an exhibit to the registration statement of which this prospectus is a part. This opinion is not binding on the Internal Revenue Service (“IRS”) or any court, and there can be no assurance that the IRS will not assert that the Index Fund should be treated as an association taxable as a corporation or as a “publicly traded partnership” taxable as a corporation. The following discussion assumes the Index Fund will be treated as a partnership for federal income tax purposes.

Taxation of Limited Partners on Profits and Losses of the Index Fund

Each partner must report and pay tax on his distributive share of the Index Fund’s income, gains, loss, deductions, credits and other items (collectively, “Index Fund Items”) for the Index Fund’s taxable year ending with or within the partner’s taxable year. A partner must report and pay tax on his distributive share of Index Fund Items for a particular taxable year whether or not any cash is actually distributed to him in that year.

Allocations of Index Fund Items

A limited partner’s distributive share of Index Fund Items will be determined under the limited partnership agreement so long as the allocations in the limited partnership agreement have substantial economic effect. Were the allocation provisions in the limited partnership agreement found to lack substantial economic effect, each partner’s distributive share of Index Fund Items would be determined by the IRS on the basis of the partner’s interest in the Index Fund, based on all the facts and circumstances.

In general, in order for allocations to have substantial economic effect, the allocations must be charged or credited to the partners’ capital accounts (which are different than the capital accounts provided for in the limited partnership agreement) and the capital accounts must control distribution of assets upon liquidation. Beeland Management believes that the allocations in the limited partnership agreement will be respected for federal income tax purposes either under the “substantial economic effect” or will satisfy a substitute “alternative test” or “economic effect equivalence test.” The limited partnership agreement does not meet a third requirement for substantial economic effect, which is that a partner must make a contribution to the Index Fund equal to any deficit in his capital account. Accordingly, under the Treasury regulations and the limited partnership agreement, losses will not be allocable to a partner in excess of the partner’s capital contributions plus properly allocated profits less any prior distributions. Unexpected violations of this rule are cured under the limited partnership agreement by allocating items of income and gain to partners with a deficit capital account balance.

Items of income, gain, loss, expense and deduction, will be allocated pro rata among the partners based on their respective capital accounts as of the end of each accounting period in which such items accrue, after taking into account the allocation of management fees attributable to such partner.

For purposes of these allocations, any gain or loss required to be taken into account in accordance with the “mark-to-market” rules of Section 1256(a)(1) of the Code shall be considered a recognized gain or loss.

Basis Limitation on the Use of Losses

A limited partner may deduct Index Fund losses only to the extent of the limited partner’s tax basis in its units. Generally, a limited partner’s tax basis is the amount paid for the units reduced (but not below zero) by the limited partner’s share of any Index Fund distributions, losses and expenses, and increased by the limited partner’s share of the Index Fund’s income and gains. Losses disallowed under this limitation are suspended and may be carried forward and deducted in subsequent taxable years, subject to this and all other applicable limitations.

At-Risk Limitation on the Use of Losses

A limited partner subject to “at-risk” limitations (generally, non-corporate taxpayers and closely-held corporations meeting with certain tests) can only currently deduct losses to the extent the limited partner is “at-risk.” The “at-risk” amount is equal to the total of all the money the limited partner contributed to the Index

Fund (except to the extent that the money contributed was borrowed by the limited partner either without recourse to the limited partner or from a person with an interest in the partnership or a person related to such a person, or for which the limited partner has pledged any unrelated property as security), reduced (but not below zero) by the limited partner’s share of any Index Fund distributions, losses and expenses and increased by the limited partner’s share of the Index Fund’s income and gains. Losses denied under this limitation are suspended and may be carried forward and deducted in subsequent taxable years, subject to this and other applicable limitations.

Limitations on the Use of Capital Losses

Capital losses may be used to offset short-term or long-term capital gains allocated to a partner, plus (for limited partners other than corporations) up to $3,000 ($1,500 in the case of a married individual filing a separate return) of ordinary income each year. Generally, noncorporate taxpayers may carry forward, but may not carry back, unused net capital losses. However, an individual (but not an estate, trust or corporation) may carry unused net capital losses from trading in Section 1256 Contracts back to each of the three preceding years to the extent of the capital gain net income for such preceding year from trading in Section 1256 Contracts (or of overall net capital gain income for the year, if less). See “Federal Income Tax Aspects—Taxation on Commodity Transactions” below for an explanation of Section 1256 Contracts.

Limitations on the Use of Passive Activity Losses

The Code limits the deductibility of losses from business activities in which a taxpayer (limited to individuals, certain estates and trusts, personal service corporations or closely-held corporations) does not materially participate (“Passive Losses”). Passive Losses generally are deductible only to the extent of income from other passive activities. Passive activities include any activity that the taxpayer carries on as a limited partner, but do not include rental real estate activities under certain circumstances. Passive Losses in any year cannot be used to offset earned income, active business income or portfolio income (such as dividends, interest, royalties and nonbusiness capital gains), including portfolio income passed through to a taxpayer from a passive activity, but can only be used to offset income from other passive activities. Passive Losses which are not deductible in any year may be carried over to succeeding years indefinitely and used to offset income from passive activities in such succeeding years and may be deducted upon the taxpayer’s disposition of its entire interest in the passive activity. Partners which are closely held corporations may use their share of Passive Losses from the Index Fund to offset net active income, but not portfolio income. Interest expense incurred in connection with a passive activity or to acquire or carry an interest in a passive activity is included in calculating Passive Loss and thus would be subject to any limitations on the deductibility of Passive Losses.

Under the regulations, the trading of personal property, such as commodities contracts and futures and options thereon, will not be treated as a passive activity. Accordingly, a partner’s distributive share of items of income, gain, deduction or loss from the Index Fund will not be treated as passive income or loss and Index Fund gains allocable to partners will not be available to offset Passive Losses from sources outside the Index Fund. Index Fund gains allocable to partners will, however, be available to offset losses with respect to portfolio investments, such as stocks and bonds. Moreover, any Index Fund losses allocable to partners will be available to offset other income, regardless of the source of the income.

Limitations on Itemized Deductions of Individuals

If the Index Fund is treated as engaged in an investment activity (and not in a trade or business), a limited partner taxed as an individual would be allowed a deduction for the limited partner’s share of general partnership expenses only to the extent that the total of the limited partner’s investment and other miscellaneous expenses exceeds 2% of the limited partner’s adjusted gross income. In addition, for tax years beginning after December 31, 2012 and for regular tax purposes (but not for alternative minimum tax purposes), the amount of itemized deductions in excess of the 2% threshold that noncorporate taxpayers (other than estates and trusts) will be allowed to deduct will be subject to a reduction equal to, generally, 3% of the individual taxpayer’s adjusted gross income in excess of a certain threshold amount. Certain deductions, including the deduction for investment interest, are not affected by either of these limitations. Because of the active nature of the trading activities of the Index Fund, Beeland Management believes that the Index Fund will be treated as engaging in the trade or business of trading commodities, and not as engaged in an investment activity. Therefore, Beeland Management believes that this limitation will not apply to the Index Fund’s expenses.

Limitation on the Use of Syndication Expenses

Neither the Index Fund nor any partner will be entitled to any deduction for syndication expenses, that is, amounts paid or incurred in connection with issuing and marketing the units. In addition, there is a risk that some portion of any brokerage fees would be treated as a nondeductible payment by the Index Fund of syndication expenses.

Interest Limitations

A non-corporate partner may deduct the total of the limited partner’s interest expense incurred or continued to purchase or carry “property held for investment” only to the extent of the limited partner’s net “investment income” from all such property the limited partner holds. A unit in the Index Fund should be considered “property held for investment,” and the interest expense incurred by a limited partner to purchase or carry a unit and such limited partner’s distributive share of Index Fund investment interest expense should generally be subject to this limitation. Deductions limited under this rule may be carried forward indefinitely, subject to this and other applicable limitations. A limited partner’s net investment income will not include that portion of investment income derived from long-term capital gains unless the partner elects to treat such gains as short-term gains.

Cash Distributions and Unit Redemptions

To the extent of the limited partner’s tax basis in its units, cash distributed to a limited partner by the Index Fund upon redemption of units will constitute a return of capital that will not be reportable as taxable income, but will reduce the limited partner’s tax basis in its units. To the extent that cash distributions exceed a limited partner’s tax basis in its units, such distributions will be taxable to the limited partner as gain from the sale or exchange of the units. The cash distributed to the limited partner is deemed to include any liabilities of the Index Fund allocated to such partner for federal income tax purposes. For federal income tax purposes only, the recourse and nonrecourse liabilities of the Index Fund are allocated among the partners in the manner specified in the Treasury regulations under Sections 704 and 752 of the Code. Liabilities allocated to a partner increase that partner’s tax basis and reallocation of a liability to another partner decreases a partner’s tax basis. See “Federal Income Tax Aspects—Basis Limitation on the Use of Losses” above for information on the calculation of tax basis. Accordingly, the cash distributed to the limited partner is deemed to include the amount of any liabilities allocated to the limited partner. Upon complete redemption of all of a limited partner’s units, the limited partner may recognize loss to the extent of any unrecovered basis in the redeemed units. If the limited partner is not a “dealer” with respect to the units and has held its units for more than one year, any gain or loss on their redemption generally should be long-term capital gain or loss.

Taxation on a Sale or Other Disposition of Units

A partner will recognize gain or loss on the sale or exchange of the partner’s unit equal to the difference between the amount realized on the sale and the partner’s tax basis in the unit. For federal income tax purposes only, the recourse and nonrecourse liabilities of the Index Fund are allocated among the partners in the manner specified in the Treasury regulations. Liabilities allocated to a partner increase that partner’s tax basis and reallocation of a liability to another partner decreases a partner’s tax basis. See “Federal Income Tax Aspects—Basis Limitation on the Use of Losses” above for information on the calculation of tax basis. The amount realized by a partner on the sale of the partner’s interest includes any liability of the Index Fund allocated to such partner for federal income tax purposes. As a result, the tax imposed on the sale of a unit may exceed the cash and other consideration received by the seller. In such cases the tax will have to be paid by the seller with funds from other sources. If the partner is not a “dealer” with respect to the units and has held the units for more than one year, any gain or loss on their redemption generally should be long-term capital gain or loss.

Taxation of Commodity Transactions

“Section 1256 Contracts” are futures and most options traded on U.S. exchanges and certain foreign currency contracts. For federal tax purposes, Section 1256 Contracts that remain open at year-end are treated as if the position were closed at year-end and the resulting gain or loss is then deemed taxable (i.e., the “marked-to-market rules”). The gain or loss on all Section 1256 Contracts is characterized as 60% long-term capital gain or loss and 40% short-term capital gain or loss regardless of how long the position was open.

Section 1256 Contracts do not include property held for sale to customers in the ordinary course of a trade or business. The activities of the Index Fund would result in ordinary income if the Index Fund were considered to hold property for sale to customers in the ordinary course of a trade or business. The Index Fund does not expect to hold its commodity interests for sale to customers in the ordinary course of a trade or business.

The “short sale” rules may apply to positions held by the Index Fund so that what might otherwise be characterized as long-term capital gain would be characterized as short-term capital gain or potential short-term capital loss as long-term capital loss. Furthermore, “wash sale” rules, which prevent the recognition of a loss from the sale of a security where a substantially identical security is (or has been) acquired within a prescribed time period, also apply where certain offsetting positions (other than identified straddle positions) are entered into within the prescribed period.

It is unclear to what extent the capitalization and wash sale rules would apply to straddles consisting of Index Fund transactions and transactions by a partner in his individual capacity. Each prospective limited partner should review the application of these rules to the limited partner’s own particular tax situation, with special regard to the potential interaction between Index Fund operations and commodities transactions entered into by the prospective limited partner in an individual capacity.

Taxation of Foreign Currency Transactions

Certain trading activities of the Index Fund will be “Section 988 transactions.” Section 988 transactions include entering into or acquiring any forward contract, futures contract or similar instruments if the amount paid or received is denominated in a nonfunctional currency or is determined by reference to the value of one or more nonfunctional currencies. In general foreign currency gain or loss on Section 988 transactions is characterized as ordinary income or loss except that gain or loss on regulated futures contracts that are Section 1256 Contracts is characterized as capital gain or loss. See “Taxation of Commodity Transactions” above. Various tax elections relating to the characterization of gains or losses attributable to such transactions may be available to the Index Fund.

Tax on Capital Gains and Losses

The maximum tax rate for noncorporate taxpayers on adjusted net capital gains is 15% for most gains recognized in taxable years beginning on or before December 31, 2012. Adjusted net capital gain is generally the excess of net long-term capital gain (the net gain on capital assets held for more than 12 months, including 60% of gain on Section 1256 Contracts) over net short-term capital loss (the net loss on capital assets held for 12 months or less, including 40% of loss on Section 1256 Contracts). See “Interest Limitations,” above (for a discussion of the reduction in the amount of a noncorporate taxpayer’s net capital gain for a taxable year to the extent such gain is taken into account by such taxpayer in computing its interest deduction). Net short-term capital gain (the net gain on assets held for 12 months or less, including 40% of net gain on Section 1256 Contracts) is subject to tax at the same rates as ordinary income. Capital losses are deductible by noncorporate taxpayers only to the extent of capital gains for the taxable year plus $3,000. Capital gains are subject to tax at the same rates as ordinary income for corporate taxpayers. Capital losses of corporate taxpayers are deductible only against capital gains.

Interest Income

Interest received by the Index Fund is taxed as ordinary income.

Medicare Tax

Recently enacted legislation provides that, effective with respect to taxable years beginning after December 31, 2012, individual taxpayers will generally be subject to a 3.8% tax on the lesser of (i) their “net investment income” for a taxable year or (ii) the excess of their modified adjusted gross income for such taxable year over $200,000 ($250,000 in the case of joint filers). For these purposes, “net investment income” will include a limited partner’s share of interest, dividends, gain and other income derived from the Index Fund’s investment and trading activities.

IRS Audits of the Index Fund and Its Limited Partners

The Index Fund’s federal income tax information return may be audited. While partners have certain rights to participate in a partnership audit, some of these rights are not available to partners owning less than a 1% profits interest in a partnership with more than 100 partners. Accordingly, a limited partner may not be able to participate in an audit of the Index Fund’s information return, but could nevertheless be bound by a settlement reached in that audit unless the limited partner has filed a timely pre-settlement notice with the IRS stating that the limited partner will not be bound by the settlement. An audit of the Index Fund’s returns may result in an audit of a limited partner’s tax return and lead to adjustments of income and loss unrelated to an investment in the Index Fund. If an audit results in an adjustment, limited partners may be required to file amended returns (which may also be audited), and to pay back taxes, plus interest and possibly penalties.

State and Other Taxes

In addition to the federal income tax consequences described above, the Index Fund and the limited partners may be subject to various state and other taxes. A discussion of state and local taxes is beyond the scope of this summary.

Broker Reporting and Backup Withholding

The subscription documents require each prospective investor in the Index Fund to furnish the investor’s “taxpayer identification number.” If the number furnished is not correct, the investor may be subject to penalties imposed by the IRS and payments to the investor in redemption of units (and, possibly, other Index Fund distributions) may become subject to backup withholding. The Index Fund is not required to treat either its commodities transactions or redemptions of units as requiring separate reporting to investors under Code Section 6045, since the information required to be furnished by that section is identical to that furnished to each investor on Schedule K-1 of Form 1065. The same information will be furnished to the IRS on Form 1065. Accordingly, investors will not receive separate Forms 1099-B with respect to such transactions.

Exempt Organizations

The following is a brief summary of the federal income tax consequences to entities otherwise exempt from federal income tax, such as employee benefit plans, individual retirement plans, individual retirement accounts and charitable organizations, which are collectively referred to as “Exempt Organizations.”

In general, an investment in the Index Fund is not expected to result in “unrelated business taxable income.” If, however, any portion of an Exempt Organization’s allocable share of Index Fund income is treated as “unrelated business taxable income,” the Exempt Organization will be liable for a tax on that amount (plus all other unrelated business taxable income for the taxable year in excess of $1,000), minus applicable modifications and deductions, at the rates applicable to corporations.

Unrelated business taxable income includes certain income derived from “debt-financed property.” Such “debt-financed property” generally will include securities purchased on margin. However, the IRS has stated in private rulings (which are binding only as to the specifically identified taxpayer to whom it is addressed) that margin accounts maintained with respect to certain commodities trading do not create indebtedness and therefore such commodities traded on margin do not constitute “debt-financed property.” However, there is no IRS published authority for this view that can be relied upon by taxpayers in general and private rulings have no value as precedent. Since the Index Fund will not seek a ruling from the IRS on this issue, there is a risk that the Index Fund’s income could be viewed as generated from debt-financed property and would therefore constitute unrelated business taxable income. If the Index Fund were to purchase physical commodities with borrowed funds (whether upon delivery under a futures or forward contract or otherwise) and to sell those commodities at a gain, such gain would likely constitute unrelated business taxable income. The Index Fund is not entitled to engage in such leveraged purchases of physical commodities.

Taxation of Foreign Limited Partners

A limited partner who is a nonresident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate (a “Foreign Limited Partner”) generally is not subject to taxation by the United States on capital gains from commodities or derivatives trading (including, but not limited to, the currency and financial instrument contracts in the Index Fund’s portfolio), provided that such Foreign Limited Partner (in the case of an individual) does not spend more than 182 days in the United States during his taxable year, and provided, further, that such Foreign Limited Partner is not engaged in a trade or business within the United States during a taxable year to which income, gain, or loss from the commodities or derivatives trading is treated as effectively connected. An investment in the Index Fund should not, by itself, cause a Foreign Limited Partner to be engaged in a trade or business within the United States for the foregoing purposes, assuming that the trading activities of the Index Fund are conducted as described in this Prospectus. Pursuant to a “safe harbor” in the Code and proposed Treasury regulations promulgated thereunder, a partnership which trades commodities or derivatives for its own account should not be treated as engaged in a trade or business within the United States provided that (i) the U.S. business activities of the Index Fund consist solely of trading in commodities or derivatives, (ii) the partnership is not a dealer in commodities and does not regularly offer to enter into, assume, offset, assign or otherwise terminate positions in derivatives with customers and (iii) the commodities traded are of a kind customarily dealt in on an organized commodity exchange and the commodity transactions are of a kind customarily consummated on an organized commodity exchange. The general partner has advised its counsel of the contracts that the Index Fund expects to trade. Based on a review of such contracts at such time, the Index Fund has been advised by its counsel that the contracts expected to be traded by the Index Fund should satisfy the safe harbor. If the contracts traded by the Index Fund in the future were not covered by the safe harbor, there is a risk that the Index Fund would be treated as engaged in a trade or business within the United States. In the event the Index Fund were found to be engaged in a United States trade or business, a Foreign Limited Partner would be required to file a United States federal income tax return for such year and pay tax at full United States rates and, in the case of a Foreign Limited Partner which is a foreign corporation, an additional 30% branch profits tax might be imposed. In addition, in such event the Index Fund would be required to withhold taxes from the income or gain allocable to such a partner under Section 1446 of the Code.

An individual Foreign Limited Partner who spends more than 182 days in the United States during the taxable year may be subject to a 30% U.S. tax on any U.S. source capital gains including any gain on the sale of his or her units. Each prospective Foreign Limited Partner who anticipates being present in the United States for 183 days or more (in any taxable year) should consult his or her tax adviser with respect to the possible application of this rule.

A Foreign Limited Partner is not subject to United States tax on certain interest income, including income attributable to (i) original issue discount on Treasury bills having a maturity of 183 days or less or (ii) commercial bank deposits, provided, in either case, that such Foreign Limited Partner is not engaged in a trade or business within the United States during a taxable year. Additionally, a Foreign Limited Partner, not engaged in a trade or business within the United States, is not subject to United States tax on interest income (other than certain contingent interest) attributable to obligations issued after July 18, 1984 that are in registered form if the Foreign Limited Partner provides the Index Fund with a Form W-8BEN or other applicable form.

The Index Fund’s tax return, as filed with the IRS, will be required to include a list of all partners, including Foreign Limited Partners.

Recently enacted legislation will (i) require certain foreign entities to enter into an agreement with the IRS to disclose to the IRS the name, address and tax identification number of certain U.S. persons who own an interest in the foreign entity and require certain other foreign entities to provide certain other information; and (ii) impose a 30% withholding tax on certain payments of U.S. source income or proceeds from the sale of property to the foreign entity made after December 31, 2012 if it fails to enter into the agreement or satisfy its obligations under the legislation. As a result, a Foreign Limited Partner may be subject to the 30% withholding tax in respect of certain of the Index Fund’s investments if such limited partner fails to enter into an agreement with the IRS or otherwise fails to satisfy its obligations under the legislation. Foreign Limited Partners are encouraged to consult with their own tax advisers regarding the possible implications of this legislation of an investment in the Index Fund.

Prospective investors are urged to consult their tax advisers before deciding whether to invest in the Index Fund.

BENEFIT PLAN INVESTORS

General

The following section sets forth certain consequences under ERISA and the Code, which a fiduciary of an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in the Index Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans”, and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by an investor’s own counsel. Also, the summary does not include state law or other legal requirements applicable to governmental or church plans that purchase units.

In general, the terms “employee benefit plan” as defined in and subject to ERISA and “plan” as defined in and subject to Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit-sharing plans, “simplified employee pension plans” described in Section 408(k) of the Code, Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code (“IRAs”) and medical benefit plans.

In the case of employee benefit plans and IRAs, merely subscribing for units does not create a plan. Those considering the purchase of units on behalf of an employee benefit plan first must ensure that the plan has been properly established in accordance with the Code and the rules, regulations and existing interpretations thereunder and that the plan is adequately funded. After a plan has been properly established and adequately funded and if the purchase of units is not prohibited under the governing documents of the plan or the rules and regulations of ERISA or the Code, the trustee or custodian of the plan who decides to do so or who is instructed to do so can subscribe for units.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Index Fund, including the role an investment in the Index Fund plays in the Plan’s investment portfolio. Each Plan Fiduciary, before deciding to invest in the Index Fund, must be satisfied that investment in the Index Fund is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Index Fund, are diversified so as to minimize the risks of large losses and that an investment in the Index Fund complies with the documents of the Plan and related trust.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING UNITS MUST CONSULT ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO.

Plan Assets

ERISA and a regulation issued thereunder (the “ERISA Regulation”) contain rules for determining when an investment by a Plan in a limited partnership will result in the underlying assets of the partnership being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of a limited partnership will not be plan assets of a Plan which purchases an equity interest in the partnership if (i) the equity interest purchased is a “publicly offered security” (the “Publicly-Offered Security Exception”), (ii) the aggregate investment by all “benefit plan investors” in such partnership is not “significant” or (iii) certain other exceptions apply. If the underlying assets of a partnership are considered to be assets of any Plan for purposes of ERISA or Section 4975 of the Code, the operations of such partnership would be subject to and, in some cases, limited by, the provisions of ERISA and Section 4975 of the Code.

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is timely registered under the Securities Exchange Act of 1934. The ERISA Regulation states that the determination of whether a security is “freely transferable” is to be made based on all relevant facts and circumstances. The ERISA Regulation specifies that, in the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, among others, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (i) a requirement that no transfer or assignment of the security or rights in respect thereof be made to an ineligible or unsuitable investor; (ii) any restriction on, or prohibition against, any transfer or assignment which would either result in a termination or reclassification of the entity for federal or state tax purposes or violate any state or federal statute, regulation, court order, judicial decree or rule of law; (iii) a requirement that no transfer or assignment be made without advance written notice being given to the entity that issued the security; and (iv) any restriction on substitution of an assignee as a limited partner of the Index Fund, including a general partner consent requirement, provided that the economic benefits of ownership of the assignor may be transferred or assigned without regard to such restriction or consent. Under the ERISA Regulation, a class of securities is “widely held” only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other.

Beeland Management expects that the Publicly-Offered Security Exception currently applies to the units for the following reasons. First, the units are part of a class of securities registered under Section 12(g) of the Securities Exchange Act of 1934. Second, the units currently are held by more than 100 investors who Beeland Management believes are independent of the Index Fund and of each other. Lastly, Beeland Management believes that the units should be considered to be “freely transferable” within the meaning of the ERISA Regulation. Accordingly, Beeland Management believes that the underlying assets of the Index Fund should not be considered to constitute assets of any Plan which purchases units. This position has not been confirmed by, and is not binding on, the Department of Labor, which issued the ERISA Regulation and which has authority to issue opinion and information letters thereunder. Therefore, the Plan Fiduciary and each other potential investor should consult with his or her attorney on this matter.

During such time as the units are held by less than 100 independent investors and therefore not considered “publicly offered securities,” the Index Fund intends to limit investment by employee benefit plans to less than 25% of the total value of each class of equity interests of the Index Fund. To comply with this limitation, Beeland Management reserves the right to (i) determine that units may not be acquired by an employee benefit plan investor, (ii) require an employee benefit plan investor to redeem some or all of its units, and (iii) limit the transfer of units by investors to employee benefit plans.

Ineligible Purchasers

In general, units may not be purchased with the assets of a Plan if Beeland Management, the Administrator, Uhlmann Price Securities, Price Futures Group, MF Global Inc., any selling agent, any of their respective affiliates or any of their respective employees, either: (i) has investment discretion with respect to such plan assets; (ii) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to such a Plan. A party that is described in clause (i) or (ii) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Special IRA Rules

Although IRAs are subject to the prohibited transaction rules of Section 4975 of the Code, IRAs are not subject to ERISA’s fiduciary standards, but may be subject to additional rules and regulations that could impact a decision to invest in the Index Fund. For example, IRAs are subject to special custody rules and are prohibited from investing in certain commingled investments. IRA fiduciaries should consider the unique rules applicable to their IRA before making an investment in the Index Fund.

Exempt Plans

Certain Plans may be governmental plans or church plans. Governmental plans are not, and church plans may not be, subject to ERISA. However, governmental plans are subject to prohibitions against certain related-party transactions under Section 503 of the Code. In addition, the fiduciary of any governmental or church plan must consider applicable state or local laws, if any, and the restrictions and duties of common law, if any, imposed upon such plan.

No view is expressed on whether an investment in the Index Fund (and any continued investment in the Index Fund), or the operation and administration of the Index Fund, is appropriate or permissible for any governmental plan or church plan under Section 503 of the Code, or under any state, county, local, or other law respecting such plan.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA of an investment in the Index Fund are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that may make the foregoing statements incorrect or incomplete.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY THE INDEX FUND, BEELAND MANAGEMENT OR ANY OTHER PARTY RELATED TO THE INDEX FUND THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN THE PLAN IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN

PLAN OF DISTRIBUTION

The Offering

Uhlmann Price Securities, LLC and additional broker-dealers are offering the Index Fund’s Series B units for sale monthly at the net asset value per Series B unit as of the close of trading on the trading day preceding the effective date of sale, generally the first business day of each month.

Uhlmann Price Securities, LLC acts as selling group manager in this offering and offers Series B units on a best efforts basis. No specific number of units needs to be sold for units to be issued as of the beginning of any month. Uhlmann Price Securities, LLC and each other selling agent is registered as a broker-dealer with the SEC and is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

Uhlmann Price Securities, LLC and the other selling agents will receive a subscription fee of up to 2.00% of the gross offering proceeds from the offering of Series B units. Each selling agent, including Uhlmann Price Securities, LLC, will also receive from the Index Fund, beginning with the month of issuance, a trailing service fee equal to 0.0833 of 1% of the month-end net asset value of each Series B unit it sells that remains outstanding, subject to a limit of 7.99% of the gross offering proceeds of the Series B units sold; provided, however, that once Ulhmann Price Securities or other selling agent has received aggregate subscription fees, trailing service fees, and reimbursement for legal fees totaling 10% of the gross offering proceeds of a Series B unit, the trailing service fee will end with respect to such unit and the net asset value of such Series B unit will be recalculated, and the Series B unit will be redesignated, in terms of a Series C unit, against which no trailing service fee will be charged. The redesignation of a Series B unit to a Series C unit will have no impact on the net asset value of an investor’s investment in the Index Fund at the time of redesignation, or on any rights of the investor under the

Limited Partnership Agreement, and is solely a bookkeeping convention to separate those Series B units sold pursuant to this prospectus that have been charged aggregate subscription fees, trailing service fees, and reimbursement for legal fees totaling 10% of the gross offering proceeds from the sale of such Series B units from those that have not been so charged for purposes of compliance with FINRA Rule 2310 (which limits total compensation to the selling agents, including Uhlmann Price Securities, LLC, to 10% of the gross proceeds of this offering).

The Index Fund will accept subscriptions throughout a continuous offering period scheduled to terminate September 22, 2013 but may be terminated earlier if the dollar amount of units registered pursuant to the registration statement of which this prospectus is a part have been sold and may be extended for up to six months pursuant to applicable rules of the Securities and Exchange Commission. Beeland Management may also determine to terminate this offering at any time.

Items of Compensation Pursuant to FINRA Rule 2310

The following table sets forth the items of compensation, and the maximum amounts thereof in respect of the offering of the Series B units, paid to members of FINRA pursuant to FINRA Rule 2310. These items of compensation are set forth in detail below and are more fully described above:

Subscription Fee to Uhlmann Price Securities, LLC	Subscription Fee to other selling agents	Trailing Service Fee to Uhlmann Price Securities, LLC and other selling agents	Reimbursement of Legal Fees	TOTAL
2.00% of the gross offering proceeds of the Series B units sold by Uhlmann Price Securities, LLC 0.50% of the gross offering proceeds of the Series B units sold by other selling agents.	1.50% of the gross offering proceeds of the Series B units sold by such other selling agents.	0.0833 of 1% of the month-end net asset value of the Series B units sold by each selling agent which remains outstanding, subject to a limit of 7.99% of the gross offering proceeds of the Series B units sold.	0.01% of the gross offering proceeds of the Series B units sold pursuant to this offering.	10% of the gross offering proceeds of the Series B units sold pursuant to this offering.

How to Invest

In order to purchase units, you must complete, initial and sign copies of the form of subscription documents included with this prospectus as Exhibits C and D and deliver and/or mail them, together with a check made payable to "Rogers International Raw Materials Fund, L.P." in the full amount of your subscription to Fund Dynamics, LLC pursuant to the Subscription Instructions set forth in Exhibit B hereto. Alternatively, you may fax the completed subscription documents to Fund Dynamics, LLC, while the appropriate subscription funds are transferred by bank wire transfer to UBS AG for the benefit of Rogers International Raw Materials Fund, L.P. Subscription Account pursuant to the wire instructions provided in Exhibit B hereto. Manually initialed and signed copies of the subscription documents should then be mailed to Fund Dynamics, LLC.

You must submit your subscription at least six (6) days prior to the end of a month. You will become a limited partner on the first day of the month after your subscription is processed and accepted and payments are received and cleared. Because net asset value fluctuates daily, you will not know the purchase price of your units at the time you subscribe for Series B. However, the aggregate net asset value of Series B units at the time of purchase will equal 98% of the subscription amount (that is, 100% of subscription proceeds less the 2% Subscription Fee).

The minimum subscription is $5,000 for first time investors. Subsequent investments by existing limited partners may be in any amount as Beeland Management may accept

All subscriptions are irrevocable 5 days after you submit your subscription documents to your selling agent. Beeland Management may also require you to provide additional information and documentation, beyond that provided in the subscription documents, in connection with your subscription.

All units will be issued subject to the collection of good funds, and any units issued to a subscriber who has not provided collectible funds (whether in the form of a bad check or draft, or otherwise) will be canceled.

The subscription documents contain various representations, warranties, agreements and acknowledgments, and you should therefore carefully read the subscription documents. By executing and returning the subscription documents, you represent and warrant, among other things, that you: (i) have received a copy of the prospectus as may be supplemented, at least 5 business days prior to the signing of the subscription agreement; (ii) either: (a) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and an annual gross of at least $70,000; or (b) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or such higher suitability as may be required by certain states and described in “Who May Invest” below and in Exhibit C to this prospectus—“Subscription Representations and Warranties” ; (ii) are purchasing units for your own account; (iii) acknowledge that the investment is not liquid except for limited redemption rights; (iv) if acting on behalf of an employee benefit plan subject to ERISA, have considered the investment in light of the related risks and has determined that the investment is consistent with the plan fiduciary’s responsibilities under ERISA; and (v) are aware that various types of institutions, including pension plans and trusts, are governed by laws and regulations relating to the various types of investments such institutions are allowed to make.

These representations and warranties are primarily intended to assure and confirm that you understand the Index Fund’s structure and operation prior to making your investment. In addition, they enable the Index Fund, its general partner and the selling agents to comply with certain requirements under the federal commodities and securities law and various state securities laws.

The general partner and the selling agents selling units on behalf of the Index Fund are responsible for making every reasonable effort to determine that the purchase of units is a suitable and appropriate investment for each limited partner, based on the information provided by the subscriber regarding his or her financial situation and investment objectives. For a period of at least six years, the general partner or the selling agents will maintain records of the information used to determine that an investment in units is suitable and appropriate for each limited partner.

By executing the subscription documents, subscribers agree to be bound by the terms of the Index Fund’s limited partnership agreement and to be admitted as limited partners of the Index Fund.

Who May Invest

The purchase of units may be made only by persons who, at a minimum have (i) a net worth of at least $250,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $70,000 and a net worth (similarly calculated of at least $70,000).

No investor should invest more than 10% of his or her net worth (exclusive of home, furnishings and automobiles) in the units offered hereby. Residents of the following states must meet the specific requirements set forth below (net worth, is in all cases, to be calculated exclusive of home, furnishings and automobiles). No entity, including ERISA plans, should invest more than 10% of its liquid net worth (readily marketable securities) in the units offered hereby.

1. Alabama—In addition to the general suitability standards, investors must have a liquid net worth of at least ten times their investment in the Index Fund and other managed futures investments.

2. Iowa—Net worth of at least $350,000 or a net worth of at least $85,000 and an annual taxable income of $85,000.

3. Kansas—The Office of the Kansas Securities Commissioner recommends that you should limit your aggregate investment in the Index Fund and other managed futures investments to not more than 10% of your liquid net worth. “Liquid net worth” is that portion of your total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

4. Kentucky—Net worth of at least $300,000 or a net worth of at least $85,000 and an annual taxable income of $85,000. Kentucky investors should limit their investment in any commodity pool program to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities).

5. Michigan—The State of Michigan Office of Financial and Insurance Regulation recommends that you should limit your aggregate investment in the Index Fund and other managed futures investments to not more than 10% of your liquid net worth. “Liquid net worth” is that portion of your total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

6. Missouri—The Missouri Code of State Regulations recommends that you should limit your aggregate investment in the Index Fund and other managed futures investments to not more than 10% of your liquid net worth. “Liquid net worth” is that portion of your total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

7. New Hampshire—Net worth of at least $250,000 or a net worth of at least $125,000 and an annual taxable income of at least $70,000.

8. Pennsylvania—Net worth of at least $250,000 or a net worth of at least $100,000 and an annual income of at least $70,000.

9. South Carolina—Net worth of at least $250,000 or a net income in the preceding year some portion of which was subject to maximum federal and state income tax.

10. Tennessee—Net worth of at least $500,000 or a net worth of at least $100,000 and an annual gross income of at least $100,000. Tennessee residents’ investment must not exceed ten percent (10%) of their liquid net worth.

These standards are, in each case, only regulatory minimums. Merely because you meet the standards does not mean the investment is suitable for you. If the investment in the Index Fund is being made by a fiduciary account, these minimum standards must be met by the beneficiary, the fiduciary account, or by the donor or grantor who supplies the funds to purchase the units if the donor or grantor is the fiduciary.

Confirmation or Rejection of Subscriptions

Subscribers whose subscriptions are accepted will be sent a confirmation of his or her purchase within 10 days after the first day of the month after their subscription is processed and accepted and payments are received and cleared. Beeland Management has the right to reject all or any part of any subscription for units for any reason.

COMMODITY MARKETS

This section is intended to give you an overview of the commodities markets and futures trading in general. It is not a complete discussion of the futures markets or futures trading.

Commodity Futures

Commodity futures contracts are contracts made on a commodity exchange which provide for the future delivery of various agricultural commodities, industrial commodities, foreign currencies or financial instruments at a specified date, time and place. The contractual obligations may be satisfied either by taking or making physical delivery of an approved grade of the commodity (or cash settlement in the case of certain futures contracts) or by entering into an offsetting contract to purchase or sell the same commodity on the same exchange prior to the designated date of delivery. As an example of an offsetting transaction in which the physical commodity is not delivered, the contractual obligations arising from one contract to purchase December 2011 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by entering into one contract to sell December 2011 wheat on the same exchange. In such instance the difference between the price at which the futures contract to purchase was entered into and the price at which the futures contract to sell was entered, after allowance for the brokerage commission or fees and exchange and clearing costs, represents the profit or loss to the trader.

The month and year which are part of each commodity contract represent a delivery month. For example, a contract for December 2011 wheat would be for a deliverable grade of wheat to certain delivery terminals by a specific date in December 2011. Each futures contract trades in several delivery months. The term “near-month” refers to the delivery month that will occur the soonest and “far month” refers to the delivery month that is farthest out in the future.

Futures contracts are uniform for each commodity and vary only with respect to price and delivery time. A commodity futures contract to accept delivery (buy) is referred to as a “long” contract; conversely a contract to make delivery (sell) is referred to as a “short” contract. Until a commodity futures contract is satisfied by delivery or offset it is said to be an “open” position.

Uses of Commodity Markets

Two broad classifications of persons who trade in commodity futures and forwards are “hedgers” and “speculators.” Commercial interests, including farmers, which market or process commodities use the commodities markets primarily for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations. For example, a merchandiser or processor may hedge against price fluctuations between the time it makes a contract to sell a raw or processed commodity and the time it must perform the contract as follows: at the time the merchandiser or processor contracts to sell the commodity at a future date, it simultaneously enters into futures contracts to buy the necessary equivalent quantity of the commodity and, at the time for performance of the contract, either accepts delivery under its futures contracts or buys the actual commodity and closes out the futures position by entering into an offsetting contract to sell the commodity. Similarly, a processor may need to purchase raw materials abroad in foreign currencies in order to fulfill a contract for forward delivery of a commodity or byproduct in the United States. Such a processor may hedge against the price fluctuation of foreign currency by entering into a futures (or forward) contract for the foreign currency. Thus the commodity markets enable the hedger to shift the risk of price fluctuations to the speculator. The usual objective of the hedger is to protect the profit that the hedger expects to earn from farming, merchandising or processing operations, rather than to profit from commodity trading.

The speculator, unlike the hedger, generally expects neither to deliver nor receive the physical commodity. Instead, the speculator risks his capital with the hope of profiting from price fluctuations in commodity futures contracts. The speculator is, in effect, the risk bearer who assumes the risks that the hedger seeks to avoid. Speculators rarely take delivery of the physical commodity but usually close out their futures positions by entering into offsetting contracts. Because the speculator may take either long or short positions in the commodity market, it is possible for him to make profits or incur losses regardless of the direction of price trends.

Regulation

Commodity exchanges provide centralized market facilities for trading in futures contracts relating to specified commodities. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange and the New York Mercantile Exchange, Inc.

Commodity exchanges in the United States are subject to regulation under the Commodity Exchange Act (the “CEA”) by the CFTC. The function of the CFTC is to implement the objectives of the CEA of preventing price manipulation and excessive speculation and promoting orderly and efficient commodity futures markets. Such regulation, among other things, provides that futures trading in commodities must be upon exchanges designated as “contract markets,” and that all trading on such exchanges must be done by or through exchange members. However, trading in spot commodities and forward contracts may not be within the jurisdiction of the CFTC and may therefore be effectively unregulated.

The CFTC also has exclusive jurisdiction to regulate the activities of “commodity pool operators” and “commodity trading advisors.” Beeland Management is registered as a commodity pool operator and a commodity trading advisor. Registration as a commodity pool operator or as a commodity trading advisor requires annual filings setting forth the organization and identity of the management and controlling persons of the commodity pool operator or commodity trading advisor. In addition, the CFTC has authority under the CEA to require and review books and records of, and review documents prepared by, a commodity pool operator or a commodity trading advisor. The CFTC is authorized to suspend a person’s registration as a commodity pool operator or commodity trading advisor if the CFTC finds that such person’s trading practices tend to disrupt orderly market conditions, that any controlling person thereof is subject to an order of the CFTC denying such person trading privileges on any exchange, and in certain other circumstances.

Futures commission merchants are also subject to regulation by and registration with the CFTC. With respect to domestic futures and options trading, the CEA requires all futures commission merchants to meet and maintain specified fitness and financial requirements, account separately for all customers’ funds, property and positions, and maintain specified books and records on customer transactions open to inspection by the staff of the CFTC. The CEA authorizes the CFTC to regulate trading by commodity brokerage firms and their employees, permits the CFTC to require exchange action in the event of market emergencies, and establishes an administrative procedure under which commodity traders may institute complaints for damages arising from alleged violations of the CEA.

Many exchanges have regulations that limit the amount of fluctuation in commodity futures contract prices during a single trading day. These regulations specify what are referred to as “daily price fluctuation limits” or, more commonly, “daily limits.” The daily limits establish the maximum amount the price of a futures contract may vary from the previous day’s settlement price at the end of the trading session. Once the daily limit has been reached in a particular commodity, no trades may be made at a price beyond the limit.

The CFTC and U.S. exchanges have established limits, referred to as “position limits,” on the maximum net long or net short position that any person, or group of persons acting together, may hold or control in particular commodities. The CFTC has adopted a statement of policy with respect to the treatment of positions held by a commodity pool, such as the Index Fund, under its rules relating to the aggregation of futures positions for purposes of determining compliance with speculative position limits. In connection therewith, futures positions of the Index Fund are allocated only to the person or entity controlling trading decisions for the Index Fund and not to the limited partners. Depending upon the total amount of assets being managed in both the Index Fund’s account and other accounts controlled directly or indirectly by Beeland Management, such position limits may affect the ability of Beeland Management to establish particular positions in certain commodities for the Index Fund or may require the liquidation of positions. CFTC rules proposed in January 2011, if adopted as proposed, will require any trader, as defined in the rules, who owns 10% or more of the value of the Index Fund to aggregate the Index Fund’s positions with the trader’s own positions.

In addition, pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a self-regulatory body in order to relieve the CFTC of the burden of direct regulation of commodity professionals. The NFA is required to establish and enforce for its members training standards and proficiency tests, minimum financial requirements and standards of fair practice. Beeland Management is a member of the NFA.

Margins

Commodity futures contracts are customarily bought and sold on margin deposits that range upward from as little as approximately two percent of the notional, or face, value of the contract being traded. Because of these low margins, price fluctuations occurring in commodity futures markets may create profits and losses that are greater than are customary in other forms of investment or speculation. Margin is the minimum amount of funds that must be deposited by the commodity futures trader with the commodity broker in order to initiate futures trading or to maintain open positions in futures contracts. A margin deposit is not a partial payment, as it is in connection with the trading of securities, but is like a cash performance bond; it helps assure the trader’s performance of the commodity futures contract. Because the margin deposit is not a partial payment of the purchase price, the trader does not pay interest to his broker on a remaining balance. The minimum amount of margin required with respect to a particular futures contract is set from time to time by the exchange upon which such commodity futures contract is traded and may be modified from time to time by the exchange during the term of the contract. Brokerage firms carrying accounts for traders in commodity futures contracts may increase the amount of margin required as a matter of policy in order to afford further protection for themselves.

When the market value of a particular open commodity futures position changes to a point where the margin on deposit does not satisfy the maintenance margin requirements, a margin call will be made by the trader’s broker. If the margin call is not met within a reasonable time, the broker is required to close out the trader’s position. Margin requirements are computed each day by the trader’s commodity broker. With respect to the Index Fund’s trading, the Index Fund, and not the limited partners personally, will be subject to the margin calls.

The Index Fund makes margin deposits with its futures commission merchant, but, unlike many other commodity pools, does not trade on a leveraged basis. That is, in addition to its margin deposits, the Index Fund maintains sufficient additional collateral such that each position held by the Index Fund's is fully collateralized and the notional, or face, value of the Index Fund's aggregate positions and the Index Fund's net asset value are approximately equal.

LEGAL MATTERS

Sidley Austin LLP, Chicago, Illinois, served as legal counsel to Beeland Management in connection with the preparation of this Prospectus. Sidley Austin LLP may continue to serve in such capacity in the future, but has not assumed any obligation to update this Prospectus. Sidley Austin LLP may advise Beeland Management in matters relating to the operation of the Index Fund on an ongoing basis. Sidley Austin LLP does not represent and has not represented the prospective investors or the Index Fund in negotiation of its business terms, the offering of the units or in respect of its ongoing operations. Prospective investors must recognize that, as they have had no representation in the organization process, the terms of the Index Fund relating to themselves and the Units have not been negotiated at arm’s length. More specifically, Sidley Austin LLP does not undertake to monitor the compliance of Beeland Management and its affiliates with the investment program, valuation procedures and other guidelines set forth herein or in the exhibits hereto, nor does it monitor compliance with applicable laws. In preparing this Prospectus, Sidley Austin LLP relied upon information furnished by Beeland Management and did not investigate or verify the accuracy and completeness of the information set forth herein concerning Beeland Management, the Index Fund’s service providers and their affiliates and personnel.

Sidley Austin LLP’s engagement by Beeland Management in respect of the Index Fund is limited to the specific matters as to which it is consulted by Beeland Management and, therefore, there may exist facts or circumstances which could have a bearing on the Index Fund’s (or Beeland Management’s) financial condition or operations with respect to which Sidley Austin LLP has not been consulted and for which Sidley Austin LLP expressly disclaims any responsibility.

EXPERTS

The financial statements as of and for the years ended December 31, 2010 and 2009 of the Index Fund appearing in this prospectus and registration statement have been audited by McGladrey & Pullen, LLP, an independent registered public accounting firm, as stated in their report appearing elsewhere herein and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The statement of financial condition of Beeland Management as of December 31, 2010 included in this prospectus has been audited by Tunney & Associates, P.C., an independent registered public accounting firm, as set forth in their reports. That financial statement is included in reliance upon such report, given upon their authority as experts in accounting and auditing.

PRIVACY POLICY

Privacy Policy Notice. At Beeland Management, we recognize the importance of maintaining the utmost security and confidentiality of our customer’s information. In addition to internal policies and procedures designed to safeguard customer information, we prohibit those we do business with from any reuse of that information for purposes other than those intended by Beeland Management.

Customer Information Security and Confidentiality. We take a number of steps to ensure that customer information is adequately safeguarded. These steps include the following: 1) implementing a number of physical and electronic security features to prevent unauthorized access; 2) limiting employee’s access to customer information; and 3) conducting periodic reviews of our computer systems, including security features. Additionally, our employees are required to acknowledge their responsibility to maintain the confidentiality of customer information.

How We Collect Customer Information. We collect customer information about you that: 1) we receive on applications to us for our products and services; 2) we receive from processing your accounts with us and the transactions in those accounts, as well as providing services to you; 3) we receive about you from our affiliated companies; and 4) we receive in response to requests made to third parties about you or to confirm information that you have provided to us.

How We Disclose Customer Information. We may disclose some or all of the customer information we collect about you under the following circumstances: 1) to verify or complete a transaction; 2) to verify the existence and condition of your account for a third party, such as another financial institution; 3) to a third party who performs functions on behalf of Beeland (i.e,. a custodian or other broker-dealer); 4) to comply with laws, regulations, or a court or government order or request, such as in response to a subpoena or a request by an CFTC/NFA examiner; 5) to inform you of our other products or services; 6) if you or any authorized person on the account gives us written permission to do so; or 7) to verify the accuracy of information that you have provided to us.

Customer Information About Former Customers. We apply the same privacy and practice to our former customers that we do to our existing customers. Collected customer information is retained in accordance with Federal law.

Customer Information-Accuracy. We recognize the importance of maintaining accurate customer information that is provided to you in various forms, including account statements and billing statements. If you ever notice that your information is inaccurate, please contact us. Upon your notification we will correct any inaccuracies.

Rogers International Raw Materials Fund, L.P.

Statements of Financial Condition as of March 31, 2011 (Unaudited) and December 31, 2010

	March 31, 2011	December 31, 2010
ASSETS
Equity in broker trading accounts:
U.S. Government securities, at fair value	$31,881,686	$29,082,108
Cash at brokers	8,473,691	8,027,725
Unrealized gain on open futures contracts, net	909,686	3,125,524

Total equity in brokers trading accounts	41,265,063	40,235,357
Cash and cash equivalents	12,431,464	11,189,077
Interest receivable	312	553

Total assets	$53,696,839	$51,424,987

LIABILITIES
Brokerage commissions payable	$4,908	$4,944
Accrued management fees – General Partner	43,345	37,973
Administrative and other fees payable	172,625	466,818
Subscriptions received in advance	133,000	56,581
Withdrawals payable	1,547,974	918,830

Total liabilities	1,901,852	1,485,146
PARTNERS’ CAPITAL (NET ASSETS)
Partners’ capital (net assets)	51,794,987	49,939,841

Total liabilities and partners’ capital (net assets)	$53,696,839	$51,424,987

See accompanying notes to financial statements.

Rogers International Raw Materials Fund, L.P.

Condensed Schedule of Investments as of March 31, 2011 (Unaudited)

	Fair Value	Percent of Partners’ Capital (Net Assets)
U.S. Government securities:
(total cost - $31,866,305)
U.S. Treasury Bills due 4/21/2011 at 0.16%, principal amount $3,300,000	$3,299,698	6.37%
U.S. Treasury Bills due 5/26/2011 at 0.18%, principal amount $3,500,000	3,499,059	6.75
U.S. Treasury Bills due 6/30/2011 at 0.17%, principal amount $3,300,000	3,298,612	6.37
U.S. Treasury Bills due 7/28/2011 at 0.17%, principal amount $3,400,000	3,398,121	6.56
U.S. Treasury Bills due 8/11/2011 at 0.17%, principal amount $4,070,000	4,067,415	7.85
U.S. Treasury Bills due 8/25/2011 at 0.18%, principal amount $2,000,000	1,998,581	3.86
U.S. Treasury Bills due 9/22/2011 at 0.20%, principal amount $2,000,000	1,998,114	3.86
U.S. Treasury Bills due 10/20/2011 at 0.22%, principal amount $1,000,000	998,796	1.93
U.S. Treasury Bills due 11/17/2011 at 0.21%, principal amount $2,000,000	1,997,360	3.85
U.S. Treasury Bills due 12/15/2011 at 0.24%, principal amount $2,500,000	2,495,775	4.82
U.S. Treasury Bills due 2/9/2012 at 0.19%, principal amount $2,510,000	2,505,890	4.84
U.S. Treasury Bills due 3/8/2012 at 0.26%, principal amount $2,330,000	2,324,265	4.49

	$31,881,686	61.55%

	Unrealized Gain (Loss) on Open Long Futures Contracts	Percent of Partners’ Capital (Net Assets)
Futures contracts*:
U.S. Futures Positions
Agricultural	$199,732	0.39%
Metals	118,485	0.23
Energy	522,722	1.01

Total U.S. Futures Positions	840,939	1.63

Foreign Futures Positions
Agricultural	(9,418)	(0.02)
Metals	78,165	0.15

Total Foreign Futures Positions	68,747	0.13

Total Futures Contracts	$909,686	1.76%

*	No individual futures contract position constitutes greater than 1 percent of Partners’ Capital (Net Assets). Accordingly, the number of contracts and expiration dates are not presented.

See accompanying notes to financial statements.

Rogers International Raw Materials Fund, L.P.

Condensed Schedule of Investments as of December 31, 2010

	Fair Value	Percent of Partners’ Capital (Net Assets)
U.S. Government securities:
(total cost - $29,077,799)
U.S. Treasury Bills due 1/13/2011 at 0.08%, principal amount $2,800,000	$2,799,922	5.61%
U.S. Treasury Bills due 1/27/2011 at 0.11%, principal amount $5,500,000	5,499,586	11.01
U.S. Treasury Bills due 2/24/2011 at 0.12%, principal amount $2,300,000	2,299,591	4.60
U.S. Treasury Bills due 4/21/2011 at 0.16%, principal amount $3,300,000	3,298,406	6.61
U.S. Treasury Bills due 5/26/2011 at 0.18%, principal amount $3,500,000	3,497,545	7.00
U.S. Treasury Bills due 6/30/2011 at 0.17%, principal amount $3,300,000	3,297,239	6.60
U.S. Treasury Bills due 7/28/2011 at 0.17%, principal amount $3,400,000	3,396,700	6.80
U.S. Treasury Bills due 8/25/2011 at 0.18%, principal amount $2,000,000	1,997,712	4.00
U.S. Treasury Bills due 9/22/2011 at 0.20%, principal amount $2,000,000	1,997,144	4.00
U.S. Treasury Bills due 10/20/2011 at 0.22%, principal amount $1,000,000	998,263	2.00

	$29,082,108	58.23%

	Unrealized Gain (Loss) on Open Long Futures Contracts	Percent of Partners’ Capital (Net Assets)
Futures contracts*:
U.S. Futures Positions
Agricultural	$1,719,954	3.45%
Metals	361,250	0.72
Energy	479,818	0.96

Total U.S. Futures Positions	2,561,022	5.13

Foreign Futures Positions
Agricultural	79,167	0.16
Metals	485,335	0.97

Total Foreign Futures Positions	564,502	1.13

Total Futures Contracts	$3,125,524	6.26%

*	No individual futures contract position constitutes greater than 1 percent of Partners’ Capital (Net Assets). Accordingly, the number of contracts and expiration dates are not presented.

See accompanying notes to financial statements.

Rogers International Raw Materials Fund, L.P.

Statements of Operations for the Three Months Ended March 31, 2011 and March 31, 2010

(Unaudited)

	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010
Net trading gains (losses):
Realized	$6,979,144	$(938,681)
Change in unrealized	(2,215,838)	(346,152)
Commissions	(24,464)	(28,728)

	4,738,842	(1,313,561)

Investment income:
Interest income	18,994	10,239
Other income	5,435	—

	24,429	10,239

Expenses:
Management fees – General Partner	127,132	123,615
Administrative fees and other expenses	212,320	210,260

	339,452	333,875

Net investment loss	(315,023)	(323,636)

Net income (loss)	$4,423,819	$(1,637,197)

Net increase (decrease) in NAV per GP and LP unit:
General Partner	$17.14	$(5.04)
Limited Partners-Series A	$17.14	$(5.04)
Limited Partners-Series B	$17.05	$—

Net income (loss) per General and Limited Partners (based on weighted average number of units outstanding during the period):
General Partner	$69,160	$(20,327)
Limited Partners-Series A	4,308,803	(1,616,870)
Limited Partners-Series B	45,856	—

	$4,423,819	$(1,637,197)

See accompanying notes to financial statements.

Rogers International Raw Materials Fund, L.P.

Statements of Changes in Partners’ Capital (Net Assets) for the Three Months Ended March 31, 2011 and March 31, 2010 (Unaudited)

	General Partner		Limited Partners
			Series A		Series B
	Number of Units	Dollars	Number of Units	Dollars	Number of Units	Dollars	Total	Total
Partners’ capital (net assets), December 31, 2010	4,034	$770,838	255,561	$48,829,926	1,780	$339,077	$49,169,003	$49,939,841
Contributions	—	—	—	—	1,269	247,893	247,893	247,893
Net income	—	69,160	—	4,308,803	—	45,856	4,354,659	4,423,819
Withdrawals	—	—	(13,874)	(2,816,566)	—	—	(2,816,566)	(2,816,566)

Partners’ capital (net assets), March 31, 2011	4,034	839,998	241,687	50,322,163	3,049	632,826	50,954,989	51,794,987

Partners’ capital (net assets), December 31, 2009	4,034	$660,293	314,149	$51,416,343	—	$—	$51,416,343	$52,076,636
Contributions	—	—	—	—	—	—	—	—
Net loss	—	(20,327)	—	(1,616,870)	—	—	(1,616,870)	(1,637,197)
Withdrawals	—	—	(15,239)	(2,383,466)	—	—	(2,383,466)	(2,383,466)

Partners’ capital (net assets), March 31, 2010	4,034	$639,966	298,910	$47,416,007	—	$—	$47,416,007	$48,055,973

	03/31/11	03/31/10
Per unit data
Net asset value Series A	$208.21	$158.63
Net asset value Series B	$207.49	$—
Net asset value General Partner	$208.21	$158.63

See accompanying notes to financial statements.

Rogers International Raw Materials Fund, L.P.

Notes to the Financial Statements (unaudited)

Note 1. Significant Accounting Policies:

Nature of Business and Organization: Rogers International Raw Materials Fund, L.P. (the "Partnership") is an Illinois Limited Partnership that was established in May 2000. The Partnership trades a portfolio primarily of commodity futures and forward contracts, principally on recognized exchanges. The Partnership may also purchase contracts in the over the counter marketplace under certain circumstances. The Partnership invests and trades exclusively on the “long side” of the market. The Partnership’s investment strategy is designed to replicate the Rogers International Commodity Index ® (the “Index”) and positions are rebalanced monthly to maintain the Index’s relative weightings. James B. Rogers designed the Index.

The Partnership commenced trading during November 2001 with assets raised from the offering of its original units of limited partnership interest, now referred to as “Series A” units, and offered Series A units through October 2005. The Partnership began offering Series B units in November 2010. Series A units and Series B units are identical with respect to their participation in the profits and losses of the Partnership, however, Series B units do not participate in any Partnership expenses or recoveries related to the bankruptcy of Refco Inc. and its affiliates. The Partnership’s General Partner and commodity pool operator is Beeland Management Company, L.L.C. (the “General Partner”).

Accounting Policies: The Partnership follows Generally Accepted Accounting Principles (“GAAP”), as established by the Financial Accounting Standards Board (“FASB”), to ensure consistent reporting of financial condition and results of operation.

Net Assets: The valuation of net assets includes open commodity futures contracts owned by the Partnership, if any, at the end of the period. The unrealized gain or loss on these contracts has been calculated based on closing prices on the last business day of each month. Net asset value is determined by subtracting liabilities from assets, which also equals partners’ capital.

Use of Estimates: The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents: Cash and cash equivalents include highly liquid instruments with original maturities of three months or less at the date of acquisition. Cash and cash equivalents represent amounts on deposit with a broker to facilitate payment of expenses and partner withdrawals.

Fair Value of Financial Instruments: Securities and derivative financial instruments are recorded at fair value.

Deposits with Brokers: The Partnership deposits assets with brokers subject to Commodity Futures Trading Commission regulations and various exchange and broker requirements. Margin requirements are satisfied by the deposit of cash with such brokers. The Partnership earns interest income on its assets deposited with the brokers.

Revenue Recognition: Futures and exchange traded forward contracts are recorded on a trade date basis and realized gains or losses are recognized when contracts are liquidated. Unrealized gains or losses on open contracts (the difference between contract trade price and market price) are reported in the statements of financial condition as a net unrealized gain or loss, as there exists a right of offset of unrealized gains or losses. Any change in net unrealized gain or loss from the preceding period is reported in the statement of operations.

Interest Income Recognition: The Partnership records interest income on the accrual basis.

Rogers International Raw Materials Fund, L.P.

Notes to the Financial Statements (unaudited)

Foreign Currency Translation: Foreign currency is translated into U.S. dollars at the exchange rate published by the carrying broker or futures commission merchant on the last business day of each month. The Partnership does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized trading gains or losses.

Ongoing Offering Expenses: Ongoing offering expenses are accrued on an ongoing basis and charged to expense as incurred.

Income Taxes: No provision for income taxes has been made in these financial statements as each partner is individually responsible for reporting income or loss based on its respective share of the Partnership’s income and expenses as reported for income tax purposes.

The Partnership is generally not subject to examination by U.S. federal or state taxing authorities for tax years before 2007. The Partnership has no material uncertain tax positions, and accordingly, has not recorded a liability for the payment of interest or penalties through March 31, 2011.

Profit and Loss Allocation: Profits and losses of the Partnership are allocated by series based on the number of units held.

Withdrawals Payable: Withdrawals approved by the General Partner prior to month-end with a fixed effective date and fixed amount are recorded as withdrawals payable as of month-end (See Note 5).

Statement of Cash Flows: The Partnership has elected not to provide a statement of cash flows as permitted by GAAP as all of the following conditions have been met:

-During the year, substantially all of the Partnership’s investments were highly liquid;

-Substantially all of the Partnership’s investments are carried at fair value;

-The Partnership had little or no debt during the year;

-The Partnership’s financial statements include a statement of changes in partners’ capital (net assets).

Note 2. Fair Value Measurements:

As described in Note 1, the Partnership records its investments at fair value. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Partnership utilizes valuation techniques to maximize the use of observable inputs and minimize the use of unobservable inputs. Inputs are broadly defined as assumptions market participants would use in pricing an asset or liability. Assets and liabilities recorded at fair value are categorized within the fair value hierarchy based upon the level of judgment associated with the inputs used to measure their value. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1. Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2. Inputs other than quoted prices within Level 1 that are observable for the asset or liability, either directly or indirectly; and fair value is determined through the use of models or other valuation methodologies.

Rogers International Raw Materials Fund, L.P.

Notes to the Financial Statements (unaudited)

Level 3. Inputs are unobservable for the asset or liability and include situations where there is little, if any, market activity for the asset or liability. The inputs into the determination of fair value are based upon the best information in the circumstances and may require significant management judgment or estimation.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Partnership’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment. The following section describes the valuation techniques used by the Partnership to measure different financial instruments at fair value and includes the level within the fair value hierarchy in which the financial instrument is categorized.

The fair values of exchange traded futures contracts are based upon exchange settlement prices. Money market funds are valued using quoted market prices. U.S. Government securities are stated at cost plus accrued interest, which approximates fair value based on quoted prices for identical assets in an active market. These financial instruments are classified as Level 1 of the fair value hierarchy.

The following table summarizes the Partnership’s assets measured at fair value on a recurring basis as of March 31, 2011 and December 31, 2010 using the fair value hierarchy:

	March 31, 2011	December 31, 2010
Description	Level 1	Level 1
Equity in brokers trading account:
U.S. Government securities*	$31,881,686	$29,082,108
Unrealized gain on open futures contracts, net*	909,686	3,125,524
Cash at brokers:
Money market funds	129,857	2,577,040

Total assets at fair value	$32,921,229	$34,784,672

*	See condensed schedules of investments for further description.

At March 31, 2011 and December 31, 2010 and for the three months ended March 31, 2011 and 2010 there were no Level 2 or Level 3 assets or liabilities.

In addition, substantially all of the Partnership’s other assets and liabilities are considered financial instruments and are reflected at fair value, or at carrying amounts that approximate fair value because of the short maturity of the instruments.

Note 3. Derivative Transactions

Qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments, and disclosures about credit-risk related contingent features in derivative agreements are presented.

The Partnership’s business is the trading of futures contracts to replicate the Index. The Partnership does not consider any derivative instruments to be hedging instruments, as this term is generally understood under FASB guidance.

Rogers International Raw Materials Fund, L.P.

Notes to the Financial Statements (unaudited)

As March 31, 2011 and December 31, 2010 and for the three months ended March 31, 2011 and 2010, the Partnership’s derivative contracts had the following impact on the statements of financial condition and statements of operations:

	Asset Derivatives March 31, 2011 Fair Value	Liability Derivatives March 31, 2011 Fair Value	Net Derivatives March 31, 2011 Fair Value*
Agricultural	$423,184	$(232,870)	$190,314
Metals	438,302	(241,652)	196,650
Energy	522,722	—	522,722

Totals	$1,384,208	$(474,522)	$909,686

*	The net fair value of all asset and liability derivative is included in equity in brokers trading accounts in the statements of financial condition.

	Asset Derivatives December 31, 2010 Fair Value	Liability Derivatives December 31, 2010 Fair Value	Net Derivatives December 31, 2010 Fair Value*
Agricultural	$1,801,471	$(2,350)	$1,799,121
Metals	1,155,865	(309,280)	846,585
Energy	486,668	(6,850)	479,818

Totals	$3,444,004	$(318,480)	$3,125,524

*	The net fair value of all asset and liability derivative is included in equity in broker trading accounts in the statements of financial condition.

Trading revenue for the three months ended March 31, 2011 and 2010:

Type of Contract	Three months ended March 31, 2011	Three months ended March 31, 2010
Agricultural	$952,419	$(1,824,536)
Metals	450,062	328,927
Energy	3,360,825	210,776

	$4,763,306	$(1,284,833)

Line Item in Statements of Operations	Three months ended March 31, 2011	Three months ended March 31, 2010

Realized	$6,979,144	$(938,681)
Change in unrealized	(2,215,838)	(346,152)

	$4,763,306	$(1,284,833)

Trading income is exclusive of brokerage commissions.

For the three months ended March 31, 2011 and 2010, the monthly average number of contracts bought and sold was 1,208 and 1,598, respectively.

Rogers International Raw Materials Fund, L.P.

Notes to the Financial Statements (unaudited)

Note 4. Agreements and Related-Party Transactions:

The Limited Partnership Agreement vests all responsibility and powers for the management of the business and affairs of the Partnership with the General Partner, Beeland Management Company, L.L.C., including trading decisions.

The Partnership pays a monthly management fee to the General Partner equal to 0.08333% of the net assets of the Partnership at the close of the preceding month (1.00% per annum).

The Partnership is responsible for the administrative and trading expenses related to its operations. The General Partner may incur certain expenses on behalf of the Partnership and charge the Partnership for its allocable portion of these expenses.

Uhlmann Price Securities L.L.C. (“Uhlmann”), a party related to the General Partner by reason of common management, acts as the selling group manager for the Partnership. The Partnership pays Uhlmann a share of selling fees when units are sold by its registered brokers. Selling fees of up to 2% of the gross offering proceeds (which includes a 0.50% reallowance to Uhlmann) are charged to partners’ capital upon issuance of Series B Partnership units.

In addition, there is an annual trailing servicing fee of up to 1% of the net asset value of the specific partner’s capital account payable to the soliciting broker-dealer for ongoing investor services. For all Series B units sold, the total trailing servicing fee is not to exceed 7.99% of the gross offering proceeds of the units sold.

The Price Futures Group, Inc. (“PFG”), a related party to the General Partner through common management, acts as the introducing broker for the Partnership, whereby certain accounts of the Partnership are introduced to the Partnership’s clearing broker. A portion of the brokerage fee paid by the Partnership for clearing transactions is paid to PFG by the clearing broker.

Fund Dynamics, LLC, an affiliate of the General Partner through common management, acts as the Partnership’s administrator. Fund Dynamics, LLC calculates both the daily and monthly Net Asset Value (“NAV”), prepares the monthly accounting package, and prepares monthly investor statements.

A summary of fees charged by related parties to the Partnership is as follows:

	Three months ended March 31, 2011	Three months ended March 31, 2010
Management fees – General Partner	$127,132	$123,615
Administrative fees – Fund Dynamics	28,008	29,408
Trailing servicing fees – Uhlmann	81,438	81,064
Selling Fees – Uhlmann	6,356	—

Note 5. Partnership Capital and Withdrawals:

The Partnership accepts contributions as of the close of business on the last business day of each month for investment on the first day of the next succeeding month. The General Partner may accept or reject contributions and waive the minimum contribution amounts in its sole discretion.

Effective November 1, 2010, the Partnership began accepting contributions for Series B units. The Partnership has not issued Series A units since October 1, 2005.

Rogers International Raw Materials Fund, L.P.

Notes to the Financial Statements (unaudited)

The purchase price of a unit is the net asset value per unit as of the end of each calendar month. Net asset value per unit is calculated as the net asset value at month-end divided by the number of outstanding units.

The Partnership accepts withdrawals on a monthly basis. Requests for withdrawal should be received by the General Partner no later than six business days prior to the end of the month in which an investor chooses to withdraw. Requests for withdrawal should be sent to the General Partner by email, fax, or overnight courier.

Note 6. Financial Instruments with Off-Balance Sheet Credit and Market Risk:

The Partnership is involved in trading activities that may have market and/or credit risk. Financial instruments employed in the Partnership’s operations may have market and/or credit risk in excess of the amounts recorded in the statement of financial condition.

Market Risk – Market risks arise from changes in the market value of financial instruments. Theoretically, the Partnership’s exposure is equal to the notional contract value of futures contracts entered. Exposure to market risk is influenced by a number of factors, including the relationships between financial instruments, and the volatility and liquidity in the markets in which the financial instruments are traded.

Credit Risk – Credit risk arises primarily from the potential inability of counterparties to perform in accordance with the terms of a contract. The Partnership’s exposure to credit risk associated with counterparty nonperformance is generally the net unrealized gain on the open positions plus the value of the margin or collateral held by the counterparty. Exchange-traded financial instruments generally do not give rise to significant counterparty exposure due to the cash settlement procedures for daily market movements and the margin requirements of individual exchanges. Financial instruments traded off-exchange give rise to the risk of the failure of, or the inability or refusal to perform by, the counterparties to such trades.

Concentration of Credit Risk – The Partnership clears all of its futures trades through one clearing broker, MF Global, Inc. In the event this counterparty does not fulfill its obligations or becomes insolvent, the Partnership may be exposed to losses.

The Partnership has a substantial portion of its assets on deposit with financial institutions in connection with its cash management activities. In the event of a financial institution’s insolvency, recovery of the Partnership’s assets on deposit may be limited to the amount of insurance or other protection afforded such deposits.

The Partnership attempts to minimize this credit risk by monitoring the creditworthiness of the clearing broker and financial institutions.

Rogers International Raw Materials Fund, L.P.

Notes to the Financial Statements (unaudited)

Note 7. Financial Highlights:

Financial highlights for limited partners for the three months ended March 31, 2011 and 2010 are as follows:

Per Unit Performance

	Series A Three months ended March 31, 2011	Series B Three months ended March 31, 2011 (4)	Series A Three months ended March 31, 2010
Net asset value per unit at the beginning of the period	$191.07	$190.44	$163.67
Income (loss) from operations:
Net trading gains (losses)	18.37	18.43	(4.00)
Investment income:	0.10	0.08	0.03
Expenses:	(1.33)	(1.46)	(1.07)

Net investment gain (loss)	(1.23)	(1.38)	(1.04)

Net income (loss) per unit	17.14	17.05	(5.04)

Net asset value per unit at the end of the period	$208.21	$207.49	$158.63

	Series A Three months ended March 31, 2011	Series B Three months ended March 31, 2011 (4)	Series A Three months ended March 31, 2010
Ratio of net investment loss to average partners’ capital (net assets) (1)	-2.47%	-2.74%	-2.64%
Ratio of expenses to average partners’ capital (net assets) (1)(2)	2.66%	2.90%	2.72%
Total return (3)	8.97%	8.95%	-3.08%

The above ratios were calculated for the partners taken as a whole. The computation of such ratios was not based on the amount of expenses assessed and income allocated to an individual partner’s capital account, which may vary from these ratios based on the timing of capital transactions (see Note 5).

(1)	Annualized.
(2)	The ratio of expenses to average partners’ capital (net asset) values does not include brokerage commissions.
(3)	Not annualized.
(4)	Series B units were first accepted effective November 1, 2010 and thus no per unit data is available for the period ended March 31, 2010.

Note 8. Litigation:

The Partnership is a beneficiary of a Litigation Trust which is seeking recoveries from third parties, related to the 2005 bankruptcy of Refco, Inc. and numerous affiliates (the “Refco Bankruptcy”). As of March 31, 2011, the Partnership has received the full value of its allowed claims in the Refco Bankruptcy and has recovered approximately $3.2 million in excess of its allowed securities claim in the Refco Bankruptcy and may receive additional Refco Bankruptcy related recoveries, although there can be no assurance that it will or that any additional recoveries will be material. Management is unable to estimate the amounts of any such additional recoveries.

Rogers International Raw Materials Fund, L.P.

Notes to the Financial Statements (unaudited)

All Refco Bankruptcy related recoveries received by the Partnership, including excess recoveries except as described below, have been allocated among all partners in the Partnership who were partners as of October 31, 2005, on a pro-rata basis as October 31, 2005, with redeemed partners receiving cash distributions. Cash distributions to redeemed partners from excess recoveries totaled approximately $494,000 for the year ended December 31, 2010. No excess distributions have been made in 2011. Pursuant to Section 12.2 of the Partnership’s Agreement of Limited Partnership, the Partnership reimbursed the General Partner and James B. Rogers approximately $400,000 and $428,000, respectively, from excess recoveries for legal costs incurred by the General Partner and James B. Rogers defending against suits related to the Refco Bankruptcy in 2010 and 2009. Included in administrative fees and other fees payable are amounts due under these arrangements of $0 and $249,542 at March 31, 2011 and December 31, 2010, respectively.

The Partnership has reserved $30,000 of the excess Refco related recoveries to apply to expenses incurred to administer ongoing communication with, and distributions and reporting to, redeemed limited partners with respect to Refco related recoveries received by the Partnership. These expenses include but are not limited to professional fees, printing, postage, and administration fees. At March 31, 2011, $26,964 of these expenses is included in administrative and other fees payable on the statement of financial condition.

At March 31, 2011 and December 31, 2010, approximately $215,000 and $208,000 of excess Refco related recoveries was payable to redeemed limited partners. These amounts are included in withdrawals payable for those periods ended.

Note 9. Indemnifications:

In the normal course of business, the Partnership enters into contracts and agreements that contain a variety of representations and warranties, both of which provide general indemnifications. The Partnership’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Partnership that have not yet occurred. The Partnership expects the risk of any future obligation under these indemnifications to be remote.

Note 10. Interim Financial Statements:

The statements of financial condition, including the condensed schedule of investments, as of March 31, 2011, the statement of operations and changes in partners’ capital (net assets) for the three months ended March 31, 2011 and 2010 and the accompanying notes to the financial statements are unaudited. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP may be omitted pursuant to such rules and regulations. In the opinion of the General Partner, such financial statements and accompanying disclosures reflect all adjustments, which were of a normal and recurring nature, necessary for a fair presentation of the financial position as of March 31, 2011, results of operations and changes in partner’s capital (net assets) for the three months ended March 31, 2011 and 2010. The results of operation for three months ended March 31, 2011 and 2010 are not necessarily indicative of the results to be expected for the full year or any other period. These financial statements should be read in conjunction with the audited financial statements and the notes thereto included in the Partnership’s Form 10-K as filed with the SEC.

Note 11. Subsequent Events:

Subsequent to March 31, 2011, there were $162,259 of contributions and withdrawals totaled $782,833.

Report of Independent Registered Public Accounting Firm

To the Partners

Rogers International Raw Materials Fund, L.P.

We have audited the accompanying statements of financial condition, including the condensed schedules of investments, of Rogers International Raw Materials Fund, L.P. (the Partnership) as of December 31, 2010 and 2009, and the related statements of operations and changes in partners’ capital (net assets) for the years then ended. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rogers International Raw Materials Fund, L.P. as of December 31, 2010 and 2009, and the results of its operations for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ McGladrey & Pullen, LLP

Chicago, Illinois

March 30, 2011

ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

STATEMENTS OF FINANCIAL CONDITION

December 31, 2010 and 2009

	2010	2009
ASSETS
Equity in broker trading accounts:
U.S. Government securities, at fair value	$29,082,108	$—
Cash at brokers	8,027,725	52,645,601
Unrealized gain on open futures contracts, net	3,125,524	1,415,031

Total equity in brokers trading accounts	40,235,357	54,060,632
Cash and cash equivalents	11,189,077	325,805
Interest receivable	553	191

Total assets	$51,424,987	$54,386,628

LIABILITIES
Brokerage commissions payable	$4,944	$6,642
Accrued management fees – General Partner	37,973	44,256
Administrative and other fees payable	466,818	442,394
Subscriptions received in advance	56,581	—
Withdrawals payable	918,830	1,816,700

Total liabilities	1,485,146	2,309,992
PARTNERS’ CAPITAL (NET ASSETS)
Partners’ capital (net assets)	49,939,841	52,076,636

Total liabilities and partners’ capital (net assets)	$51,424,987	$54,386,628

See accompanying notes to financial statements.

ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

CONDENSED SCHEDULE OF INVESTMENTS

December 31, 2010

	Fair Value	Percent of Partners’ Capital (Net Assets)
U.S. Government securities:
(total cost - $29,077,799)
U.S. Treasury Bills due 1/13/2011 at 0.08%, principal amount $2,800,000	$2,799,922	5.61%
U.S. Treasury Bills due 1/27/2011 at 0.11%, principal amount $5,500,000	5,499,586	11.01
U.S. Treasury Bills due 2/24/2011 at 0.12%, principal amount $2,300,000	2,299,591	4.60
U.S. Treasury Bills due 4/21/2011 at 0.16%, principal amount $3,300,000	3,298,406	6.61
U.S. Treasury Bills due 5/26/2011 at 0.18%, principal amount $3,500,000	3,497,545	7.00
U.S. Treasury Bills due 6/30/2011 at 0.17%, principal amount $3,300,000	3,297,239	6.60
U.S. Treasury Bills due 7/28/2011 at 0.17%, principal amount $3,400,000	3,396,700	6.80
U.S. Treasury Bills due 8/25/2011 at 0.18%, principal amount $2,000,000	1,997,712	4.00
U.S. Treasury Bills due 9/22/2011 at 0.20%, principal amount $2,000,000	1,997,144	4.00
U.S. Treasury Bills due 10/20/2011 at 0.22%, principal amount $1,000,000	998,263	2.00

	$29,082,108	58.23%

	Unrealized Gain (Loss) on Open Long Contracts	Percent of Partners’ Capital (Net Assets)
Futures contracts*:
U.S. Futures Positions
Agricultural	$1,719,954	3.45%
Metals	361,250	0.72
Energy	479,818	0.96

Total U.S. Futures Positions	2,561,022	5.13

Foreign Futures Positions
Agricultural	79,167	0.16
Metals	485,335	0.97

Total Foreign Futures Positions	564,502	1.13

Total Futures Contracts	$3,125,524	6.26%

*	No individual futures contract position constitutes greater than 1 percent of Partners’ Capital (Net Assets). Accordingly, the number of contracts and expiration dates are not presented.

See accompanying notes to financial statements.

ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

CONDENSED SCHEDULE OF INVESTMENTS

December 31, 2009

	Unrealized Gain (Loss) on Open Long Contracts	Percent of Partners’ Capital (Net Assets)
Futures contracts*:
U.S. Futures Positions
Agricultural	$363,681	0.70%
Metals	64,885	0.13
Energy	101,053	0.19

Total U.S. Futures Positions	529,619	1.02

Foreign Futures Positions
Agricultural	21,606	0.04
Metals	863,806	1.66

Total Foreign Futures Positions	885,412	1.70

Total Futures Contracts	$1,415,031	2.72%

*	No individual futures contract position constitutes greater than 1 percent of Partners’ Capital (Net Assets). Accordingly, the number of contracts and expiration dates are not presented.

See accompanying notes to financial statements.

ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

STATEMENTS OF OPERATIONS

For the years ended December 31, 2010 and 2009

	2010	2009
Net trading gains:
Realized	$6,112,004	$9,227,318
Change in unrealized	1,710,493	2,251,719
Commissions	(98,386)	(121,922)

	7,724,111	11,357,115

Investment income:
Interest income	63,124	202,841
Other income	445,653	840,527

	508,777	1,043,368

Expenses:
Management fees – General Partner	461,453	481,350
Administrative fees	798,078	824,582

	1,259,531	1,305,932

Net investment loss	(750,754)	(262,564)

Net income	$6,973,357	$11,094,551

Net increase in NAV per GP and LP unit for the period:	$27.40	$32.72
General Partner	$27.40	$32.72
Limited Partners-Series A	$27.40	$32.72
Limited Partners-Series B	$17.61	$—
Net income per General and Limited Partners (based on weighted average number of units outstanding during the period):	$27.40	$32.72
General Partner	$110,545	$132,043
Limited Partners-Series A	6,830,491	10,962,508
Limited Partners-Series B	32,321	—

	$6,973,357	$11,094,551

See accompanying notes to financial statements.

ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (NET ASSETS)

For the years ended December 31, 2010 and 2009

	General Partner		Limited Partners
			Series A		Series B
	Number of Units	Dollars	Number of Units	Dollars	Number of Units	Dollars	Total	Total
Partners’ capital (net assets), January 1, 2009	4,038	$528,802	354,252	$46,388,210	—	$—	$46,388,210	$46,917,012
Contributions	—	—	—	—	—	—	—	—
Net income	—	132,043	—	10,962,508	—	—	10,962,508	11,094,551
Withdrawals	(4)	(552)	(40,103)	(5,934,375)	—	—	(5,934,375)	(5,934,927)

Partners’ capital (net assets), December 31, 2009	4,034	660,293	314,149	51,416,343	—	—	51,416,343	52,076,636
Contributions	—	—	—	—	1,785	307,633	307,633	307,633
Net income	—	110,545	—	6,830,491	—	32,321	6,862,812	6,973,357
Withdrawals	—	—	(58,588)	(9,416,908)	(5)	(877)	(9,417,785)	(9,417,785)

Partners’ capital (net assets), December 31, 2010	4,034	$770,838	255,561	$48,829,926	1,780	$339,077	$49,169,003	$49,939,841

	2010	2009
Per unit data
Net asset value Series A	$191.07	$163.67
Net asset value Series B	$190.44	$—
Net asset value General Partner	$191.07	$163.67

See accompanying notes to financial statements.

Rogers International Raw Materials Fund, L.P.

Notes to the Financial Statements

Note 1. Significant Accounting Policies:

Nature of Business and Organization: Rogers International Raw Materials Fund, L.P. (the “Partnership”) is an Illinois Limited Partnership that was established in May 2000. The Partnership trades a portfolio primarily of commodity futures contracts, principally on recognized exchanges. The Partnership may also purchase contracts in the over the counter marketplace under certain circumstances. The Partnership invests and trades exclusively on the “long side” of the market. The Partnership’s investment strategy is designed to replicate the Rogers International Commodity Index ® (the “Index”) and positions are rebalanced monthly to maintain the Index’s relative weightings. The Partnership commenced trading during November 2001. The Partnership will terminate on December 31, 2020 or earlier upon certain circumstances as defined in the Limited Partnership Agreement. The Partnership’s General Partner and commodity pool operator is Beeland Management Company, L.L.C. (the “General Partner”). Beeland Interests, Inc. is the owner and sponsor of the Index.

Accounting Policies: The Partnership follows Generally Accepted Accounting Principles (“GAAP”), as established by the Financial Accounting Standards Board (“FASB”), to ensure consistent reporting of financial condition and results of operation.

Net Assets: The valuation of net assets includes open commodity futures owned by the Partnership, if any, at the end of the period. The unrealized gain or loss on these contracts has been calculated based on settlement prices on the last business day of each month. Net assets are determined by subtracting liabilities from assets, which also equals partners’ capital.

Cash and Cash Equivalents: Cash and cash equivalents include highly liquid instruments with original maturities of three months or less at the date of acquisition. Cash and cash equivalents include amounts on deposit with a broker to facilitate payment of expenses and partner withdrawals.

Profit and Loss Allocation: Limited partners and the General Partner share in the profits and losses of the Partnership in the proportion that each partner’s capital account bears to the total partners’ capital.

Income Taxes: No provision for income taxes has been made in these financial statements as each partner is individually responsible for reporting income or loss based on its respective share of the Partnership’s income and expenses as reported for income tax purposes.

The Partnership is generally not subject to examination by U.S. federal or state taxing authorities for tax years before 2007. The Partnership has no material uncertain tax positions, and accordingly, has not recorded a liability for the payment of interest or penalties through December 31, 2010.

Fair Value of Financial Instruments: Securities and derivative financial instruments are recorded at fair value.

Revenue Recognition: Futures and forward contracts are recorded on a trade date basis and realized gains or losses are recognized when contracts are liquidated. Unrealized gains or losses on open contracts (the difference between contract trade price and market price) are reported in the statements of financial condition as a net unrealized gain or loss, as there exists a right of offset of unrealized gains or losses. Any change in net unrealized gain or loss from the preceding period is reported in the statement of operations.

Interest Income Recognition: The Partnership records interest income on the accrual basis.

Use of Estimates: The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of

Rogers International Raw Materials Fund, L.P.

Notes to the Financial Statements

contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Currency Translation: Foreign currency is translated into U.S. dollars at the exchange rate prevailing on the last business day of each month. The Partnership does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized trading gains or losses.

Ongoing Offering Expenses: Ongoing offering expenses are accrued on an ongoing basis and charged to expense as incurred.

Deposits with Brokers: The Partnership deposits assets with brokers subject to Commodity Futures Trading Commission regulations and various exchange and broker requirements. Margin requirements are satisfied by the deposit of U.S. Government securities and cash with such brokers. The Partnership earns interest income on its assets deposited with the brokers.

Withdrawals Payable: Withdrawals approved by the General Partner prior to month-end with a fixed effective date and fixed amount are recorded as withdrawals payable as of month-end (See Note 5).

Statement of Cash Flows: The Partnership has elected not to provide a statement of cash flows as permitted by GAAP as all of the following conditions have been met:

-During the year, substantially all of the Partnership’s investments were highly liquid;

-Substantially all of the Partnership’s investments are carried at fair value;

-The Partnership had little or no debt during the year;

-The Partnership’s financial statements include a statement of changes in partners’ capital (net assets).

Note 2. Fair Value of Financial Instruments:

As described in Note 1, the Partnership records its investments at fair value. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Partnership utilizes valuation techniques to maximize the use of observable inputs and minimize the use of unobservable inputs. Inputs are broadly defined as assumptions market participants would use in pricing an asset or liability. Assets and liabilities recorded at fair value are categorized within the fair value hierarchy based upon the level of judgment associated with the inputs used to measure their value. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1. Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2. Inputs other than quoted prices within Level 1 that are observable for the asset or liability, either directly or indirectly; and fair value is determined through the use of models or other valuation methodologies.

Level 3. Inputs are unobservable for the asset or liability and include situations where there is little, if any, market activity for the asset or liability. The inputs into the determination of fair value are based upon the best information in the circumstances and may require significant management judgment or estimation.

Rogers International Raw Materials Fund, L.P.

Notes to the Financial Statements

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Partnership’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment. The following section describes the valuation techniques used by the Partnership to measure different financial instruments at fair value and includes the level within the fair value hierarchy in which the financial instrument is categorized.

The fair values of exchange traded futures contracts are based upon exchange settlement prices. Money market funds included in cash at brokers are valued using quoted market prices. These financial instruments are classified as Level 1 of the fair value hierarchy. U.S. Government securities are stated at cost plus accrued interest, which approximates fair value based on quoted prices for identical assets in an active market. U.S. Government securities are categorized in Level 1 of the fair value hierarchy.

The following table summarizes the Partnership’s assets measured at fair value on a recurring basis as of December 31, 2010 and 2009 using the fair value hierarchy:

Description	2010 Level 1	2009 Level 1
Equity in brokers trading account:
U.S. Government securities*	$29,082,108	$—
Unrealized gain on open futures contracts, net*	3,125,524	1,415,031
Cash at brokers:
Money market funds	2,577,040	40,848,978

	$34,784,672	$42,264,009

*	See the condensed schedule of investments for further description.

At December 31, 2010 and 2009 there were no Level 2 or Level 3 assets or liabilities.

In addition, substantially all of the Partnership’s other assets and liabilities are considered financial instruments and are reflected at fair value, or at carrying amounts that approximate fair value because of the short maturity of the instruments.

Note 3. Derivative Transactions

Qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments, and disclosures about credit-risk related contingent features in derivative agreements are presented.

The Partnership’s business is the speculative trading of futures contracts. The Partnership does not consider any derivative instruments to be hedging instruments, as this term is generally understood under FASB guidance.

Rogers International Raw Materials Fund, L.P.

Notes to the Financial Statements

As of and for the years ended December 31, 2010 and 2009, the Partnership’s derivative contracts had the following impact on the statements of financial condition and statements of operations:

	Asset Derivatives December 31, 2010 Fair Value	Liability Derivatives December 31, 2010 Fair Value	Net Derivatives December 31, 2010 Fair Value*
Agricultural	$1,801,471	$(2,350)	$1,799,121
Metals	1,155,865	(309,280)	846,585
Energy	486,668	(6,850)	479,818

Totals	$3,444,004	$(318,480)	$3,125,524

	Asset Derivatives December 31, 2009 Fair Value	Liability Derivatives December 31, 2009 Fair Value	Net Derivatives December 31, 2009 Fair Value*
Agricultural	$520,455	$(135,168)	$385,287
Metals	1,007,772	(79,081)	928,691
Energy	143,289	(42,236)	101,053

Totals	$1,671,516	$(256,485)	$1,415,031

*	The net fair value of all assets and liability derivatives is included in equity in broker trading accounts in the statements of financial condition.

Trading Revenue for the years ended December 31, 2010 and 2009:

Type of Instrument	12/31/2010	12/31/2009
Agricultural	$5,025,529	$1,186,281
Metal	2,074,344	5,629,933
Energy	722,624	4,662,823

	$7,822,497	$11,479,037

Line Item in Statement of Operations
Realized	$6,112,004	$9,227,318
Change in unrealized	1,710,493	2,251,719

	$7,822,497	$11,479,037

Trading income is exclusive of brokerage commissions.

For the years ended December 31, 2010 and 2009, the monthly average of contracts bought and sold was 1,308 and 1,720, respectively.

Note 4. Agreements and Related-Party Transactions:

The Limited Partnership Agreement vests all responsibility and powers for the management of the business and affairs of the Partnership with the General Partner, Beeland Management Company, L.L.C. including trading decisions.

The Partnership pays a monthly management fee to the General Partner equal to 0.08333% of the net assets of the Partnership at the close of the preceding month (1.00% per annum).

Rogers International Raw Materials Fund, L.P.

Notes to the Financial Statements

The Partnership is responsible for the administrative and trading expenses related to its operations. The General Partner may incur certain expenses on behalf of the Partnership and charge the Partnership for its allocable portion of these expenses.

Uhlmann Price Securities L.L.C. (“Uhlmann”), a party related to the General Partner by reason of common management, acts as the selling group manager for the Partnership. The Partnership pays Uhlmann a share of selling fees when units are sold by its registered brokers. Selling fees of up to 2% of the gross offering proceeds (which includes a 0.50% reallowance to Uhlmann) were charged to partners’ capital upon issuance of Series B Partnership units.

In addition, there is an annual trailing servicing fee of up to 1% of the net asset value of the specific partner’s capital account payable to the soliciting broker-dealer for ongoing investor services. For all Series B units sold, the total trailing servicing fee is not to exceed 7.99% of the gross offering proceeds of the units sold.

The Price Futures Group, Inc. (“PFG”), a related party to the General Partner through common management, acts as the introducing broker for the Partnership, whereby certain accounts of the Partnership are introduced to the Partnership’s clearing broker. A portion of the brokerage fee paid by the Partnership for clearing transactions is paid to PFG, by the clearing broker.

Fund Dynamics, LLC, an affiliate of the General Partner, through common management, acts as the Partnership’s administrator. Fund Dynamics, LLC calculates both the daily and monthly Net Asset Value (“NAV”), prepares the monthly accounting package, and prepares monthly investor statements.

A summary of fees charged by related parties to the Partnership is as follows:

	2010	2009
Management fees – General Partner	461,453	481,350
Administrative fees – Fund Dynamics	109,541	142,821
Trailing servicing fees – Uhlmann	305,138	302,099
Selling Fees—Uhlmann	5,090	—

Note 5. Partnership Capital and Withdrawals:

The Partnership accepts contributions as of the close of business on the last business day of each month for investment on the first day of the next succeeding month. The General Partner may accept or reject contributions and waive the minimum contribution amounts in its sole discretion.

Effective November 1, 2010, the Partnership was accepting contributions for Series B units. The Partnership has been closed to Series A units contributions since October 31, 2005.

The purchase price of a unit is the net asset value per unit as of the end of each calendar month. Net asset value per unit is calculated as the net asset value at month-end divided by the number of outstanding units.

The Partnership accepts withdrawals on a monthly basis. Requests for withdrawal should be received by the General Partner no later than six business days prior to the end of the month in which an investor chooses to withdraw. Requests for withdrawal should be sent to the General Partner by email, fax, or overnight courier.

Rogers International Raw Materials Fund, L.P.

Notes to the Financial Statements

Note 6. Financial Instruments with Off-Balance Sheet Credit and Market Risk:

The Partnership is involved in trading activities that may have market and/or credit risk. Financial instruments employed in the Partnership’s operations may have market and/or credit risk in excess of the amounts recorded in the statements of financial condition.

Market Risk – Market risks arise from changes in the market value of financial instruments. Theoretically, the Partnership’s exposure is equal to the notional contract value of futures contracts entered. Exposure to market risk is influenced by a number of factors, including the relationships between financial instruments, and the volatility and liquidity in the markets in which the financial instruments are traded. The use of financial instruments may serve to modify or offset market risk associated with other transactions.

Credit Risk – Credit risk arises primarily from the potential inability of counterparties to perform in accordance with the terms of a contract. The Partnership’s exposure to credit risk associated with counterparty nonperformance is generally the net unrealized gain on the open positions plus the value of the margin or collateral held by the counterparty. Exchange-traded financial instruments generally do not give rise to significant counterparty exposure due to the cash settlement procedures for daily market movements and the margin requirements of individual exchanges. Financial instruments traded off-exchange give rise to the risk of the failure of, or the inability or refusal to perform by, the counterparties to such trades.

Concentration of Credit Risk – The Partnership clears all of its futures trades through one clearing broker, MF Global, Inc. In the event this counterparty does not fulfill its obligations, the Partnership may be exposed to risk. This risk of default depends on the creditworthiness of the counterparties to these transactions.

The Partnership has a substantial portion of its assets on deposit with financial institutions in connection with its cash management activities. In the event of a financial institution’s insolvency, recovery of the Partnership’s assets on deposit may be limited to the amount of insurance or other protection afforded such deposits.

The Partnership attempts to minimize this credit risk by monitoring the creditworthiness of the clearing broker and financial institutions.

Rogers International Raw Materials Fund, L.P.

Notes to the Financial Statements

Note 7. Financial Highlights:

Financial highlights for limited partners for the years ended December 31, 2010 and 2009 are as follows:

Per Unit Performance

	Series A 2010	Series B 2010 (3)		Series A 2009	Series B 2009 (3)
Net asset value per unit at the beginning of the period	$163.67	$172.83		$130.95	$—

Income (loss) from operations:
Net trading gains	30.01	18.35		35.94	—

Investment income	1.76	0.05		0.59	—
Expenses:	(4.37)	(0.79)		(3.81)	—

Net investment loss	(2.61)	(0.74)		(3.22)	—

Net income per unit	27.40	17.61		32.72	—

Net asset value per unit at the end of the period	$191.07	$190.44		$163.67	$—

	Series A 2010	Series B 2010 (3)		Series A 2009	Series B 2009 (3)
Ratio of net investment loss to average partners’ capital (net assets)	-1.62%	-0.40	%(2)	-0.54%	0.00%
Ratio of expenses to average partners’ capital (net assets) (1)	2.71%	0.43	%(2)	2.70%	0.00%
Total return (2)	16.74%	10.19%		24.99%	0.00%

The above ratios were calculated for the partners taken as a whole. The computation of such ratios was not based on the amount of expenses assessed and income allocated to an individual partner’s capital account, which may vary from these ratios based on the timing of capital transactions and the different fee arrangements (see Note 5).

(1)	The ratio of expenses to average partners’ capital (net asset) values does not include brokerage commissions.
(2)	Annualized.
(3)

Series B units were not offered for sale until November 1, 2010. The beginning unit price for a Series B unit was equal to Series A unit at November 1, 2010. Accordingly, per unit performance is presented only from November 1, 2010 through December 31, 2010 and no performance exists for the year ended December 31, 2009.

Note 8. Litigation:

The Partnership is a beneficiary of a Litigation Trust which is seeking recoveries from third parties, related to the 2005 bankruptcy of Refco, Inc. and numerous affiliates (the ”). As of December 31, 2010, the Partnership has received the full value of its allowed claims in the Refco Bankruptcy and recovered approximately $3.2 million in excess of its allowed securities claim in the Refco Bankruptcy and may receive additional Refco Bankruptcy related recoveries, although there can be no assurance that it will or that any additional recoveries will be material. Management is unable to estimate the amounts of any such additional recoveries.

All Refco Bankruptcy related recoveries received by the Partnership, including excess recoveries except as described below, have been allocated among all partners in the Partnership who were partners as of October 31,

Rogers International Raw Materials Fund, L.P.

Notes to the Financial Statements

2005, on a pro-rata basis as October 31, 2005, with redeemed partners receiving cash distributions. Cash distributions to redeemed partners from excess recoveries totaled approximately $494,000 and $636,000 for the years ended December 31, 2010 and 2009, respectively. Pursuant to Section 12.2 of the Partnership’s Agreement of Limited Partnership, the Partnership reimbursed the General Partner and Beeland Interests approximately $400,000 and $428,000, respectively, from excess recoveries for legal costs incurred by the General Partner and Beeland Interests defending against suits related to the Refco Bankruptcy in 2010 and 2009. Beeland Interests, Inc. is the owner and sponsor of the Index. Included in administrative fees and other fees payable are amounts due under these arrangements of $249,542 and $16,201 at December 31, 2010 and 2009, respectively.

The Partnership has reserved $30,000 of the excess Refco related recoveries to apply to expenses incurred to administer ongoing communication with, and distributions and reporting to, redeemed limited partners with respect to Refco related recoveries received by the Partnership. These expenses include but are not limited to professional fees, printing, postage, and administration fees. At December 31, 2010, $29,353 of these expenses is included in administrative and other fees payable on the statement of financial condition.

At December 31, 2010 and 2009, approximately $208,000 and $231,000 of excess Refco related recoveries was payable to redeemed limited partners. These amounts are appropriately included in withdrawals payable for those years ended.

Note 9. Indemnifications:

In the normal course of business, the Partnership enters into contracts and agreements that contain a variety of representations and warranties, both of which provide general indemnifications. The Partnership’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Partnership that have not yet occurred. The Partnership expects the risk of any future obligation under these indemnifications to be remote.

Note 10. Subsequent Events:

From January 1, 2011 to March 30, 2011 there were $247,893 of contributions, and withdrawals totaled $1,484,973.

Beeland Management Company

Statement of Financial Condition

March 31, 2011 (Unaudited)

Assets
Cash at banks	$5,387,230
Management fee receivable	134,734
Investment in Rogers International Raw Materials Fund, L.P.	839,998
Fixed assets, (net)	1,600
Due from affiliates	2,243

Total Assets	$6,365,805

Liabilities and Members’ Equity

Liabilities and Members’ Equity
Accrued broker fees payable	$18,842
Accrued expenses	14,558

33,400
Total Liabilities
Total Member’s Equity	6,332,405

Total Liabilities and Members’ Equity	$6,365,805

Beeland Management Company

Notes to the Statement of Financial Condition

March 31, 2011 (Unaudited)

Note 1: Nature of Activities and Significant Accounting Policies

Beeland Management Company, L.L.C. (the “Company”) was formed on June 6, 1997 to provide management, trading and marketing services and support for certain commodity pools. The term of the Company shall continue until December 31, 2097.

The Company is the manager and general partner of the Rogers Raw Materials Fund, L.P. (the “Private Fund”) and the Rogers International Raw Materials Fund, L.P. (the “Public Fund”), and is the Investment Manager of the Rogers Raw Materials Index Fund, Ltd. (collectively, the “Funds”). In addition, the Company serves as the trading advisor for a number of separately managed accounts (the “Managed Accounts”). The Funds and Managed Accounts trade portfolios of commodity futures and forward contracts, principally on recognized exchanges.

The Company considers cash equivalents to be all highly liquid debt instruments purchased with a maturity of thirty days or less.

The Company recognizes management fee revenue as earned.

In preparing financial statements in conformity with accounting principles generally accepted in the United States, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Note 2: Agreements and Related Party Transactions

The Company recognized $113,673 in management fees from the Rogers Raw Materials Fund, LP for the three months ended March 31, 2011, of which $39,055 remained unpaid at March 31, 2011 and is a component of management fees receivable in the accompanying statement of financial condition. The Company recognized management fees of $127,132 from the Rogers International Raw Materials Fund, L.P. for the three months ended March 31, 2011, of which $43,345 remained unpaid at March 31, 2011 and is a component of management fees receivable in the accompanying statement of financial condition. In addition, the Company earns management fee income from the Managed Accounts.

As of March 31, 2011, an amount of $2,243 was due from Price Futures Group, Inc. (“PFG”), a related party to the Company by reason of common management, to reimburse the Company for certain expenses incurred on behalf of PFG.

Note 3: Operating Agreement

The Company’s operating agreement restricts the transfer of a member’s equity without consent from members owning at least 67% of ownership equity in the Company. The agreement also requires annual distributions to be made to the members in amounts necessary to cover the estimated income tax resulting from Company profits or to settle any complaint of a regulatory agency related to the Company. The Company’s members are not committed to fund the Company’s cash flow deficits or to provide any other direct or indirect financial assistance to the Company.

Note 4: Income Taxes

The Company financial statements do not include a provision for income taxes because its the Company is not a taxable entity and its members are taxed on their respective share of the Company’s earnings.

Beeland Management Company

Notes to the Statement of Financial Condition

March 31, 2011 (Unaudited)

The Company is required to determine whether a tax position is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any tax related appeals or litigation processes, based on the technical merits of the position. The Company files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states. The Company is not subject to income tax return examinations by major taxing authorities for years before 2007. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. De-recognition of a tax benefit previously recognized results in the Company recording a tax liability that reduces net assets. However, the Company’s conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof. The Company recognizes interest accrued related to unrecognized tax benefits and penalties related to unrecognized tax benefits in income taxes payable, if assessed. No interest expense or penalties have been recognized as of and for the year ended December 31, 2010

Note 5: Litigation/Subsequent Events

Beeland Management Company, L.L.C., Walter Thomas Price III, James Beeland Rogers, Jr., Robert Mercorella, a former officer of Beeland, and Allen Goodman have been named as defendants, and the Private Fund as a nominal defendant, in a derivative action filed in the United States District Court for the Southern District of New York by Dynasty Invest Ltd. and The Sulam Trust on April 3, 2006. The complaint alleges that the defendants breached their fiduciary duties to the Private Fund and its limited partners by causing or allowing the transfer of assets to Refco Capital Markets (“RCM”) and seeks judgment and other relief declaring defendants responsible for the loss of any assets, plaintiffs’ costs and attorneys’ fees and other relief. This action was stayed pending resolution of an Illinois state court’s jurisdiction over Rogers in separate actions. This case remains inactive.

Beeland Management Company, L.L.C., Walter Thomas Price III, James Beeland Rogers, Jr., Robert Mercorella and Allen Goodman have been named as defendants, and the Private Fund as a nominal defendant, in a derivative action filed in the United States District Court for the Southern District of New York by Tom D. and Alexa C. Seip, as Co-Trustees of the Tom and Alexa Seip Living Trust, and Clarence and Eleanor Ridley, on May 2, 2006. The complaint alleges that the defendants breached their fiduciary duties to the Private Fund and its limited partners and aided others in breaching their fiduciary duties by causing or allowing the transfer of assets to RCM and seeks judgment and other relief declaring defendants responsible for the loss of any assets, as well as plaintiffs’ costs and attorneys’ fees. This action was also stayed pending resolution of the Illinois state court's jurisdiction over Rogers and also remains inactive.

Beeland Management Company, L.L.C., James Beeland Rogers, Jr., and the Private Fund have been named in a class action first filed in the Circuit Court of Cook County, Illinois by Clarence and Eleanor Ridley on April 30, 2007, and later amended on April 1, 2008 to add Tom D. Seip and Alexa C. Seip, Co-Trustees of the Tom and Alexa Seip Living Trust. The amended complaint alleges that Beeland and the Private Fund breached the Second Amended and Restated Agreement of Limited Partnership (“Partnership Agreement”) between the Private Fund and limited partners by failing to pay to redeemed limited partners money that was claimed by the RCM bankruptcy estate. Plaintiffs further allege that Rogers tortiously interfered with the Partnership Agreement by transferring or permitting the transfer of Private Fund assets to RCM. The amended complaint seeks, inter alia, a declaration that the Private Fund and Beeland breached the Partnership Agreement, an award of any difference between the amount in the plaintiffs’ capital accounts and the money distributed to plaintiffs, interest on any amount owed and not paid, and compensatory damages against Rogers. On June 16, 2009, the court granted defendants’ motions to dismiss the complaint for failure to state a claim, but held that it had personal jurisdiction

Beeland Management Company

Notes to the Statement of Financial Condition

March 31, 2011 (Unaudited)

over Rogers. On July 15, 2009, plaintiffs filed a motion for the court to reconsider and vacate its decision granting defendants' motion to dismiss the amended complaint. The motion for reconsideration was dismissed with prejudice on April 27, 2010. Plaintiffs have appealed the dismissal of their claims, and on March 10, 2011, the Illinois Appellate Court affirmed the circuit court’s dismissal in its entirety.

Beeland Management Company has expended a large sum of money defending itself from these lawsuits. Inasmuch, while these proceedings were active, and despite the opportunity for advancement of legal costs during that time, the Company had decided to bear the cost of these suits itself pending final resolution. Now that the Company is nearer to the conclusion of these lawsuits, with special consideration given to the ultimate disposition of these suits, the Company has decided to seek indemnification from the Funds and rightfully recover the costs expended in its defense. However, the company has also decided that it will only seek recovery of these funds through funds received in excess of the Funds' bankruptcy claim. The Company will continue to garnish this ‘overage’ until the Company has been completely reimbursed for its legal fees related to the investor lawsuits.

INDEPENDENT AUDITOR'S REPORT

To the Members:

Beeland Management Company, LLC

We have audited the accompanying statement of financial condition of Beeland Management Company, LLC as of December 31, 2010. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above present fairly, in all material respects, the financial position of Beeland Management Company, LLC as of December 31, 2010, in conformity with generally accepted accounting principles in the United States.

/s/Tunney & Associates, P.C.

Orland Park, Illinois

March 24, 2011

Beeland Management Company

Statement of Financial Condition

December 31, 2010

Assets
Cash at banks	$5,535,107
Management fee receivable	120,590
Investment in Rogers International Raw Materials Fund, L.P.	770,838
Fixed assets, (net)	594

Total Assets	$6,427,129

Liabilities and Members’ Equity

Liabilities and Members’ Equity
Accrued broker fees payable	$10,437
Accrued expenses	28,228
Due to affiliates	2,928

41,593
Total Liabilities
Total Member’s Equity	6,385,536

Total Liabilities and Members’ Equity	$6,427,129

See the accompanying notes to the financial statements

Beeland Management Company

Notes to the Statement of Financial Condition

December 31, 2010

Note 1: Nature of Activities and Significant Accounting Policies

Beeland Management Company, L.L.C. (the “Company”) was formed on June 6, 1997 to provide management, trading and marketing services and support for certain commodity pools. The term of the Company shall continue until December 31, 2097.

The Company is the manager and general partner of the Rogers Raw Materials Fund, L.P. and the Rogers International Raw Materials Fund, L.P., and is the Investment Manager of the Rogers Raw Materials Index Fund, Ltd. (collectively, the “Funds”). In addition, the Company serves as the trading advisor for a number of separately managed accounts (the “Managed Accounts”). The Funds and Managed Accounts trade portfolios of commodity futures and forward contracts, principally on recognized exchanges.

The Company considers cash equivalents to be all highly liquid debt instruments purchased with a maturity of thirty days or less.

The Company recognizes management fee revenue as earned.

In preparing financial statements in conformity with accounting principles generally accepted in the United States, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Note 2: Agreements and Related Party Transactions

The Company recognized $371,226 in management fees from the Rogers Raw Materials Fund, L.P. for the year ended December 31, 2010, of which $35,192 remained unpaid at December 31, 2010 and is a component of management fees receivable in the accompanying statement of financial condition. The Company recognized management fees of $461,453 from the Rogers International Raw Materials Fund, L.P. for the year ended December 31, 2010, of which $37,974 remained unpaid at December 31, 2010 and is a component of management fees receivable in the accompanying statement of financial condition. In addition, the Company earns management fee income from the Managed Accounts.

As of December 31, 2010, an amount of $2,928 was due to Price Futures Group, Inc. (“PFG”), a related party to the Company by reason of common management to reimburse PFG for certain expenses incurred on behalf of the Company.

Note 3: Operating Agreement

The Company’s operating agreement restricts the transfer of a member’s equity without consent form members owning at least 67% of ownership equity in the Company. The agreement also requires annual distributions to be made to the members in amounts necessary to cover the estimated income tax resulting from Company profits or to settle any complaint of a regulatory agency related to the Company. The Company’s members are not committed to fund the Company’s cash flow deficits or to provide any other direct or indirect financial assistance to the Company.

Note 4: Income Taxes

The financial statements do not include a provision for income taxes because the Company is not a taxable entity and its members are taxed on their respective share of the Company’s earnings.

Beeland Management Company

Notes to the Statement of Financial Condition

December 31, 2010

The Company is required to determine whether a tax position is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any tax related appeals or litigation processes, based on the technical merits of the position. The Company files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states. The Company is not subject to income tax return examinations by major taxing authorities for years before 2007. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. De-recognition of a tax benefit previously recognized results in the Company recording a tax liability that reduces net assets. However, the Company’s conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof. The Company recognizes interest accrued related to unrecognized tax benefits and penalties related to unrecognized tax benefits in income taxes payable, if assessed. No interest expense or penalties have been recognized as of and for the year ended December 31, 2010.

Note 5: Litigation/Subsequent Events

Beeland Management Company, L.L.C., Walter Thomas Price III, James Beeland Rogers, Jr., Robert Mercorella and Allen Goodman have been named as defendants, and the Private Fund as a nominal defendant, in a derivative action filed in the United States District Court for the Southern District of New York by Dynasty Invest Ltd. and The Sulam Trust on April 3, 2006. The complaint alleges that the defendants breached their fiduciary duties to the Private Fund and its limited partners by causing or allowing the transfer of assets to RCM and seeks judgment and other relief declaring defendants responsible for the loss of any assets, plaintiffs' costs and attorneys’ fees and other relief. This action was stayed pending resolution of the Illinois state court's jurisdiction over Rogers. It remains inactive.

Beeland Management Company, L.L.C., Walter Thomas Price III, James Beeland Rogers, Jr., Robert Mercorella and Allen Goodman have been named as defendants, and the Private Fund as a nominal defendant, in a derivative action filed in the United States District Court for the Southern District of New York by Tom D. and Alexa C. Seip, as Co-Trustees of the Tom and Alexa Seip Living Trust, and Clarence and Eleanor Ridley, on May 2, 2006. The complaint alleges that the defendants breached their fiduciary duties to the Private Fund and its limited partners and aided others in breaching their fiduciary duties by causing or allowing the transfer of assets to RCM and seeks judgment and other relief declaring defendants responsible for the loss of any assets, as well as plaintiffs’ costs and attorneys’ fees. This action was also stayed pending resolution of the Illinois state court’s jurisdiction over Rogers, and remains inactive. However, as discussed below, each of the plaintiffs in this action also brought suit in Illinois state court regarding the same transfer. That suit has been dismissed, and the dismissal was upheld on appeal.

Beeland Management Company, L.L.C., James Beeland Rogers, Jr., and the Private Fund have been named in a class action first filed in the Circuit Court of Cook County, Illinois by Clarence and Eleanor Ridley on April 30, 2007, and later amended on April 1, 2008 to add Tom D. Seip and Alexa C. Seip, Co-Trustees of the Tom and Alexa Seip Living Trust. The amended complaint alleges that Beeland and the Private Fund breached the Second Amended and Restated Agreement of Limited Partnership (“Partnership Agreement”) between the Private Fund and limited partners by failing to pay to redeemed limited partners money that was claimed by the RCM bankruptcy estate. Plaintiffs further allege that Rogers tortiously interfered with the Partnership Agreement by transferring or permitting the transfer of Private Fund assets to RCM. The amended complaint seeks, inter alia, a declaration that the Private Fund and Beeland breached the Partnership Agreement, an award of any difference between the amount in the plaintiffs’ capital accounts and the money distributed to plaintiffs, interest on any amount owed and not paid, and compensatory damages against Rogers. On June 16, 2009, the court granted

Beeland Management Company

Notes to the Statement of Financial Condition

December 31, 2010

defendants’ motions to dismiss the complaint for failure to state a claim, but held that it had personal jurisdiction over Rogers. On July 15, 2009, plaintiffs filed a motion for the court to reconsider and vacate its decision granting defendants’ motion to dismiss the amended complaint. The court denied plaintiffs’ motion for reconsideration on April 27, 2010. Plaintiffs then filed an appeal with the Illinois Appellate Court. On March 10, 2011, the Illinois Appellate Court affirmed the circuit court’s dismissal in its entirety. Plaintiffs have not appealed this decision.

Beeland Management Company has expended a large sum of money defending itself from these lawsuits. Inasmuch, while these proceedings were active, and despite the opportunity for advancement of legal costs during that time, the Company had decided to bear the cost of these suits itself pending final resolution. Now that the Company is nearer to the conclusion of these lawsuits, with special consideration given to the ultimate disposition of these suits, the Company has decided to seek indemnification from the Funds and rightfully recover the costs expended in its defense. However, the company has also decided that it will only seek recovery of these funds through funds received in excess of the Funds’ bankruptcy claim. The Company will continue to garnish this ‘overage’ until the Company has been completely reimbursed for its legal fees related to the investor lawsuits.

EXHIBIT A

EIGHTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

This Eighth Amended and Restated Agreement of Limited Partnership is made as of this 22nd day of June, 2011, by and among Beeland Management Company, L.L.C., an Illinois limited liability company, as General Partner, and those other parties who now or hereafter, from time to time, execute this Agreement, whether in counterpart or by separate instrument or otherwise, as Limited Partners or who otherwise agree to be admitted as Limited Partners and to be bound by the terms hereof.

WITNESSETH:

WHEREAS, the parties continue a limited partnership (the “Partnership”) formed pursuant to the provisions of the Revised Uniform Limited Partnership Act of the State of Illinois (the “Act”) under the name Rogers International Raw Materials Fund, L.P.; and

WHEREAS, the parties hereto intend to hereby document the terms and conditions pursuant to which the Partnership will continue to operate.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties hereto, intending to be legally bound, hereby adopt the following terms and conditions as their Agreement of Limited Partnership.

ARTICLE I

FORMATION OF LIMITED PARTNERSHIP

The General Partner and an initial limited partner formed the Partnership as a limited partnership under the Act, and the General Partner caused to be filed the Partnership’s Certificate of Limited Partnership on May 8, 2000. The General Partner shall cause an Amendment to that Certificate to be filed at such time(s) as such a filing is required by the Act. The rights and liabilities of the Partners shall be as set forth in the Act, except as herein otherwise expressly provided.

ARTICLE II

NAME

The business of the Partnership shall be conducted under the name of “Rogers International Raw Materials Fund, L.P.” or such other name as the General Partner shall from time to time hereafter designate in writing to the Limited Partners.

ARTICLE III

DEFINITIONS

When used in this Agreement, and not otherwise specifically defined, the following terms shall have the meanings set forth below.

(a) “Accounting Period” means (i) any fiscal year of the Partnership or (ii) any shorter period ending as of the last day of a calendar month prior to the month in which the Partnership Interest of any Partner shall change, whether by withdrawal(s), the admission of new Partners, the contribution of additional capital, or otherwise. Any Accounting Period which begins on a date other than the first day of a fiscal year shall close not later than December 31 of that fiscal year.

(b) “Act” means the Revised Uniform Limited Partnership Act of the State of Illinois.

(c) “Additional Limited Partner” means a Limited Partner (other than a Substituted Limited Partner) admitted to the Partnership after the close of the offering of interests in the Partnership described in Section 8.3.

(d) “Affiliate” of the General Partner shall mean (i) any person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of the General Partner; (ii) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by the General Partner; (iii) any person, directly or indirectly, controlling, controlled by, or under common control of the General Partner; (iv) any officer, director, partner or member of the General Partner; or (v) if the General Partner is an officer, director, or partner, any person for which the General Partner acts in any such capacity.

(e) “Agreement” means this Agreement of Limited Partnership, as it may be amended, modified or supplemented from time to time.

(f) “Allocable Share of Net Profits or Net Losses” of a Partner means, for any Accounting Period, that part of Net Profits or Net Losses for such Accounting Period allocable to the Partner pursuant to Article IX of this Agreement.

(g) “Capital Account” means a separate account maintained for each Partner. A Partner’s Capital Account shall be credited with: (1) In the case of a Limited Partner, its Capital Contribution and its Allocable Share of Net Profits, and (2) in the case of the General Partner, its Capital Contribution, its Allocable Share of Net Profits, if any, which it elects to contribute to the capital of the Partnership as a Capital Contribution pursuant to Section 8.1 and any Allocable Share of Net Profits thereon (as a Limited Partner). A Partner’s Capital Account shall be reduced by: (1) its Allocable Share of Net Losses and (2) cash and the fair market value of other property distributed to the Partner. The term “Capital Account” shall have reference not only to the Capital Account as such, but also to the balance in the Capital Account of a Partner at any specified time.

(h) “Capital Contribution” means all contributions to the Partnership capital by a General or Limited Partner pursuant to Sections 8.1, 8.2 and 8.6, less any Distributions to the Partner which are treated as a return of capital pursuant to Section 8.5.

(i) “Code” means the Internal Revenue Code of 1986, as amended, and successor laws of similar effect.

(j) “Distribution” means a transfer of property or payment of cash to a Partner by the Partnership.

(k) “ERISA” means the Employee Retirement Income Security Act of 1974, and any amendments or modifications thereof.

(l) “ERISA Limited Partner” means a Limited Partner who is (i) an “Employee Benefit Plan,” as defined in Section 3(3) of ERISA; (ii) a plan described in Section 4975(e)(1) of the Code; or (iii) a partnership or other entity, the general partner (or other responsible person) of which has been appointed “investment manager,” as defined in Section 3(38) of ERISA, over the assets used by one or more Employee Benefit Plans to purchase limited partnership (or other) interests in such partnership (or other entity).

(m) “General Partner” means Beeland Management Company, L.L.C., or any successor or successors thereto acting in the capacity of the general partner of the Partnership.

(n) “Government Security” and “Government Securities” shall have the meanings assigned to such terms under the Investment Company Act of 1940, as amended (the “1940 Act”).

(o) “Index” means the Rogers International Commodity Index®.

(p) “Limited Partners” means the parties who execute this Agreement or a counterpart hereof (including by separate instrument) as limited partners or who otherwise agree to be admitted as limited partners and to be bound by the terms hereof, and the General Partner, if it makes a Capital Contribution, to the extent of such contribution (and Distributions thereon). Reference to a “Limited Partner” shall mean any one of the Limited Partners.

(q) “Net Assets” shall have the meaning set forth in Section 8.3(c).

(r) “Net Asset Value Per Unit” shall have the meaning set forth in Section 8.3(c).

(s) “Net Profits” or “Net Losses” shall mean all net profits earned by or net losses incurred by the Partnership in any Accounting Period or other fiscal period, including all of the Partnership’s open positions in securities, commodities, including futures, forward and option contracts and any and all interests therein (“Positions”), minus the amount of any Management Fee, as provided in Section 11.1, determined on an accrual basis in accordance with generally accepted accounting principles; provided, however, that all of the Partnership’s Positions shall be valued at their fair market value as of the end of each Accounting Period. On all Positions which were open at the beginning of an Accounting Period and subsequently closed during the Accounting Period, gain or loss shall be determined on the basis of the fair market values used at the close of the immediately preceding Accounting Period. All questions relating to valuation arising in determining Net Profits or Net Losses shall be resolved by the Partnership’s regularly employed certified public accountants, whose good faith decision shall, absent manifest error or fraud, be final. For the avoidance of doubt, the terms “Net Profit” and “Net Losses,” shall exclude Partnership income or loss related to or arising out of the bankruptcy of Refco Inc. and its affiliates, and any such income or loss (in each case, regardless of source) shall be allocated only among Partners (including former Partners) who were Partners as of October 31, 2005, in accordance with their Partnership Interests on such date.

(t) “Partners” means the General Partner and all Limited Partners where no distinction is required by the context in which the term is used herein.

(u) “Partnership” means Rogers International Raw Materials Fund, L.P., a limited partnership formed pursuant to the provisions of the Act.

(v) “Partnership Interest” means, with respect to a Limited Partner, such Limited Partner’s ownership interest in the Partnership at any particular time, including the right to the benefits to which a Limited Partner may be entitled to under this Agreement and his obligation to comply with the terms and obligations of this Agreement. Each Limited Partner’s Partnership Interest shall, for all purposes, be the ratio that the Net Asset Value of Units owned by that Limited Partner bears to the aggregate Net Asset Value of all Units held by all Limited Partners (including the General Partner, to the extent of any Units owned by the General Partner). Reference to Limited Partners holding a majority or a specified percentage in Partnership Interest shall mean any Limited Partner or group of Limited Partners who own over 50% or at least such specified percentage, as the case may be, of the aggregate Net Asset Value of all Units held by all Limited Partners (including the General Partner, to the extent of any Units owned by the General Partner), except as specifically provided otherwise herein.

(w) “Section” means a Section of this Agreement if no reference is made to a statute, law or other document.

(x) “Subscription Agreement” means the Agreement for subscription for the purchase of Units of the Partnership in such form as is approved by the General Partner.

ARTICLE IV

PURPOSE

The purpose of the Partnership is to trade and invest in a portfolio of commodity futures, swaps and cash forward contracts traded on both recognized exchanges and in the off-exchange or “over-the-counter” markets throughout the world, as the General Partner shall, in its sole discretion, determine. The purpose of such trading and investing shall be to replicate, to the extent deemed reasonably possible by the General Partner, the component commodity positions which comprise the Index. The Partnership may also invest its funds in Government Securities and Government Security based financial products; provided that not more than 20% of the interest may be allocated to the Partnership’s commodities brokers and, otherwise, the Partnership will receive all interest income earned on its assets.

The Partnership may engage in any and all activities related or incidental to the activities described above. However, the Partnership shall not operate in a manner which would cause it to become an investment company required to register under the 1940 Act.

ARTICLE V

NAMES AND ADDRESS OF PARTNERS

The names and addresses of the Partners are as maintained from time to time by the General Partner in its records for the Partnership.

ARTICLE VI

TERM

The term of the Partnership began upon the filing of its Certificate of Limited Partnership and shall continue until terminated as hereinafter provided.

ARTICLE VII

PRINCIPAL PLACE OF BUSINESS

The principal place of business of the Partnership shall be at 141 W. Jackson Blvd., Suite 1340A, Chicago, Illinois 60604. The General Partner may, from time to time, change the principal place of business or establish additional places of business whether within or without the State of Illinois. In such event, the General Partner shall notify the Limited Partners of such change.

ARTICLE VIII

CAPITAL AND CONTRIBUTIONS

Section 8.1. General Partner

(a) The General Partner shall maintain a Capital Account in the Partnership in an amount in its sole discretion, provided, however, that said Capital Account shall be not less than the greater of $25,000 or 1% of the Partnership’s Net Assets. In addition, for so long as the General Partner is the general partner of the Partnership, the General Partner shall maintain a minimum net worth of not less than the greater of $50,000 or 5% of the total contributions to the Partnership and to all other commodity pool programs for which the General Partner serves as general partner; provided, however, that in no event shall the General Partner be required to maintain a net worth in excess of $1,000,000.

(b) A Capital Account shall be established and maintained for the General Partner, which shall be credited and debited as provided in paragraph (g) of Article III.

(c) The General Partner shall be deemed to be a Limited Partner to the extent of the General Partner’s Capital Contribution, for all purposes under this Agreement. All Capital Contributions of the General Partner shall be evidenced by Units (as defined in Section 8.2(a)).

Section 8.2. Limited Partners

(a) Each Limited Partner shall make an initial Capital Contribution to the Partnership in the amount called for by his Subscription Agreement. Each Limited Partner’s Capital Contribution is due upon subscription. The Capital Contributions to be made to the Partnership by the Limited Partners shall be divided into and evidenced by units of Partnership Interests, calculated to four decimal places (the “Units”), which may be issued in one or more series (each, a “Series”) with a purchase price per Unit specified in Section 8.3(a). Each Limited Partner must agree to make an initial Capital Contribution of at least $5,000.

(b) A Capital Account shall be established for each Limited Partner, which shall be credited and debited as provided in paragraph (g) of Article III.

Section 8.3. Sale of Units of Limited Partnership Interest

(a) The General Partner shall solicit subscriptions for the purchase of Units in an offering (the “Offering”), the terms of which shall be as set forth in a prospectus (the “Prospectus”) included in a registration statement (each such registration statement a “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”). The purchase price per Unit shall be the Net Asset Value per Unit (as that term is defined in Section 8.3(c)) of the relevant Series as of the close of business on the day preceding the effective date of the purchase; provided, however, that the initial purchase price per Unit of any Series of Units of which there are no outstanding Units shall be as described in the Prospectus pursuant to which such Series of Units is offered.

The General Partner and affiliates of the General Partner may subscribe for Units on the same terms and conditions as any other subscriber. During the Offering, the General Partner may admit as a Limited Partner, within its sole and unrestricted discretion, those persons and entities who deliver to the Partnership an executed Subscription Agreement in accordance with the terms thereof, including payment of the subscription called for therein. Each subscriber whose Subscription Agreement is accepted by the Partnership as a Limited Partner, shall make its Capital Contribution to the Partnership by delivering the full amount of the subscription for Units by check or wire transfer.

The General Partner may, in its sole discretion, employ registered broker-dealers (“Soliciting Dealers”) to assist in the offer and sale of the Units. All Soliciting Dealers employed by the General Partner shall be required to execute a soliciting dealer agreement in a form approved by the General Partner. The General Partner shall be authorized to pay Soliciting Dealers the compensation described in such soliciting dealer agreement.

The number of Units purchased by each subscribing Limited Partner, the amount of the Capital Contribution each Limited Partner has made and the Partnership Interest of each Limited Partner shall be recorded on a schedule maintained by or on behalf of the General Partner. No certificate or other evidence of ownership shall be issued in respect of the Units or Partnership Interests other than this Agreement, or a counterpart thereof which, when executed and delivered by the General Partner, shall solely represent and evidence the Units and

Partnership Interests purchased by each Limited Partner. However, the Partnership may retain a Subscription Agent whose duties may include providing notification to Limited Partners with respect to their ownership of Units, and the General Partner shall deliver, or cause to be delivered, to each Limited Partner such reporting as required under the rules of the Commodity Futures Trading Commission (“CFTC”).

(b) After the termination of each Offering, the General Partner may, in its discretion, make additional Offerings of Units on the following terms and conditions:

(1) Each subsequent Unit sold (“New Units”) shall require the Capital Contribution specified by Section 8.3(a);

(2) New Units sold during any month shall be accepted or rejected as of the close of business on the last trading day of such month;

(3) Each Limited Partner admitted in a subsequent Offering shall execute and acknowledge such instruments as the General Partner may deem necessary or desirable to effectuate such admission and to confirm that the Additional Limited Partner has agreed to be bound by all the covenants, terms and conditions of this Agreement;

(4) The General Partner may register Units and/or make additional Offerings of Units (including, for the avoidance of doubt, private offerings), in its sole discretion. The General Partner does not, however, have any obligation or duty to register any Units with any authority. No Limited Partner shall have any preemptive or other rights with respect to the issuance or sale of any additional Units. The General Partner may, in its sole discretion, terminate any offering of Units.

(c) “Net Assets” of the Partnership for purposes of this Agreement shall mean the Partnership’s total assets minus the Partnership’s total liabilities, determined in accordance with generally accepted accounting principles, with all open positions marked to market. The term “Net Asset Value Per Unit” for purposes of this Agreement means the Net Assets of the Partnership attributable to each Series at the time of calculation divided by the aggregate number of Units in each such Series outstanding at that time.

Section 8.4. Status of Capital Account of Limited Partner

Except as otherwise specifically set forth in this Agreement, no Limited Partner shall have the right to withdraw all or any part of the credit balance in his Capital Account, to receive any Distribution from the Partnership or to demand or receive property other than cash in withdrawal of the credit balance of his Capital Account or as Distributions of income. No Limited Partner shall have priority over another Limited Partner in connection with the return of his Capital Contributions or Distribution of the credit balance in his Capital Account, or as to any other Distributions by the Partnership; provided, however, that Limited Partners admitted after October 31, 2005 shall not be entitled to participate in any distributions to the Partnership made in connection with the bankruptcy of Refco Inc. and its affiliates, regardless of source of such distributions, or any Distributions (to Partners or former Partners) of the proceeds of such distributions. Capital contributed to the Partnership and the credit balance in a Partner’s Capital Account shall not bear interest.

Section 8.5. Withdrawal of Interests

(a) Upon the terms and conditions set forth in this Section 8.5, a Limited Partner may reduce or redeem all of its Partnership Interest in the Partnership, and have part or all of the credit balance in its Capital Account returned to it, by withdrawing funds from its Capital Account.

(b) A Limited Partner who desires to have all or a portion of the credit balance in its Capital Account returned to it shall give the General Partner written notice (a “Notice of Withdrawal”) not less than six (6) business days prior to the date as of which the Limited Partner desires to effect such partial or complete withdrawal. The General Partner may, but shall not be required to, employ a Subscription Agent as its agent to receive and process any such Notice of Withdrawal. The Notice of Withdrawal shall state the date upon which the withdrawal is desired, which date must be the last trading day of any month (the “Withdrawal Date”). In the case of a partial withdrawal, such notice shall also specify either the percentage of the credit balance in his Capital Account that he wishes to withdraw at the Withdrawal Date, or the dollar amount of capital which he wishes to have returned to him, subject to the requirement that any such withdrawals may only be in increments of the Net Asset Value of a Unit in the applicable Series and to the additional terms and conditions set forth in this Section 8.5. Any withdrawal request approved by the General Partner or its agent shall be effective as of the close of business on the Withdrawal Date specified in the Notice of Withdrawal. For purposes of this Section 8.5, a “business day” is any day, Monday through Friday, except U.S. federal holidays.

(c) In the event a Limited Partner has delivered an appropriate Notice of Withdrawal to the Partnership, the General Partner shall distribute to the withdrawing Limited Partner, per Unit withdrawn, an amount equal to the Net Asset Value Per Unit as of the effective time of the withdrawal on the Withdrawal Date. Any such Limited Partner’s Capital Account shall be reduced by the amount so paid and its Partnership Interest shall be adjusted accordingly as of the Withdrawal Date. Payment for the withdrawn Units shall be made within 30 days after the Withdrawal Date. From the time of the General Partner’s receipt of a Notice of Withdrawal to the effective time of the withdrawal on the Withdrawal Date, the Units will remain at risk in the business of the Partnership and the withdrawing Limited Partner shall have all the rights of a Limited Partner under this Agreement.

(d) No Limited Partner may withdraw less than all of the credit balance of its Capital Account in accordance with the above provisions if, as of the Withdrawal Date, such withdrawal would reduce the credit balance of its Capital Account to less than $5,000 (after subtracting the amount such Limited Partner wishes to withdraw).

(e) Notwithstanding the provisions of Section 8.5(d), if the General Partner determines it is in the best interests of the Partnership, it may permit a Limited Partner to withdraw part or all of the credit balance in his Capital Account at any time.

(f) A Limited Partner shall have no personal liability for the debts, liabilities and other obligations of the Partnership from and after the effective time of the withdrawal on the Withdrawal Date as provided in this Section 8.5, except to the extent provided under Illinois law for Partnership debts and liabilities incurred prior to such effective time on such date, and then only for amounts withdrawn by or distributed to such Limited Partner.

(g) Subject to subsection (a) and (b) of this Section 8.5 and to the following, the General Partner, acting alone or, at its election, in conjunction with the Subscription Agent, shall honor all Notices of Withdrawal in the order they are received (on the basis of postmark or delivery, with the General Partner selecting Units for withdrawal by lot with respect to Notices of Withdrawal received on the same date). If, however, the number of withdrawals requested for any month or over any other given period of time, in the opinion of the General Partner, (i) threatens the termination of the Partnership or the Partnership’s tax year; or (ii) is otherwise detrimental to the tax status of the Partnership, the General Partner may (but is not required to) select by lot only so many withdrawals as will, in its judgment, not result in such consequences. The General Partner shall notify the Limited Partners in writing within 10 days after the effective date of the withdrawal if their Units have not been withdrawn. Any Units not withdrawn in this event shall remain at risk in the business of the Partnership and shall not be withdrawn absent another separate Notice of Withdrawal given in the manner provided in this Section 8.5. In addition, if during the ten day period preceding the effective date of withdrawal, futures and forward contracts representing 10% or more of the Partnership’s portfolio of futures positions cannot be traded as a result of trading limits in applicable exchanges, then the Partnership may (but is not required to) suspend all withdrawals for a period of up to 10 days after the trading limit is no longer applicable. In the event of a suspension of withdrawals, all Units will remain at risk in the business of the Partnership and shall not be withdrawn absent a Notice of Withdrawal given following the lifting of the suspension by the General Partner and in the manner otherwise provided in this Section 8.5.

(h) The General Partner (in its capacity as General Partner or as a Limited Partner) may withdraw any part or all of the credit balance in its Capital Account, subject to Section 8.1(a), at the same times and upon the same terms (including notice to the Partnership) as the Limited Partners.

(i)If at the close of business (as determined by the General Partner) on any business day, the Net Asset Value per Unit has decreased to less than 50% of the Net Asset Value per Unit on the most recent month-end valuation date, after adding back all distributions, the Partnership will liquidate all open positions as expeditiously as possible and suspend trading. Within 7 business days after any such suspension of trading, the General Partner shall declare a “special redemption date.” Such special redemption date shall be a business day within 30 business days from the date of suspension of trading by the Partnership, and the General Partner shall mail notice of such date to each Limited Partner and assignee of Units of whom it has received written notice, by first class mail, postage prepaid, not later than 7 business days of the date of the decline of the Net Asset Value per Unit, together with instructions as to the procedure such Limited Partner or assignee must follow to have such Limited Partner’s or assignee’s interest (only entire, not partial, interests may be so redeemed unless otherwise determined by the General Partner) in the Partnership redeemed on such date. Upon redemption pursuant to a special redemption date, a Limited Partner or any other assignee of whom the General Partner has received written notice, shall receive from the Partnership an amount equal to the Net Asset Value of such Limited Partner’s interest, determined as of the close of business (as determined by the General Partner) on such special redemption date. An assignee shall not be entitled to redemption on any special redemption date until the General Partner has received written notice of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be redeemed. If, after such special redemption date, the Net Assets of the Partnership are at least $5,000,000, the Partnership may, in the discretion of the General Partner, resume trading. If the preceding conditions are not met or the General Partner determines not to resume trading, the Partnership will be dissolved and terminated.

Section 8.6. Additional Capital Contributions

Any Limited Partner may make additional Contributions of Capital, but only in the manner set forth in Section 8.3.

Section 8.7. Removal of Limited Partners; Reduction of Interests

(a) If any application by or business activity of the Partnership or any person or entity affiliated with the Partnership for membership or participation in any commodities, options or securities exchange, clearing agency, or other self-regulatory organization is denied, limited, conditioned or otherwise adversely affected by reason of any Limited Partner’s interest in the Partnership, and such Limited Partner does not, within thirty (30) days following receipt of written notice thereof, cure any defect or other cause of such adverse action, to the sole and absolute satisfaction of the General Partner, such Limited Partner shall be deemed to have elected to have withdrawn his Capital Account in the manner provided for in Section 8.5; provided, however, that such withdrawal shall be effective as of the close of the month in which said thirty (30) day period ends; and further provided that the time limitations and further notice provisions contained in Section 8.5(b) shall not apply. For purposes of determining the balance in the Limited Partner’s Capital Account as of the close of such month, the General Partner shall close the Partnership’s books and allocate Net Profits and Net Losses as of such date. Upon such withdrawal, such Limited Partner shall have only such rights and be obligated to only such liabilities as may otherwise be provided in this Agreement.

(b) If, at the close of any month during the term of the Partnership, the aggregate value of any class of equity interests of the Partnership held by all ERISA Limited Partners would represent 25% or more of the aggregate value of such class of equity interests held by all Limited Partners (regardless of the reason for such overage), the General Partner may, but shall not be required to, redeem Units held by ERISA Limited Partners in an amount such that the aggregate value of such class of equity interest held by all ERISA Limited Partners does not equal 25% of the aggregate value of such class of equity interest held by all Limited Partners. The amount of any such redemption shall be paid, within 5 business days of such reduction, to the appropriate Limited Partners as though the amount had been withdrawn pursuant to Section 8.5. Units held by each ERISA Limited Partner, if Units are redeemed hereunder, shall be redeemed and shall be redeemed by the same percentage. Operation of this Section 8.7(b) and the redemptions contemplated hereby are expressly consented to by each ERISA Limited Partner.

ARTICLE IX

ALLOCATIONS AND DISTRIBUTIONS

Section 9.1. Allocation of Net Profits and Net Losses

Allocations among Partners. Net Profits and Net Losses of the Partnership shall be allocated among the Partners during each Accounting Period in the proportion which the Partnership Interest held by each such Partner on the first day of the relevant Accounting Period bears to the total Partnership Interest held by all Partners on such date. For the avoidance of doubt, the terms “Net Profit” and “Net Losses,” shall exclude Partnership income or loss related to or arising out of the bankruptcy of Refco Inc. and its affiliates, and any such income or loss (in each case, regardless of source) shall be allocated only among Partners (including former Partners) who were Partners as of October 31, 2005, in accordance with their Partnership Interests on such date.

Section 9.2. Distributions

(a) Subject to the limitations set forth in Section 9.2(b), the Partnership may distribute such portion of the Net Profits during each Accounting Period as the General Partner, in its sole and absolute discretion, shall determine from time to time. However, the General Partner’s and Partnership’s general policy shall be to not make any Distributions. Except to the extent provided in Section 11.2, the amount of all Distributions to Limited Partners shall be computed and paid to each of the Limited Partners in the proportion which the Partnership Interest held by each such Limited Partner on the first day of the relevant Accounting Period bears to the total Partnership Interest held by all Limited Partners on such date, except with respect to Distributions related to proceeds to the Partnership arising out of the bankruptcy of Refco Inc. and its affiliates, which proceeds shall be allocated or Distributed solely to Partners (and former Partners) who were Partners on October 31, 2005; and such allocations or Distributions shall be made among such Partners (and former Partners) pro rata in the same manner as described above using Partnership Interests as of October 31, 2005 as the basis of calculation.

(b) Before making any Distribution, the Partnership must have available to it unencumbered funds sufficient for such Distribution after taking into account the amounts necessary to provide a reasonable reserve for the continuing conduct of the business of the Partnership and to provide the Partnership with normal working capital. The amount of such reserve shall be determined by the General Partner in its sole and absolute discretion and shall include such funds as the General Partner deems reasonably necessary or appropriate in order to meet the foreseeable requirements of the Partnership for the Accounting Period in which the Distribution is to be made.

Section 9.3. Federal Income Tax Allocations

(a) The Partnership’s income and expense and capital gain or loss from its investment and trading operations shall be allocated among the Partners pursuant to the following subparagraphs for federal income tax purposes; provided, however, that Partnership income or expense related to or arising out of the bankruptcy of Refco Inc. and its affiliates, regardless of source, shall be allocated only to those persons who were Partners on October 31, 2005, in accordance with their Partnership Interests on such date. For the avoidance of doubt, Partnership recoveries related to the bankruptcy of Refco Inc. and its affiliates attributable to former Partners shall be payable to such former Partners subject to adjustment for any related expense (including, but not limited to, litigation and indemnification expenses). Allocations shall be pro rata from (i) short-term gain or loss and (ii) long-term capital gain or loss and (iii) operating income or loss realized and recognized by the Partnership.

(1) Items of income gain, loss, deduction and expense shall be allocated pro rata among the Partners based on their respective Capital Accounts as of the end of each Accounting Period in which such items accrue, after taking into account the allocation of Management Fees attributable to such Partner.

(2) Any gain or loss required to be taken into account in accordance with Section 1256 of the Code shall be considered a realized gain or loss for purposes of this Section 9.3.

(b) In the event that a Partnership Interest has been assigned, the allocations prescribed by this Section 9.3 shall be made with respect to such Partnership Interest without regard to the assignment, except that in the year of assignment the allocations prescribed by this Section 9.3 shall be divided between the assignor and the assignee based on the number of months each held the assigned Partnership Interest.

(c) The allocations set forth in this Section 9.3 are intended to allocate taxable profit and loss among Partners generally in the ratio and to the extent that Net Profit and Net Loss are allocated under Section 9.1 so as to eliminate, to the extent possible, any disparity between a Partner’s Capital Account and his tax basis account with respect to each Unit then outstanding, consistent with the principles set forth in Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

(d) Notwithstanding anything herein to the contrary, in the event that at the end of any Partnership taxable year, any Limited Partner’s tax basis is adjusted for, or such Limited Partner is allocated, or there is distributed to such Limited Partner, any item described in Treasury Regulation Section 1.704-(b)(2)(ii)(d)(4), (5) or (6) in an amount not reasonably expected at the end of such year, and such treatment creates a deficit balance in such Limited Partner’s tax basis, then such Limited Partner shall be allocated all items of income and gain of the Partnership for such year and for all subsequent taxable years of the Partnership until such deficit balance has been eliminated. In the event that any such unexpected adjustments, allocations or distributions create a deficit balance in the tax basis accounts of more than one Limited Partner in any Partnership taxable year, all items of income and gain of the Partnership for such taxable year and all subsequent taxable years shall be allocated among all such Limited Partners in proportion to their respective deficit balances until such deficit balances have been eliminated. Upon the dissolution and termination of the Partnership, the General Partner must contribute to the Partnership an amount equal to any deficit balance in its tax basis account. This paragraph is intended to constitute a “qualified income offset” within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith. Under no circumstances shall any Limited Partner be obligated to the Partnership to restore any deficit balance in his tax basis account.

Section 9.4. Section 754 Election

The General Partner may, in its sole and absolute discretion, make an election on behalf of the Partnership under Section 754 of the Code to adjust the tax basis of its assets.

Section 9.5. Fiscal Year

Except as otherwise required by the Code, the fiscal year of the Partnership shall be the calendar year.

ARTICLE X

MANAGEMENT OF THE PARTNERSHIP

Section 10.1. Powers of the General Partner

(a) The General Partner shall have exclusive authority to manage the operations and affairs of the Partnership and to make all decisions regarding the business of the Partnership. Pursuant to the foregoing, it is understood and agreed that the General Partner shall have all of the rights and powers of a general partner as provided in the Act and as otherwise provided by law and any action taken by the General Partner shall constitute the act of and serve to bind the Partnership. In dealing with the General Partner acting on behalf of the Partnership, no person shall be required to inquire into the authority of the General Partner to bind the Partnership. Persons dealing with the Partnership are entitled to rely conclusively on the power and authority of the General Partner as set forth in this Agreement. The General Partner is hereby granted the right, power and authority to execute and deliver on behalf of the Partnership such documents or instruments relating to Partnership affairs as may be appropriate to the conduct of Partnership business including, without limitation, the

Agreement, applications or reports to or with the Commodity Futures Trading Commission (the “CFTC”), the SEC, state securities commissions and with any boards of trade and other national securities or commodity exchanges and contract markets, consulting agreements, and any amendments thereto, and to execute all other agreements, documents, or instruments necessary for proper conduct of the affairs of the Partnership. Further, the General Partner in its sole and absolute discretion shall have the power on behalf of the Partnership:

(1) To engage in all transactions involving Partnership activities on or off securities or commodity exchanges or contract markets on which the Partnership shall be authorized to be so engaged; provided that, the Partnership shall not employ the trading technique commonly known as “pyramiding”;

(2) To acquire or invest and reinvest funds in government securities (as that term is defined in the 1940 Act), foreign exchange, Eurodollar deposits, certificates of deposit, futures contracts, currencies, precious metals, commodities, commodity instruments, cash forward transactions and options traded on commodity exchanges (collectively, “Instruments”);

(3) To borrow and to raise monies and, from time to time, to issue, accept, endorse, and execute promissory notes, drafts, bills of exchange, bonds, debentures and other negotiable or nonnegotiable instruments or evidences of indebtedness in the name of the Partnership, and to secure the payment of any other instrument of lien, conveyance or assignment in trust upon the whole or any part of the property of the Partnership, whether at that time owned or thereafter acquired, with the provision that no creditor making a loan may have or acquire, at any time, as a result of making the loan, any direct or indirect interest in the profits, capital or property of the Partnership other than as a secured creditor;

(4) To make such arrangements with respect to bank accounts and to authorize signatures for checks, notes and other instruments of the Partnership as it shall deem appropriate;

(5) To employ, on behalf of the Partnership, a Subscription Agent, selling brokers, floor brokers and traders, agents, consultants, advisers, employees, accountants, lawyers, brokers, clerical help, and to obtain such other assistance and services as may seem proper and to pay such remuneration as the General Partner may deem reasonable and appropriate but not in excess of any other limitations set forth in this Agreement, whether or not such assistance or services are rendered by an Affiliate; provided, however, that the term of any contract with the General Partner or any of its affiliates or any trading advisor shall not be greater than one year and shall be terminable upon sixty days’ notice;

(6) To enter into such agreements with futures commission merchants, introducing brokers, government securities dealers, broker-dealers and dealers (collectively “brokers”) upon such terms and conditions as may be necessary or desirable;

(7) To deposit with any such futures commission merchants and brokers, Instruments and cash on behalf of the Partnership; and to borrow money or execute margin agreements in connection with the purchase or sale of any of the instruments or contracts described in Article IV;

(8) To possess, transfer, mortgage, pledge or otherwise deal in, and to exercise all rights, powers, privileges and other incidents of ownership or possession with respect to, Instruments;

(9) To sue, and be sued, complain and defend, compromise and settle claims in the name of, or on behalf of, the Partnership;

(10) To have and maintain one or more offices within or without the State of Illinois and to rent or acquire office space, engage personnel and do such other acts and things as may be necessary or desirable in the maintenance of such office or offices;

(11) To enter into, make and perform contracts, agreements, and other undertakings to the extent necessary or desirable in the accomplishment of Partnership purposes;

(12) To make representations and disclosures of information concerning the Partnership and the Partners; to pay required fees and dues and to perform all such additional undertakings to the extent necessary or desirable in connection with such applications;

(13) In connection with any offering of Units, to: (i) cause to be filed one or more offering statements or registration statements and related documentation, and all amendments thereto, with the SEC, the National Association of Securities Dealers, Inc. (“NASD”) and/or any other domestic or foreign authorities for the registration and offering of Units in the United States or elsewhere and one or more offering circulars or prospectuses and amendments and supplements thereto with the CFTC and the National Futures Association (the “NFA”); (ii) register or otherwise qualify Units for offering and sale under the “blue sky” and/or securities laws of any states of the United States and other domestic or foreign jurisdictions; (iii) make all arrangements for the offering and sale of Units, including, without limitation, the execution on behalf of the Partnership of a soliciting dealer agreement with one or more soliciting dealers for the offer and sale of the Units; and (iv) take all such action with respect to the matters described in the preceding clauses (i) through (iii) as the General Partner deems appropriate;

(14) To take all such action as the General Partner deems appropriate to avoid the requirement that the Partnership register as an investment company under the 1940 Act; and

(15) To do all such other things and engage in all other transactions, including the borrowing of money, as the General Partner shall deem necessary or appropriate to the exercise of the foregoing powers or to carry out the purpose of the Partnership, though not expressly enumerated herein. No rule of law for construction of contracts shall limit the powers of the General Partner to the powers specifically enumerated herein.

Section 10.2. Additional Limited Partners

The General Partner shall have the authority and right to admit Additional Limited Partners and Substituted Limited Partners in accordance with the procedures provided for in Section 8.3, in its sole and absolute discretion. By executing or otherwise adopting this Agreement, each Limited Partner shall be deemed to have consented to the admission of all Additional Limited Partners admitted to the Partnership by the General Partner.

Section 10.3. Duties

The General Partner shall manage and control the Partnership, its business and affairs, to the best of its ability and shall use its best efforts to carry out the business of the Partnership as set forth in Article IV. The General Partner shall devote such time to the Partnership business as it, in its sole and absolute discretion, shall deem to be necessary to manage and supervise the Partnership business and affairs in an efficient manner; provided, however, that nothing in this Agreement shall preclude the employment, of any agent or third party to manage or provide other services to the Partnership.

The General Partner may delegate its responsibility, in whole or in part, for the investment of the Partnership’s assets to one or more qualified trading advisors and may delegate trading discretion to such persons. If the General Partner elects to direct trading for the Partnership itself, the General Partner may nonetheless render advisory services to other clients or accounts and may employ and use the same trading strategies which are utilized in managing the Partnership’s investments. However, the General Partner agrees and represents that any such other services will not affect its capacity to continue to render services to the Partnership of the quality and nature contemplated by this Agreement. If the General Partner determines to delegate its responsibility for trading decisions to one or more trading advisors, it may negotiate and enter into one or more management agreements with the advisor(s) on behalf of the Partnership, including a management agreement under which the General Partner is one of the advisors.

Section 10.4. Independent Activities of the General Partner

The General Partner shall not be required to manage the Partnership as its sole and exclusive function and the General Partner as well as any one or more of the Affiliates of the General Partner may have other business interests and may engage in other activities in addition to those relating to the Partnership, including the rendering of advice or services of any kind to other investors and the making or management of other investments and/or trading vehicles, including those similar to those of the Partnership. Neither the Partnership nor any Partner shall have any interest or right by virtue of this Agreement or the partnership relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom; and the pursuit of such ventures, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper.

The parties hereto further expressly acknowledge that the engagement of any Partners in such other activities shall not be considered a breach of any fiduciary or other duty such Partner may have to the Partnership or to the other Partners. The General Partner, on behalf of the Partnership, may employ from time to time an Affiliate to provide services for or to the Partnership, or may enter into other agreements or arrangements with any such person, provided that the General Partner shall not enter into any agreement or arrangement with the General Partner or one or more Affiliates on terms less favorable to the Partnership than those customarily charged by an unrelated party for similar services. The validity of any transaction, agreement or payment involving the Partnership and an Affiliate otherwise permitted by the terms of this Agreement shall not be affected by reason of the relationship between a General Partner and such Affiliate.

Section 10.5. Tax Matters Partner

The General Partner shall, initially, be the Partnership’s Tax Matters Partner, and shall have complete authority and discretion with respect to all federal and state tax matters, including, without limitation, conducting all audits and other proceedings with the Internal Revenue Service, settlement of all tax controversies, selection of the forum for any contest relating thereto and employment of all auditors and attorneys. The Tax Matters Partner will keep the Partners advised of the status thereof. The General Partner may appoint successor or substituted Tax Matters Partner(s) in its sole discretion.

Section 10.6. Limited Partner Interest of General Partner

The General Partner and any Affiliates of the General Partner shall have the right to become Limited Partners of the Partnership by making appropriate Capital Contributions and purchasing Units, as provided in Article VIII.

ARTICLE XI

COMPENSATION OF GENERAL PARTNER

Section 11.1. Management Fee

(a) In consideration for all of its management and trading services, the General Partner will receive a monthly “Management Fee” of 0.0833% (1% annually) of the net assets of the Index Fund as of the end of the preceding month. The Management Fee shall be paid by the Partnership within ten (10) business days of the close of each month.

(b) For federal income tax purposes, the above compensation shall be treated as ordinary and necessary expenses of the Partnership paid to the General Partner (not acting in its capacities as Partner) in accordance with Section 707(a) of the Code.

Section 11.2. Partnership Expenses

The Partnership shall pay (i) customary and routine administrative expenses including operating expenses and third party suppliers of goods and services; (ii) any expenses reasonably incurred in connection with the transfer, withdrawal, purchase or sale of Units, which shall include, without limitation, professional legal, accounting and/or transfer agent fees in connection with the disposition of Units; and (iii) any and all brokerage commissions, clearing house charges, exchange or regulatory fees and similar charges attendant to the execution of futures or forwards trades (but not with respect to the execution of trades in United States Government Securities) by the Partnership.

In any event, the Management Fee, any advisory fees and all other fees, except for incentive fees and commodity brokerage commissions, when added to the customary and routine administrative expenses of the Partnership shall not exceed 1/2 of 1% of Net Assets per month (not to exceed 6% annually). For the purpose of this limitation, customary and routine administrative expenses shall include all expenses of the Partnership other than commodity brokerage commissions, incentive fees, the actual cost of legal and audit services and extraordinary expenses. The General Partner shall not receive a Net Asset fee if it receives, directly or indirectly, any portion of the brokerage commissions.

The Partnership’s organizational and offering expenses are limited to 15% of the capital contributions to the Partnership.

The Partnership’s brokerage arrangements shall be non-exclusive, and the brokerage commissions paid by the Partnership shall be competitive. Such brokerage commissions may not exceed 14% annually of the average net assets of the Partnership. The Partnership shall seek the best price and services available for its commodity transactions.

ARTICLE XII

EXCULPATION AND INDEMNIFICATION

Section 12.1. Liability to Partnership or Limited Partners

(a) None of the Partners shall be liable, responsible or accountable in damages or otherwise to the Partnership or any other Partner for any action taken or failure to act on behalf of the Partnership within the scope of the authority conferred on the Partners by this Agreement or by law unless such act or omission constituted misconduct or was performed or omitted fraudulently or in bad faith or constituted negligence.

(b) None of the Partners shall be liable for the return or repayment of all or any portion of the capital or profits, including a Partner’s Capital Contribution and Capital Account, of any Partner (or transferee), it being expressly agreed that any such return of capital or payment of profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the General Partner) of the Partnership.

Section 12.2. Indemnification

(a) The Partnership shall indemnify and hold harmless each Partner (as well as each Member, manager, agent, officer or employee of the General Partner when acting on behalf of the Partnership or in connection with, Partnership business) from and against any loss, expense, damage or injury suffered or sustained by them by reason of any acts, omissions or alleged acts or omissions arising out of their activities on behalf of the Partnership or in furtherance of the interests of the Partnership, or the issuance and sale of Units including but not limited to any judgment, award, settlement, attorney’s fee and other cost or expense incurred in connection with the defense of any actual or threatened action, proceeding or claim; if the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claim is based were for a purpose reasonably believed to be in the best interests of the Partnership and did not constitute misconduct or were not performed or omitted fraudulently or in bad faith or as a result of negligence by the Partners. Any such indemnification shall be only from the assets of the Partnership.

(b) The Partnership shall indemnify and hold harmless each Limited Partner from and against any expense, including reasonable attorney’s fees, incurred in connection with the defense of any actual or threatened action, proceeding or claim arising from the personal liability of any Limited Partners to creditors of the Partnership, except to the extent provided in Section 8.5(f) for debts, liabilities and other obligations of the Partnership.

(c) Notwithstanding anything to the contrary contained in this Section 12.2, the General Partner and any person acting as a broker-dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless the following conditions are met:

(1) There has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or

(2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or

(3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made, and

(4) in the case of subsection (c)(3), a court of law considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and the position of any state securities regulatory authority where Units were offered or sold as to indemnification for violations of securities laws; provided that the court need only be advised and consider the positions of the securities regulatory authorities of those states (i) which are specifically set forth in this Agreement and (ii) in which plaintiffs claim they were offered or sold Units.

(d) The Partnership may not incur the cost of that portion of liability insurance which insures the General Partner for any liability as to which the General Partner is prohibited from being indemnified under this section.

(e) The provision of advancement from Partnership funds to a General Partner or its Affiliates for legal expenses and other costs incurred as a result of any legal action is permissible if the following conditions are satisfied:

(1) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership;

(2) the legal action is initiated by a third party who is not a Partner, or the legal action is initiated by a Partner and a court of competent jurisdiction specifically approves such advancement; and

(3) the General Partner or its Affiliates undertake to repay the advanced funds to the Partnership, together with the applicable legal rate of interest thereon, in cases in which such person is not entitled to indemnification under this section.

ARTICLE XIII

LIMITED PARTNERS

Section 13.1. No Role in Management

The Limited Partners shall not participate in the management or control of the Partnership’s business nor shall they transact any business for the Partnership, nor shall they have the power to act for or bind the Partnership, such powers being vested solely and exclusively in the General Partner.

Section 13.2. Bankruptcy, Death or Incompetency

The termination, dissolution, bankruptcy (as defined in Section 16.2), death or incompetency (as defined in Section 14.3) of a Limited Partner shall not cause a dissolution of the Partnership, but the right of such Limited

Partner to share in the Net Profits and Net Losses of the Partnership shall, on the happening of such an event, devolve on its legal representatives, heirs, administrators, executors or successors, subject to the terms and conditions of this Agreement, and the Partnership shall continue as a limited partnership. The legal representatives, heirs, administrators, executors or successors of such Limited Partner shall be liable for all the obligations of such Limited Partner under this Agreement. However, in no event shall such representatives, heirs, administrators, executors or successors become a Limited Partner without the consent of the General Partner.

Section 13.3. Limited Liability of Limited Partners

Upon acceptance of a Limited Partner’s Subscription Agreement by the General Partner and receipt by the General Partner of the entire Capital Contribution of that Limited Partner, the interest in the Partnership owned by that Limited Partner shall be fully paid and nonassessable. Except as provided under the Act, no Limited Partner shall be liable for Partnership obligations in excess of the capital contributed by him, plus his share of undistributed Net Profits credited to his Capital Account.

ARTICLE XIV

TRANSFER OF INTERESTS BY LIMITED PARTNERS

Section 14.1. Restriction on Transfers

A Limited Partner may not sell, transfer, assign, donate or otherwise convey the whole or any part of his Partnership Interest except as provided in this Article XIV.

Section 14.2. Bankruptcy, Death or Incompetency

Upon the termination, dissolution, bankruptcy (as defined in Section 16.2), death or incompetency (as defined in Section 14.3) of a Limited Partner, the legal representatives, heirs, administrators, executors or successors (hereinafter “Representative”) shall succeed to the right of the Limited Partner to share in the Net Profits and Losses of the Partnership, subject to the terms and conditions of this Agreement. At the end of the Accounting Period in which the termination, dissolution, bankruptcy, death or incompetency occurs, the interest of the referenced Limited Partner shall be redeemed completely in the manner provided in Section 8.5.

Section 14.3. Definition of Incompetency

For purposes of this Agreement, a Partner shall be considered “incompetent” upon the appointment by a court of a guardian, committee, conservator, curator or similar personal representative to manage his property, business and affairs.

Section 14.4. Admission of Substituted Limited Partners

(a) Anything in this Agreement to the contrary notwithstanding, no assignee of the whole or any portion of a Limited Partner’s interest in the Partnership shall have the right to become a Substituted Limited Partner in place of his assignor unless the assigning Limited Partner shall designate his intention in a written instrument of assignment and unless the written consent of the General Partner to such substitution shall be obtained (which consent shall not be unreasonably withheld), except that the economic benefits of ownership may be transferred or assigned without regard to such consent if the transfer or assignment will not cause a violation of any applicable securities laws, cause a termination of the Index Fund or cause the Index Fund to be classified as an association taxable as a corporation.

(b) Notwithstanding the granting of the aforementioned consent by the General Partner, the admission of an assignee as a Substituted Limited Partner shall be further conditioned upon:

(1) The assignment instrument being in form and substance reasonably satisfactory to the General Partner;

(2) The assignor and assignee named therein executing and acknowledging such other instrument or instruments as the General Partner may deem necessary or desirable to effectuate such admission;

(3) The assignee’s written acceptance and adoption of all of the terms and provisions of this Agreement as the same may have been amended;

(4) The assignee’s execution of a Power of Attorney in the form described in Article XXI;

(5) Such assignee paying or obligating himself to pay all reasonable expenses connected with such admission (the amount of such expenses to be determined by the General Partner); and

(6) The submission to the General Partner of an opinion of counsel, in form and substance satisfactory to the General Partner, that the transfer of the interest in the Partnership and the admission of the Substituted Limited Partner, will not cause a violation of any applicable securities laws, cause a termination of the Partnership pursuant to the Code or cause the Partnership to be classified as an association taxable as a corporation.

(c) In no event shall an interest in the Partnership be assigned or transferred to a minor or incompetent. Any such transfer shall be void and ineffectual and shall not bind the Partnership.

(d) No transfers may be made where, after the transfer, either the transferee or transferor would hold less than the minimum number of Units equivalent to an initial minimum purchase, except for transfers by gift, inheritance, intrafamily transfers, family dissolutions, and transfers to Affiliates, except this restriction will not prevent a transferor from transferring all of the remaining Units held by the transferor.

(e) Upon advice of counsel, the General Partner shall eliminate or modify any restrictions on substitutions or assignment at such time as the restriction is no longer necessary.

ARTICLE XV

WITHDRAWAL OR SUBSTITUTION OF GENERAL PARTNER

Section 15.1. Withdrawal of a General Partner

(a) The General Partner may not withdraw as General until the General Partner tenders at least one hundred twenty (120) days’ prior written notice of withdrawal to all the then Partners. If the General Partner withdraws as General Partner and the Limited Partners elect to continue the Partnership, the withdrawing General Partner shall pay all expenses incurred as a result of its withdrawal. In the event of removal or withdrawal of the General Partner, the General Partner is entitled to a redemption of its interest in the Partnership at its Net Asset Value on the next date as of which the Net Assets of the Partnership are determined following the date of the General Partner’s removal or withdrawal.

(b) If the General Partner should, at any time, be an individual, such General Partner may, at any time, substitute for himself as a General Partner, any entity in which he has not less than a 75% beneficial ownership interest in the substituted entity and any General Partner which is an entity may, at any time, substitute for itself any individual who has at least a 75% beneficial interest in such entity.

(c) In any substitution provided for in paragraph (b) of this Section 15.1, the substituting Partner must agree in writing to (i) continue to fully perform, as the designated representative of such entity, his or its duties and responsibilities and (ii) maintain such ownership interest as long as such individual or entity is a Partner.

ARTICLE XVI

DISSOLUTION OF THE PARTNERSHIP

Section 16.1. Dissolution Events

The happening of any one of the following events shall work an immediate dissolution of the Partnership:

(1) The bankruptcy (as defined in Section 16.2) or withdrawal from the Partnership of the General Partner;

(2) The disposition of all or substantially all of the Partnership’s assets;

(3) The decision by the General Partner to dissolve the Partnership; or

(4) The agreement by Limited Partners holding more than fifty percent (50%) of the then outstanding Partnership Interests owned by Limited Partners to dissolve the Partnership (subject to the provisions of Section 22.1).

Section 16.2. Definition of Bankruptcy

For purposes of this Agreement, the “bankruptcy” of a Partner shall be deemed to have occurred upon the happening of any of the following: (i) the filing of an application by the Partner for, or a consent to, the appointment of a trustee of his assets, (ii) the filing by the Partner of a voluntary petition in bankruptcy or the filing of a pleading in any court of record admitting in writing his inability to pay his debts as they come due, (iii) the making by the Partner of a general assignment for the benefit of creditors, (iv) the filing by the Partner of an answer admitting the material allegations of, or his consenting to, or defaulting in answering, a bankruptcy petition filed against him in any bankruptcy proceeding, or (v) the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating the Partner a bankrupt or appointing a trustee for his assets.

ARTICLE XVII

ADDITIONAL PROVISIONS CONCERNING DISSOLUTION OF THE PARTNERSHIP

Section 17.1. Liquidation of Partnership Property

(a) In the event of the dissolution of the Partnership, the General Partner shall commence to wind up the affairs of the Partnership and to liquidate the Partnership’s property. The Partners shall continue to share Net Profits and Net Losses (and any Refco Inc. bankruptcy related income or expense) during the period of liquidation in the same proportion as before the dissolution. The General Partner shall have full right and unlimited discretion to determine the time, manner and terms of any sale or sales of Partnership property, including securities positions, in a prompt, reasonable and orderly manner, having due regard to the activity and condition of the relevant market and general financial and economic conditions. The proceeds of the liquidation and of any other funds of the Partnership shall be distributed and allocated among all Partners in proportion to the credit balances in their respective Capital Accounts, after all allocations of Net Profits and Net Losses earned and incurred in the course of liquidation, pursuant to Article IX. The General Partner shall set up such cash reserves as it may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership. Any such cash reserves shall be held and applied by the General Partner until the General Partner in its sole and absolute discretion shall determine that such reserves may be terminated, at which time the balance shall be allocated among all Partners in proportion to the credit balances in their respective Capital Accounts.

(b) If, at the appropriate time, there is no General Partner, a majority of the Limited Partners, voting by Units, may elect a liquidating trustee who shall have all of the powers of a General Partner in liquidating the Partnership. For purposes of this Article 17 only, the term “General Partner” shall also include any such liquidating trustee.

Section 17.2. Final Accounting

Within a reasonable time following the completion of the liquidation of the Partnership’s Property, the General Partner shall supply to each of the Partners a statement, audited by the Partnership’s regular independent public accountants, which shall set forth the assets and the liabilities of the Partnership as of the date of complete liquidation and each Partner’s pro rata portion of Distributions pursuant to Section 17.1.

Section 17.3. Rights of Partners on Liquidation

Each Partner shall look solely to the assets of the Partnership for all distributions with respect to the Partnership and his Capital Contribution thereto and share of Net Profits or Losses thereof, and shall have no recourse therefore (upon dissolution or otherwise) against the General Partner or any Limited Partner. No Partner shall have any right to demand or receive property other than cash upon dissolution and termination of the Partnership, except as otherwise determined by the General Partner.

Section 17.4. Filing Final Documents

Upon the completion of the liquidation of the Partnership and the distribution of all Partnership funds, the Partnership shall terminate and the General Partner, shall have the authority to execute and record a Certificate of Cancellation of the Partnership, as well as any and all other documents required to effectuate the dissolution and termination of the Partnership.

ARTICLE XVIII

NOTICES

All notices and demands required or permitted under this Agreement shall be in writing and may (except in the event of a strike involving the U.S. Postal Service) be sent by certified or registered mail, postage prepaid, to the Partners at their addresses as shown from time to time on the records of the Partnership. Any Partner may specify a different address by notifying the General Partner in writing of such different address.

ARTICLE XIX

BOOKS OF ACCOUNT, ACCOUNTING AND REPORTS

Section 19.1. Books of Account and Monthly Report

The General Partner shall keep proper and complete records and books of account of the Partnership in which shall be entered fully and accurately all transactions and other matters relative to the Partnership’s business as are usually entered into records and books of account maintained by persons engaged in businesses of a like character. The records and books of account shall be kept at the principal place of business of the Partnership and each Limited Partner and his authorized representatives shall have at all times, during reasonable business hours, free access to and the right to inspect such books of account; provided that such inspection is made in good faith and without any intent to damage the Partnership or any of the Partners. In addition, the General Partner shall furnish to the Limited Partners monthly account statements reporting the activities of the Partnership during such month. The general partner shall maintain and preserve the above records for a period of at least five years.

Section 19.2. Annual Report and Other Reports

The Partnership books and records shall be audited annually by independent accountants. The Partnership will cause each Partner to receive (i) within 90 days after the close of each fiscal year, audited financial statements including a balance sheet and statements of income and partners’ equity for the fiscal year then ended and the average round turn rate for the fiscal year, and (ii) within 75 days after the close of each fiscal year, such tax information as is necessary for each Partner to complete his or her federal income tax return. Within 45 days after each fiscal quarter, the Partnership shall cause each Partner to receive unaudited financial statements including a balance sheet and statements of income and Partner’s equity for the fiscal quarter then ended. In addition, within 30 days after the end of each month the Partnership will provide each Limited Partner with reports showing Net Assets and Net Asset Value per Unit of Partnership Interest as of the end of such month, as well as information relating to the advisory and brokerage fees and other expenses incurred by the Partnership during such month. Both annual and monthly reports shall include such additional information as the CFTC may require under the Commodity Exchange Act to be given to participants in commodity pools such as the Partnership. The General Partner shall calculate the Net Asset Value per Unit of Partnership Interest daily and shall make such information available upon the request of a Limited Partner for a purpose reasonably related to such Limited Partner’s interest as a limited partner in the Partnership. The General Partner will submit to state securities law administrators any information which such administrators require to be filed, including, but not limited to, copies of the annual and monthly reports to be provided to Limited Partners.

In addition, if any of the following events occur, notice of such event shall be mailed to each Limited Partner within seven business days of the occurrence of the event: (i) a decrease in the Net Asset Value of a Unit of Partnership Interest to 50% or less of the Net Asset Value most recently reported; (ii) any material change in contracts with advisors including any change in advisors or any modification in connection with the method of calculating the General Partner Profit Distribution; (iii) any change in futures commission merchants of the Index Fund or any change in payment of brokerage commissions on a round turn basis; (iv) any change in the General Partner; (v) any material change in the Partnership’s trading policies; or (vi) any other material change affecting the compensation of any party. Any notice sent pursuant to this paragraph will include a description of the Limited Partners’ voting rights and/or redemption rights under this Agreement. The foregoing notwithstanding, any material changes in the Issuer's basic investment policies or structure shall require prior approval by an affirmative vote (which may be in person or by proxy) of Limited Partners owning more than 50% of the outstanding Units of Partnership Interest.

Section 19.3. Tax Returns and Elections

The General Partner shall cause income tax returns for the Partnership to be prepared and filed with the appropriate governmental authorities. Within seventy-five (75) days after the close of each fiscal year of the Partnership, the General Partner shall send to each person who was a Partner at any time during the fiscal year then ended such information as will be sufficient to prepare documents which may be required to be filed under Federal income tax laws and other Federal laws. The General Partner shall, in its sole and absolute discretion, make all elections under applicable provisions of the Code as shall be necessary or, when optional, in the interest of the Partnership, and shall timely file all such elections as made.

Section 19.4. Partnership Funds

The General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control, and shall not employ, or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Partnership.

The funds of the Partnership shall be deposited in such bank account or accounts in the name of the Partnership, or invested in such interest-bearing or non-interest-bearing investments, as shall be designated by the General Partner. Amounts deposited in the Partnership accounts shall be used solely for the business of the Partnership. All withdrawals from any such bank accounts and all liquidations of such investments shall be made by the duly authorized agent or agents of the General Partner. Partnership funds shall be separately identified from those of any other person.

The Partnership shall make no loans. Assets of the Partnership shall not be commingled with assets of any other entity. Government securities and bank deposits shall not be deemed to be loans. Deposit of assets with a bank, futures commission merchant, broker-dealer or government securities dealer shall not constitute commingling. Except as provided herein, no person may receive, directly or indirectly, any fee for investment advice or management who shares or participates in any brokerage commissions or fees from transactions for the Partnership and no broker (including the General Partner and its affiliates) may pay, directly or indirectly, rebates or “give ups” to any trading advisor, and such prohibitions shall not be circumvented by any reciprocal business arrangements, nor shall the General Partner receive any rebates or give ups or participate in any such reciprocal business arrangements.

No loans shall be made available to the Partnership by the General Partner or any of its affiliates.

ARTICLE XX

AMENDMENT OF LIMITED PARTNERSHIP AGREEMENT; MEETINGS

Section 20.1. Amendment with Consent of the General Partner

If at any time during the term of the Partnership the General Partner shall deem it necessary or desirable to amend this Agreement (including the Partnership’s basic investment policies set forth in Article IV hereof), such amendment shall be effective only if approved in writing by the General Partner and by Limited Partners owning more than 50% of the Units of Partnership Interest then outstanding and if made in accordance with the Act. Any such supplemental or amendatory agreement shall be adhered to and have the same effect from and after its effective date as if the same had originally been embodied in and formed a part of this Agreement. The General Partner may amend this Agreement without the consent of the Limited Partners in order to (i) clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Agreement and the Prospectus); (ii) delete or add any provision of or to the Agreement required to be deleted or added by the staff of any federal or state agency (including, without limitation, the SEC or CFTC); or (iii) make any amendment to the Agreement which the General Partner deems advisable (including but not limited to amendments necessary to effect the allocations proposed herein or to change the name of the Partnership), provided that such amendment is not adverse to the Limited Partners or is required by law.

Section 20.2. Meetings

Upon receipt of a written request signed by Limited Partners owning at least 10% of the Units of Partnership Interest then outstanding, delivered in person or by certified mail, that a meeting of the Partnership be called to vote upon any matter which the Limited Partners may vote upon pursuant to this Agreement, the General Partner shall, by written notice, either in person or by certified mail, to each Limited Partner of record mailed within fifteen days after receipt of such request, call a meeting of the Partnership. Such meeting shall be held at least thirty but not more than sixty days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time, and the purpose of such meeting. A copy of the list of names and addresses of all Partners shall be mailed to any Limited Partner or his representative requesting, in writing, such a list, within ten days of the request; provided, however, that the General Partner may require written confirmation that such information will be used only for a bona fide Partnership, and not a commercial, purpose. The cost of reproduction and mailing of such is to be borne by the requesting Limited Partner and paid in advance.

Section 20.3. Amendments and Actions Without Consent of the General Partner

At any meeting called pursuant to Section 20.2, upon the approval by an affirmative vote (which may be in person or by proxy) of Limited Partners owning more than 50% of the outstanding Units of Partnership Interest, the following actions may be taken: (i) this Agreement may be amended in accordance with the Act; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and a new General Partner may be admitted immediately prior to the removal of the General Partner provided that the new General Partner of the Partnership shall continue the business of the Partnership without dissolution; (iv) if the General Partner elects to withdraw from the Partnership a new General Partner or General Partners may be admitted immediately prior to withdrawal of the General Partner provided that the new General Partner of the Partnership shall continue the business of the Partnership without dissolution; (v) any contracts with the General Partner, any of its affiliates or any commodity trading advisor to the Partnership may be terminated on sixty days’ notice without penalty; and (vi) the sale of all the assets of the Partnership may be approved.

Section 20.4. Continuation

Upon the assignment by the General Partner of all of its interest in the Partnership, or the withdrawal, removal, bankruptcy or any other event that causes the General Partner to cease to be a general partner under the Act, the Partnership is not dissolved and is not required to be wound up by reason of such event if, within 90 days after such event, all remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of a successor General Partner. In the event of the withdrawal by the General Partner and the continuation of the Partnership pursuant to this paragraph, the General Partner shall pay all expenses incurred as a result of its withdrawal.

Section 20.5. Amendment of Certificate of Limited Partnership

In the event this Agreement shall be amended pursuant to this Article XX, the General Partner shall amend the Certificate of Limited Partnership to reflect the change if it deems such amendment of the Certificate to be necessary or appropriate.

ARTICLE XXI

POWER OF ATTORNEY

Each of the Limited Partners irrevocably constitutes and appoints the General Partner, as its true and lawful attorney, in its name, place and stead, to make, execute, acknowledge and file:

(1) A Certificate of Limited Partnership under the laws of the State of Illinois;

(2) Any certificate or other instrument which may be required to be filed by the Partnership, including an Application for an Assumed Name Certificate under the laws of the State of Illinois (or any other state for which the General Partner shall deem it advisable to file, upon advice of counsel); and

(3) Any and all amendments or modifications of the instruments described above; it being expressly intended by each of the Limited Partners that the foregoing power of attorney is coupled with an interest. The foregoing power of attorney shall survive the delivery of an assignment by any of the Limited Partners of the whole or any portion of his Partnership Interest except that where an assignee of such Partnership Interest has been approved by the General Partner as a Substituted Limited Partner, then the foregoing power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the General Partner to execute, acknowledge and file any and all instruments necessary to effectuate such substitution. A similar power of attorney shall be one of the instruments which the General Partner shall require an assignee of a Limited Partner to execute as a condition of his admission as a Substituted Limited Partner.

ARTICLE XXII

MISCELLANEOUS

Section 22.1. Limitation of Limited Partners’ Voting Rights

Notwithstanding any other provisions of this Agreement, the rights to vote provided to the Limited Partners under this Agreement shall be null and void and of no effect or existence and shall not be exercisable if the Partnership shall have received an opinion of counsel (obtained by the General Partner or any Limited Partner), other than counsel for the General Partner (unless such counsel shall have been approved by Limited Partners holding more than half of the then outstanding Partnership Interests owned by Limited Partners), to the effect that the exercise of such rights will adversely affect the status of such holders as Limited Partners, including their limited liability. If the General Partner does not intend to obtain such opinion, it will so indicate by written notice to the Limited Partners. If no such opinion has been obtained by a Limited Partner within 15 days of such notice, the Limited Partners shall proceed with a vote on the particular contemplated action; provided, however, that the approval of an opinion of counsel by the Limited Partners with respect to a particular contemplated Partnership action shall not affect their rights to vote on other future actions as provided in this Agreement.

Section 22.2. Entire Agreement

This Agreement constitutes the entire agreement among the parties. It supersedes any prior agreement or understandings among them, and it may not be modified or amended in any manner other than as set forth herein.

Section 22.3. Governing Law

This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Illinois, without regard to conflicts of law issues.

Section 22.4. Binding on Successors and Assigns

Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and assigns.

Section 22.5. Singular and Plural, Masculine and Feminine

Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

Section 22.6. Captions

Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

Section 22.7. Severability

If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

Section 22.8. Counterparts

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. In addition, each Limited Partner may become a signatory to this Agreement by executing a Subscription Agreement. By such execution, each Limited Partner shall be deemed to have adopted, and to have agreed to be bound by, all of the provisions of this Agreement. The original of this Agreement executed by the General Partner and the duly executed Subscription Agreements, taken together, shall constitute a single instrument.

Section 22.9. Further Assurances

Each of the Limited Partners agrees hereafter to execute, acknowledge, deliver, file, record and publish such further certificates, instruments, agreements and other documents and to take all such further action as may be required by law or deemed by the General Partner to be necessary or useful in furtherance of the Partnership’s purposes and the objectives and intentions underlying this Agreement and not inconsistent with the terms of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

BEELAND MANAGEMENT COMPANY, L.L.C.

By:	/S/ WALTER T. PRICE III
Walter T. Price III
Managing Member, As General Partner

All Limited Partners admitted as Limited Partners of the Partnership, pursuant to powers of attorney executed in favor of, and granted and delivered to, the General Partner:

BEELAND MANAGEMENT COMPANY, L.L.C.

By:	/S/ WALTER T. PRICE III
Walter T. Price III
Managing Member

Glossary:

1. ADMINISTRATOR—The official or agency administering the securities laws of a state.

2. ADVISOR—Any PERSON who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of COMMODITY CONTRACTS or commodity options.

3. AFFILIATE—An AFFILIATE of a PERSON means (a) any PERSON\ directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such PERSON; (b) any PERSON 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such PERSON; (c) any PERSON, directly, or indirectly, controlling, controlled by, or under common control of such PERSON; (d) any officer, director or partner of such PERSON; or (e) if such PERSON is an officer, director or partner, any PERSON for which such PERSON acts in any such capacity.

4. CAPITAL CONTRIBUTIONS—The total-investment in a PROGRAM by a PARTICIPANT or by all PARTICIPANTS, as the case may be.

5. COMMODITY BROKER—Any PERSON who engages in the business of effecting transactions in COMMODITY CONTRACTS for the account of others or for his own account.

6. COMMODITY CONTRACT—A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

7. CROSS REFERENCE SHEET—A compilation of the Guideline sections, referenced to the page of the prospectus; PROGRAM agreement, or other exhibits, and justification of any deviation from the Guidelines.

8. NET ASSETS—The total assets, less total liabilities, of the PROGRAM determined on the basis of generally accepted accounting principles. NET ASSETS shall include any unrealized profits or losses on open positions, and any fee or expense including NET ASSET fees accruing to the PROGRAM.

9. NET ASSET VALUE PER PROGRAM INTEREST—The NET ASSETS divided by the number of PROGRAM INTERESTS outstanding.

10. NET WORTH—The excess of total assets over total liabilities as determined by generally accepted accounting principles. NET WORTH shall be determined exclusive of home, home furnishings and automobiles.

11. NEW TRADING PROFITS—The excess, if any, of NET ASSETS at the end of the period over NET ASSETS at the end of the highest previous period or NET ASSETS at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on NET ASSETS resulting from new CAPITAL CONTRIBUTIONS, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on PROGRAM assets during the period, whether the assets are held separately or in margin account.

12. ORGANIZATIONAL AND OFFERING EXPENDSES—All expenses incurred by the PROGRAM in connection with and in preparing a PROGRAM for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its PROGRAM INTEREST under federal and state law, including taxes and fees, accountants' and attorneys' fees.

13.	PARTICIPANT—The holder of a PROGRAM INTEREST.

14.	PERSON—Any natural PERSON, partnership, corporation, association or other legal entity.

15. PIT BROKERAGE FEE. PIT BROKERAGE FEE shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees.

16. PROGRAM—A Limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in COMMODITY CONTRACTS.

17.	PROGRAM BROKER—A COMMODITY BROKER that effects trades in COMMODITY CONTRACTS for the account of a PROGRAM.

18.	PROGRAM INTEREST—A limited partnership interest or other security representing ownership in a PROGRAM.

19. PYRAMIDING—A method of using all or a part of an unrealized profit in a COMMODITY CONTRACT position to provide margin for any additional COMMODITY CONTRACTS of the same or related commodities.

20. SPONSOR—Any PERSON directly or indirectly instrumental in organizing a PROGRAM or any PERSON who will manage or participate in the management of a PROGRAM, including a COMMODITY BROKER who pays any portion of the ORGANIZATIONAL EXPENSES of the PROGRAM, and the general partner(s) and any other PERSON who regularly performs or selects the PERSONS who perform services for the PROGRAM. SPONSOR does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term "SPONSOR" shall be deemed to include its AFFILIATES.

21.	VALUATION DATE—The date as of which the NET ASSETS of the PROGRAM are determined.

22.	VALUATION PERIOD—A regular period of time between VALUATION DATES.

ANNEX A TO LIMITED PARTNERSHIP AGREEMENT

REQUEST FOR REDEMPTION OF UNITS IN

ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

The undersigned, a limited partner of Rogers International Raw Materials Fund, L.P. (the “Index Fund”), hereby provides notice to Fund Dynamics, LLC, 141 West Jackson Blvd., Suite 1340A, Chicago, IL 60604 (the “Redemption Agent”), of its desire to withdraw or redeem all or a portion of the credit balance from its capital account.

Requests for redemption should be received by the Redemption Agent no later than 6 business days prior to the end of the month in which you choose to redeem. Requests for redemption should be sent by fax, mail or overnight courier as described in the delivery instructions below.

A redeeming limited partner’s redemption proceeds will be sent to the limited partner’s primary address as it appears in the Index Fund’s records. Please note that if your investment is through a retirement account, the proceeds will be sent to the custodial institution of record.

1.	Type of Withdrawal (check one):

☐	Complete Withdrawal

☐	Partial Withdrawal

            % OR $             OR             Units

The redemption price per unit will be the Net Asset Value per unit as of the close of business on the withdrawal date.

2.	Desired Withdrawal Date:

(Note: The withdrawal date must be the last day of a month as redemptions are only processed monthly.)

Any redemption request approved by the general partner or its agent shall be effective as of the close of business on the redemption date specified above.

Name of Limited Partner

Signature of Limited Partner

SS# or Tax ID# of Limited Partner

Date

Phone Number or Email

You may submit your Request for Redemption by fax at (312) 264-43030, by mail or overnight courier (such as Federal Express) to Rogers International Raw Materials Fund, L.P. c/o Fund Dynamics, LLC, 141 W. Jackson Blvd., Suite 1340A, Chicago, Illinois 60604.

EXHIBIT B

SUBSCRIPTION INSTRUCTIONS

Rogers International Raw Materials Fund, L.P.

Any person considering subscribing for the Units should carefully read and review a current Prospectus.

This Subscription Agreement accompanies the Prospectus dated June 22, 2011. Not for Use after March 22, 2012, unless supplemented.

SECTION

1.	Check box for new investment or additional investment. Enter the dollar amount being invested in Section 1.

2.	Indicate method of payment. If a brokerage account is to be debited for investment enter the investor’s brokerage account number and check the box.

3.	Check the appropriate box to indicate ownership type.

4.	Complete the Benefit Plan Investors questionnaire.

5.	Enter the name and the legal address of the investor (which is the residence or domicile address used for tax purposes) in Section 5A.

For joint accounts, Sections 5A and 5B must be completed and signed by both parties.

•	If this is an IRA account, please provide Tax ID of Custodian AND Social Security # of individual; both Custodian and individual must sign.

•

Investors who are not individuals (Trusts, Corporations, Limited Partnerships, etc.) must furnish a copy of organizing or other documents evidencing authority of such entity to invest in the Index Fund.

•	Review applicable tax certification and respond as appropriate.

6.	If duplicate statements are needed, please check box and complete.

7.	The selling agent registered representative must fill out and sign in Section 7. Selling agents may also require the signature of an office manager.

Subscription Representations and Warranties, Subscription Agreement together with payment, and all required documents should be sent to either:

1)	the administration office of the selling firm, if firm procedures require, or

2)	to the custodian firm if one is required (sending document early in the month is best if it is to reach the Index Fund before month end), or

3)	to Rogers International Raw Materials Fund, L.P., c/o Fund Dynamics, LLC, 141 West Jackson Blvd., Suite 1340A, Chicago, IL 60604 or via facsimile to Fund Dynamics, LLC at (312) 264-4303.

Subscriptions close on the last business day of each month and must be received by the Index Fund’s Administration Department AT LEAST (6) CALENDAR DAYS prior to the last business day of the month.

NOTE: The selling firm’s administration department may have an earlier cut-off for subscriptions.

B-1

Payment instructions:

BY CHECK:	BY WIRE:	BY BROKERAGE ACCOUNT:
Rogers International	UBS AG	Check box under SECTION 2 of
Raw Materials Fund, L.P.	677 Washington Blvd., Stamford, CT	Subscription Agreement and
c/o Fund Dynamics, LLC	ABA#: 026007993	Supply Account number to debit.
141 West Jackson Blvd. Suite 1340A	ACCT #: 101-WA-258641-000 in the name of UBS Retail
Chicago, IL 60604	For further credit to Account # CG37137
FBO: Rogers International Raw Materials Fund LP Subscription Account

If Investors have specific questions about the subscription process, please contact Uhlmann Price Securities, LLC at (312) 264-4400, or your firm’s administration department.

B-2

EXHIBIT C

Rogers International Raw Materials Fund, L.P.

SUBSCRIPTION REPRESENTATIONS AND WARRANTIES

Investors Name(s):
Social Security #:	or Taxpayer ID #:

As an inducement to Beeland Management Company, L.L.C. (the “General Partner”) to accept this subscription, Purchaser (for the Purchaser and, if Purchaser is an entity, on behalf of and with respect to each of Purchaser’s shareholders, partners or beneficiaries), by executing and delivering Purchaser’s Subscription Agreement, represents and warrants to Beeland Management, the clearing broker, any selling agent who solicited Purchaser’s subscription and the Index Fund, as follows:

(PLEASE INITIAL EACH ITEM TO INDICATE YOUR ACKNOWLEDGEMENT OR REPRESENTATION)

            (a) Purchaser is of legal age to execute the Subscription Agreement and is legally competent to do so. Purchaser acknowledges that Purchaser has received a copy of the prospectus, including the Limited Partnership Agreement.

            (b) All information that Purchaser has furnished to Beeland Management or that is set forth in the Subscription Agreement submitted by Purchaser is correct and complete as of the date of such Subscription Agreement, and if there should be any change in such information prior to acceptance of Purchaser’s subscription, Purchaser will immediately furnish such revised or corrected information to Beeland Management.

            (c) Unless (d) or (e) below is applicable, Purchaser’s subscription is made with Purchaser’s funds for Purchaser’s own account and not as trustee, custodian or nominee for another.

            (d) The subscription, if made as custodian for a minor, is a gift Purchaser has made to such minor and is not made with such minor’s funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.

            (e) If Purchaser is subscribing in a representative capacity, purchaser has full power and authority to purchase the Units and enter into and be bound by the Subscription Agreement on behalf of the entity for which Purchaser is purchasing the Units, and such entity has full right and power to purchase such Units and enter into and be bound by the Subscription Agreement and become a Limited Partner pursuant to the Limited Partnership Agreement which is attached to the Prospectus as Exhibit A.

            (f) Purchaser acknowledges receipt, not less than five (5) business days prior to signing the Subscription Agreement, of the Prospectus, describing among other things certain risk factors and restrictions on ownership and transfer of Units.

            (g) If the undersigned is, or is acting on behalf of, an “employee benefit plan,” as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (a “Plan”) or any entity (“Plan Assets Entity”) deemed for any purpose of ERISA or Section 4975 of the Code to hold assets of any such employee benefit plan or plan due to investments made in such entity by already described benefit plan investors (in which case, the following representations and warranties are made with respect to each Plan holding an investment in such Plan Assets Entity), the individual signing this Subscription Agreement on behalf of the undersigned hereby further represents and warrants as, or on behalf of, the fiduciary of the Plan responsible for purchasing units (the “Plan Fiduciary”) that: (a) the Plan Fiduciary has considered an investment in the Index Fund for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Index Fund is consistent with the Plan Fiduciary’s responsibilities under ERISA; (c) the Plan’s investment in the Index Fund does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan’s investment in the Index Fund has been duly authorized and approved by all necessary parties; (e) none of Beeland Management, Fund Dynamics, LLC, Uhlmann Price Securities, LLC, The Price Futures Group, Inc., MF Global Inc., any selling agent, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision to invest in the Index Fund, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses, (ii) is independent of Beeland Management, Fund Dynamics, LLC, Uhlmann Price Securities, LLC, Price Futures Group, MF Global Inc., each selling agent, each of their respective affiliates, and (iii) is qualified to make such investment decision. The undersigned will, at the request of Beeland Management, furnish Beeland Management with such information as Beeland Management may reasonably require to establish that the purchase of the Units by the Plan does not violate any provision of ERISA or the Code, including without limitation, those provisions relating to “prohibited transactions” by “parties in interest” or “disqualified persons” as defined therein.

            (h) If the undersigned is acting on behalf of a trust (the “Subscriber Trust”), the individual signing the Subscription Agreement on behalf of the Subscriber Trust hereby further represents and warrants that an investment in the Index Fund is permitted under the trust agreement of the Subscriber Trust, and that the undersigned is authorized to act on behalf of the Subscriber Trust under the trust agreement thereof.

            (i) Purchaser’s subscription funds were not derived from activities that may contravene United States (federal or state) or international anti-money laundering laws and regulations. Purchaser is not (i) an individual, entity or organization named on a United States Office or Foreign Assets Control (“OFAC”) “watch list” and does not have any affiliation with any kind of such individual, (ii) a foreign shell bank, (iii) a person or entity resident in or whose subscription funds are transferred from or through a jurisdiction identified as non-cooperative by the Financial Action Task Force, or (iv) a senior foreign political figure, an immediate family member or close associate of a senior foreign political figure. Purchaser agrees to promptly notify Beeland Management should the Purchaser become aware of any change in the information set forth in this representation. Purchaser acknowledges that, by law, Beeland Management may be obligated to “freeze” Purchaser’s account, either by prohibiting additional subscriptions, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and Beeland Management may also be required to report such action and to disclose Purchaser’s identity to OFAC. Purchaser agrees to provide any information Beeland Management or its agents, including selling agents, deem necessary to comply with the their anti-money laundering and related responsibilities from time to time. If Purchaser is an intermediary subscribing as a record owner in the Purchaser’s capacity as agent, representative or nominee on behalf of one or more underlying investors (“Underlying Investors”), Purchaser agrees that the representations, warranties and covenants are made by the Purchaser on behalf of Purchaser and the Underlying Investors.

For purposes of the preceding paragraph, the following definitions shall apply:

A “senior foreign political figure” means a senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a senior official of a major non-U.S. political party, or a senior executive of a non-U.S. government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

“Immediate family” of a senior foreign political figure includes the figure’s parents, siblings, spouse, children and in-laws.

A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

            (j) Purchaser represents and warrants that Purchaser has (i) a net worth of at least $250,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $70,000 and a net worth (similarly calculated) of at least $70,000. In addition, purchaser may not invest more than 10% of his net worth (exclusive of home, furnishings and automobiles) in the Index Fund. Residents of the following states must meet the requirements set forth below (net worth in all cases is exclusive of home, furnishings and automobiles).

ALABAMA INVESTORS ONLY (Please read and sign below):

Power of Attorney: I do hereby irrevocably constitute and appoints the General Partner, as my true and lawful attorney, in my name, place and stead, to make, execute, acknowledge and file: (1) A Certificate of Limited Partnership under the laws of the State of Illinois; (2) Any certificate or other instrument which may be required to be filed by the Partnership, including an Application for an Assumed Name Certificate under the laws of the State of Illinois (or any other state for which the General Partner shall deem it advisable to file, upon advice of counsel); and (3) Any and all amendments or modifications of the instruments described above; it being expressly intended by me that the foregoing power of attorney is coupled with an interest. The foregoing power of attorney shall survive the delivery of an assignment by me of the whole or any portion of my Partnership Interest except that where an assignee of such Partnership Interest has been approved by the General Partner as a Substituted Limited Partner, then the foregoing power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the General Partner to execute, acknowledge and file any and all instruments necessary to effectuate such substitution. A similar power of attorney shall be one of the instruments which the General Partner shall require an assignee of me to execute as a condition of his admission as a Substituted Limited Partner.

Signature

1. Alabama—In addition to the general suitability standards, investors must have a liquid net worth of at least ten times their investment in the Index Fund and other managed futures investments.

2. Iowa— Net worth of at least $350,000 or a net worth of at least $85,000 and an annual taxable income of $85,000.

3. Kansas—The Office of the Kansas Securities Commissioner recommends that you should limit your aggregate investment in the Index Fund and other managed futures investments to not more than 10% of your liquid net worth. “Liquid net worth” is that portion of your total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

4. Kentucky—Net worth of at least $300,000 or a net worth of at least $85,000 and an annual taxable income of $85,000. Kentucky investors should limit their investment in any commodity pool program to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities).

5. Michigan—The State of Michigan Office of Financial and Insurance Regulation recommends that you should limit your aggregate investment in the Index Fund and other managed futures investments to not more than 10% of your liquid net worth. “Liquid net worth” is that portion of your total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

6. Missouri—The Missouri Code of State Regulations recommends that you should limit your aggregate investment in the Index Fund and other managed futures investments to not more than 10% of your liquid net worth. “Liquid net worth” is that portion of your total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

7. New Hampshire—Net worth of at least $250,000 or a net worth of at least $125,000 and an annual taxable income of at least $70,000.

8. Pennsylvania—Net worth of at least $250,000 or a net worth of at least $100,000 and an annual income of at least $70,000.

9. South Carolina—Net worth of at least $250,000 or a net income in the preceding year some portion of which was subject to maximum federal and state income tax.

10. Tennessee—Net worth of at least $500,000 or a net worth of at least $100,000 and an annual gross income of at least $100,000. Tennessee residents’ investment must not exceed ten percent (10%) of their liquid net worth.

EXHIBIT D

ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

SUBSCRIPTION AGREEMENT

Series B

Units of Limited Partnership Interest

BY EXECUTING THIS SUBSCRIPTION AGREEMENT, YOU DO NOT WAIVE ANY RIGHTS YOU HAVE UNDER THE SECURITIES ACT OF 1933

Rogers International Raw Materials Fund, L.P.

c/o Fund Dynamics, LLC

141 West Jackson Blvd.

Suite 1340A

Chicago, IL 60604

Dear Sir/Madam:

1. Subscription for Units. I/We hereby subscribe for the dollar amount of Series B units of Limited Partnership Interest (“Units”) in Rogers International Raw Materials Fund, L.P. (the “Index Fund”) set forth on the reverse side of this Subscription Agreement, at net asset value per Unit as described in the prospectus of the Index Fund dated June 22, 2011 (the “Prospectus”). The minimum initial subscription is $5,000. The undersigned’s check payable to “Rogers International Raw Materials Fund, L.P.,” in the full amount of the undersigned’s subscription accompanies the Subscription Agreement Signature Page or payment has been transmitted by bank wire transfer to UBS AG for the benefit of Rogers International Raw Materials Fund LP Subscription Account pursuant to the instructions set forth in Exhibit B “Subscription Instructions.” Subscriptions must be received at least six (6) business days prior to month end as described in the Prospectus. Beeland Management Company, L.L.C. (the “General Partner”), in its sole and absolute discretion, may accept or reject this subscription in whole or in part. If this subscription is rejected, all funds remitted by the undersigned herewith will be returned promptly. All Units are offered subject to prior sale. Subscriptions are revocable for five business days after submission. The General Partner and each person selling Units on behalf of the Index Fund may not complete a sale of the Units to prospective investors until at least five (5) business days after the date the prospective investor receives a final Prospectus. Each subscriber will receive a confirmation of his or her purchase from his or her selling agent.

2. Contribution; Acceptance of Terms. If this subscription is accepted, I/we agree to contribute my/our subscription to the Index Fund and to be bound by the terms of the Index Fund’s Limited Partnership Agreement, attached as Exhibit A to the Prospectus, and to be admitted as a Limited Partner(s) of the Index Fund. By execution of the Subscription Agreement Signature Page, I/we shall be deemed to have executed the Limited Partnership Agreement. I/We agree to reimburse the Index Fund and Beeland Management for any expense or loss incurred as a result of the cancellation of my/our Units due to my/our failure to deliver good funds in the amount of the subscription price.

3. Representations and Warranties of Subscriber. I/We have received the Prospectus at least five (5) business days prior to the date of execution hereof. The subscriber is, or is not required to be, registered with the Commodity Futures Trading Commission and a member of the National Futures Association. By submitting this Subscription Agreement I/we am/are making the representations and warranties set forth in “Exhibit C—Subscription Requirements” contained in the prospectus, including, without limitation, those representations and warranties relating to my/our net worth and annual income set forth therein.

4. Irrevocability; Governing Law. I/We hereby acknowledge and agree that I/we am/are not entitled to cancel, terminate or revoke this subscription or any of my/our agreements hereunder after five (5) days after the Subscription Agreement has been submitted (and not rejected) and that this subscription and such agreements shall survive my/our death or disability, but shall terminate with the full redemption of my/our units in the Index Fund. The Subscription Agreement shall be governed by and interpreted in accordance with the laws of the State of Illinois.

The Rogers International Raw Materials Fund, L.P.: INVESTOR INFORMATION

Subscription Agreement

Series B Units

1)	CHECK ONE	☐ INITIAL INVESTMENT ☐ ADDITIONAL INVESTMENT

Subscription Amount: $
(minimum $5,000 initial investment; $1,000 additional investment)

2)	Method of payment	☐ CHECK ☐ WIRE	IF PAYMENT IS MADE FROM INVESTOR SECURITY ACCOUNT, ENTER THE BROKERAGE ACCOUNT NUMBER
(Payable to: Rogers International Raw Materials Fund, L.P. )

ALL DOCUMENTS MUST BE ACCOMPANIED BY A STATE ISSUED PICTURE ID OR DRIVERS LICENSE

3)	Investor Tax Type (check one)
☐	Individual Ownership	☐	Revocable Trust/Grantor*
☐	Tenants in Common	☐	UGMA/UTM (Minor)
☐	Joint Tenants w/ Rights of Survivorship (JTWROS)	☐	Profit Sharing/Pension Plan*
☐	Community Property	☐	Defined Benefit Plan*
☐	Corporation*	☐	SEP ☐ IRA	☐ IRA ROLLOVER
☐	Partnership*	☐	Other (please specify)
☐	Limited Liability Company*

Account Ownership Information	(*APPROPRIATE AUTHORIZATION DOCUMENTS MUST ACCOMPANY SUBSCRIPTION)

4) Benefit Plan Investors

Is the Investor a benefit plan investor (as defined below)?  ☐  Yes    ☐  No

A “benefit plan investor” refers to (i) any “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) any “plan” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), and (iii) any Plan Assets Entity.

5A) Name & Address Primary Account:

Investor(s) Legal Name

Address	City/State/Zip Code

Tax Payer Identification Number	Date of Birth

Telephone (Cell)	Telephone (Home)

5B) Name & Address Joint Account:

Investor(s) Legal Name

Address	City/State/Zip Code

Tax Payer Identification Number	Date of Birth

Telephone (Cell)	Telephone (Home)

By my signature below, I understand and agree that I shall be deemed to have executed the Limited Partnership Agreement of the Index Fund and shall be bound by its terms.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications below required to avoid backup withholding tax.

Signature	Signature (Joint Tenant or Custodian when Applicable)
Date	Date

UNITED STATES INVESTORS ONLY

Under penalty of perjury, by signature above, I hereby certify that: (A) the Social Security Number or Taxpayer Identification Number set forth above is my true, correct and complete Social Security Number or Taxpayer Identification Number; (B) I am not subject to backup withholding because I am exempt from backup withholding or because (i) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding, or (ii) the IRS has notified me that I am no longer subject to backup withholding [Cross out item (B) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return] and (C) I am a U.S. person.

NON-UNITED STATES INVESTORS ONLY

Under the penalties of perjury, by signature above, I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust: ☐ (check box if applicable).

6) DUPLICATE STATEMENTS TO:	NAME

ADDRESS

Executing and delivering this Subscription Agreement Shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

7) SELLING AGENT MUST SIGN

I hereby certify that I have informed the investor of all pertinent facts relating to the risks, tax consequences, liquidity, marketability, management and control of Beeland Management with respect to an investment in the Units, as set forth in the Prospectus dated June 22, 2011 accompanying this Subscription Agreement. I have also informed the investor of the unlikelihood of a secondary public trading market developing in the Units.

I have reasonable grounds to believe, based on information obtained from this investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Fund is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics.

The Selling Agent MUST sign below in order to substantiate compliance with FINRA Rule 2310.

X		X
Registered Representative Signature	Date	Office Manager Signature	Date

Registered Representative or Investment Manager Information Section — (Internal Use Only)
Registered Representative:	Upfront Fee: %
Firm Name:	Compliance Approval:
Selling Firm:	Registered Representative Phone:
Registered Representative Email:	Registered Representative Fax:
Registered Representative Address:

ADMINISTRATOR/GENERAL PARTNER COPY

No person is authorized to give any information or to make any representation not contained in this prospectus in connection with the matters described herein, and if give or made, such information or representation must not be relied upon as having been authorized by Rogers Internationals Raw Materials Fund, L.P., Beeland Management Company, L.L.C. or any other person. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities offered hereby to any person or by any person within any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom such offer or solicitation would be unlawful. The delivery of this prospectus at any time does not imply that information contained herein is correct as of any time subsequent to the date of its issue.

NEITHER BEELAND INTERESTS, INC. (“BEELAND INTERESTS”) NOR JAMES BEELAND ROGERS, JR. IS INVOLVED IN THE MANAGEMENT OF OR IS RESPONSIBLE IN ANY WAY FOR ROGERS INTERNATIONAL RAW MATERIALS INDEX FUND, L.P. (THE “INDEX FUND”) OR ITS GENERAL PARTNER, BEELAND MANAGEMENT COMPANY, L.L.C.

UNITS IN THE INDEX FUND ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY BEELAND INTERESTS OR JAMES BEELAND ROGERS, JR. NEITHER BEELAND INTERESTS NOR JAMES BEELAND ROGERS, JR. MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, NOR ACCEPTS ANY RESPONSIBILITY, REGARDING THE ACCURACY OR COMPLETENESS OF THIS PROSPECTUS OR ANY OTHER DOCUMENTS CONCERNING THE INDEX FUND’S UNITS, OR THE ADVISABILITY OF INVESTING IN SECURITIES OR COMMODITIES GENERALLY, OR IN UNITS OF THE INDEX FUND OR IN FUTURES PARTICULARLY.

BEELAND INTERESTS DOES NOT, NOR DOES ANY OF ITS AFFILIATES OR AGENTS, GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE ROGERS INTERNATIONAL COMMODITY INDEX (“RICI”), ANY SUB-INDEX THEREOF OR ANY DATA INCLUDED THEREIN. SUCH PERSON SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN AND MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY OWNERS OF UNITS IN THE INDEX FUND, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RICI, ANY SUB-INDEX THEREOF, ANY DATA INCLUDED THEREIN OR UNITS IN THE INDEX FUND. BEELAND INTERESTS DOES NOT, NOR DOES ANY OF ITS AFFILIATES OR AGENTS, MAKE ANY EXPRESS OR IMPLIED WARRANTIES, AND EACH EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RICI, ANY SUB-INDEX THEREOF, AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL BEELAND INTERESTS OR ANY OF ITS AFFILIATES OR AGENTS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.